As filed with the Securities and Exchange Commission on February 8, 2018

Registration No. 333-222572

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOLARGO, INC.

(Exact name of registrant as specified in its charter)

Delaware	2800	65-0159115
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

BioLargo, Inc.
14921 Chestnut St. Westminster, CA 92683

(949) 643-9540
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:
Christopher A. Wilson, Esq./Gerard L. Oskam, Esq.
Wilson & Oskam, LLP
9110 Irvine Center Drive
Irvine, CA 92618
Tel: (949) 752-1100/Fax: (949) 752-1144 cwilson@wilsonoskam.com

Agents and Corporations, Inc.

1201 Orange Street, Suite 600

Wilmington, DE 19801

(302) 575-0877

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company: X
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

i

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Shares of Common Stock, par value $0.00067 per share, to be sold by the Selling Stockholders	4,319,883	$0.41	$1,771,132	$220.51

(1)        Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) and (c) under the Securities Act of 1933, as amended.

(2)        Registration fee was paid previously.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Dated: February 8, 2018

PROSPECTUS

4,319,883 shares of common stock

This prospectus relates to the offer and sale of up to 4,319,883 shares of common stock, par value $0.00067, of Biolargo, Inc., a Delaware corporation, by (i) Vista Capital Investments, LLC (“Vista Capital”), (ii) FirstFire Global Opportunities Fund, LLC (“FirstFire”), (iii) Black Mountain Equities, Inc., (“Black Mountain”), and (iv) Gemini Master Fund LP (“Gemini”). In this prospectus, we sometimes refer to Vista Capital, FirstFire, Black Mountain, and Gemini collectively as the “selling stockholders,” or individually as a “selling stockholder.”

The shares of common stock being offered by Vista Capital have been or may be issued pursuant to the purchase agreement dated December 14, 2017 that we entered into with Vista. (See “The Vista Capital Transaction” below for a description of that agreement and “Selling Stockholders” for additional information regarding Vista Capital.)

The shares of common stock being offered by FirstFire have been or may be issued pursuant to the purchase agreement dated January 16, 2018 that we entered into with FirstFire. (See “The FirstFireTransaction” below for a description of that agreement and “Selling Stockholders” for additional information regarding FirstFire.)

The shares of common stock being offered by Black Mountain and Gemini may be issued pursuant to stock purchase warrants issued pursuant to Securities Purchase Agreements dated July 8, 2016, December 30, 2016 and July 18, 2017. See “The Black Mountain/Gemini Transactions” below for a description of those agreements and “Selling Stockholders” for additional information regarding Black Mountain and Gemini.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders. We may receive up to $820,000 aggregate gross proceeds in the event the warrants are exercised.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholders may sell the shares of common stock being registered pursuant to this prospectus. Each selling stockholder may be considered “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Since January 23, 2008, our common stock has been quoted on the OTC Markets “OTCQB” marketplace (formerly known as the “OTC Bulletin Board”, and referred to in this prospectus as the “OTC Markets”) under the trading symbol “BLGO.” On February 5, 2018, the last reported sale price of our common stock on the OTC Markets was $0.32.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 8, 2018

Unless otherwise specified, the information in this prospectus is set forth as of February 8, 2018, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this prospectus fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to “BioLargo,” the “company,” “our company,” “we,” “us” and “our,” we mean BioLargo, Inc., a Delaware corporation, and its subsidiaries, BioLargo Life Technologies, Inc., a California corporation, Odor-No-More, Inc., a California corporation, BioLargo Water USA, Inc., a California corporation (and its subsidiary, BioLargo Water, Inc., a Canadian corporation), BioLargo Maritime Solutions, Inc., a California corporation, BioLargo Development Corp., a California corporation, BioLargo Engineering, Science & Technologies, LLC, Tennessee limited liability company, and Clyra Medical Technologies, Inc., a California corporation. This prospectus contains forward-looking statements and information relating to BioLargo. See “Cautionary Note Regarding Forward Looking Statements” on page 12.

Our Company

BioLargo, Inc. is a Delaware corporation.

Our principal executive offices are located at 14921 Chestnut St., Westminster, California 92683. Our telephone number is (949) 643-9540.

The Offering

This prospectus covers 4,319,883 shares of stock, all of which are offered for sale by the selling stockholders.

Vista Capital Transaction

On December 18, 2017, we received $495,000 pursuant to a securities purchase agreement (the “Vista Agreement”) and a registration rights agreement (the “Vista RRA”) with Vista Capital and issued a convertible note (the “Vista Note”) to Vista Capital in the aggregate principal amount of $500,000 at 5% annual interest, which is convertible into shares of common stock of the Company at $0.394 per share, subject to the terms, and certain limitations and conditions, set forth in the Vista Agreement and Vista Note. The Vista Note matures on September 18, 2018.

Pursuant to the Vista Agreement, the Company issued 250,000 shares of common stock to Vista Capital as a commitment fee (the “Vista Commitment Shares”).

Under the Vista Note and Vista Agreement, the Company has reserved 1,316,668 shares of common stock for issuance upon conversion of the Vista Note. Pursuant to the Vista RRA, we agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering all shares of common stock into which the Vista Note is convertible and the Vista Commitment Shares.  The Vista Agreement requires the issuance of additional Vista Commitment Shares in the event the closing price of our common stock, on the earlier of the date the registration statement is deemed effective and 20 trading days following the six-month anniversary of the Vista Note, is lower than the closing price on December 18, 2017 (which was $0.41). In such event, additional Vista Commitment Shares would be issued such that the aggregate Vista Commitment Shares issued have the same value as the shares issued on December 18, 2017.

Vista Capital represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended). The Vista Note, the Vista Agreement, and the Vista RRA contain customary representations, warranties, agreements and conditions including indemnification rights and obligations of the parties.

The Company expects that proceeds received by the Company as a result of the Vista Note will be used for working capital and general corporate purposes.

FirstFire Transaction

On January 16, 2018, we entered into a securities purchase agreement (the “FirstFire Agreement”) and a registration rights agreement (the “FirstFire RRA”) with FirstFire.

In conjunction with the execution of the FirstFire Agreement, and receipt of funds, we issued a convertible promissory note ( the“FirstFire Note”) to FirstFire in the aggregate principal amount of $150,000 at 5% annual interest, which is convertible into shares of common stock of the Company at $0.394 per share, subject to the terms, and certain limitations and conditions, set forth in the FirstFire Agreement and the FirstFire Note. FirstFire may convert the FirstFire Note at any time. The Company may require the conversion of the FirstFire Note in the event the Company’s common stock has traded at a price per share of $0.75 or above for the ten trading days immediately preceding the mandatory conversion, and the shares underlying the conversion are subject to an effective registration statement filed with the SEC. The FirstFire Note matures on October 16, 2018.

Pursuant to the FirstFire Agreement, the Company issued 75,000 shares of common stock to FirstFire (the “FirstFire Commitment Shares”) as a commitment fee.

Under the FirstFire Note, the Company has reserved 394,949 shares of common stock for issuance upon its conversion. Pursuant to the FirstFire RRA, we agreed to file a registration statement with the SEC registering all shares of common stock into which the FirstFire Note is convertible and the FirstFire Commitment Shares. The FirstFire Agreement requires the issuance of additional FirstFire Commitment Shares in the event the closing price of our common stock, on the earlier of the date the registration statement is deemed effective and 20 trading days following the six-month anniversary of the FirstFire Note, is lower than the closing price on January 16, 2018. In such event, additional FirstFire Commitment Shares would be issued such that the aggregate FirstFire Commitment Shares issued have the same value as the shares issued on January 16, 2018.

FirstFire represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended). The FirstFire Note, the FirstFire Agreement, and the FirstFire RRA contain customary representations, warranties, agreements and conditions including indemnification rights and obligations of the parties.

The Company expects that proceeds received by the Company as a result of the FirstFire Note will be used for working capital and general corporate purposes.

Black Mountain and Gemini Transaction dated July 8, 2016

On July 8, 2016, we received $250,000 and issued convertible promissory notes (initially convertible at $0.45 per share) with a maturity date of July 8, 2017 to Black Mountain and Gemini in the aggregate principal amount of $280,000. Interest was charged upon issuance at 3% per annum. Concurrently, we issued these investors stock purchase warrants to purchase an aggregate 400,000 shares of our common stock, initially exercisable at $0.65 per share, which expire five years from the date of grant. Subject to certain exceptions, the exercise price of the stock purchase warrant may be adjusted downward in the event we sell our common stock or issue warrants at a lower price. Both Black Mountain and Gemini exercised their rights to convert their promissory notes to common stock, and on January 17, 2017, we issued an aggregate 640,889 shares in full payment of principal and interest due under the notes.

These warrants issued to Black Mountain and Gemini have since been repriced pursuant their terms (see “Warrant Reprice” below).

Black Mountain and Gemini Transaction dated December 30, 2016

On December 30, 2016, we received $250,000 and issued convertible promissory notes (initially convertible at $0.57 per share) with a maturity date of December 30, 2017 to Black Mountain and Gemini in the aggregate principal amount of $280,000. Interest was charged upon issuance at 3% per annum. Concurrently, we issued these investors stock purchase warrants to purchase an aggregate 400,000 shares of our common stock, initially exercisable at $0.75 per share, which expire five years from the date of grant. Subject to certain exceptions, the exercise price of the stock purchase warrant may be adjusted downward in the event we sell our common stock or issue warrants at a lower price. Both Black Mountain and Gemini exercised their rights to convert their promissory notes to common stock, and on July 20, 2017, we issued an aggregate 686,667 shares in full payment of principal and interest due under the notes.

These warrants issued to Black Mountain and Gemini have since been repriced pursuant their terms (see “Warrant Reprice” below).

Black Mountain and Gemini Transaction dated July 18, 2017

On July 18, 2017, we received $250,000 and issued convertible promissory notes (initially convertible at $0.42 per share) with a maturity date of July 8, 2018 to Black Mountain and Gemini in the aggregate principal amount of $280,000. Interest was charged upon issuance at 3% per annum. Concurrently, we issued these investors stock purchase warrants to purchase an aggregate 400,000 shares of our common stock, initially exercisable at $0.65 per share, which expire five years from the date of grant. Subject to certain exceptions, the exercise price of the stock purchase warrant may be adjusted downward in the event we sell our common stock or issue warrants at a lower price.

These warrants issued to Black Mountain and Gemini have since been repriced pursuant their terms (see “Warrant Reprice” below).

Warrant Reprice

Subsequent to the issuance of the warrants to Black Mountain and Gemini, we sold shares of our common stock at a price lower than the exercise price of the warrants. Pursuant to the terms of those warrants, the exercise price automatically reduced to the lowest price that we sold our shares, and the number of shares exercisable under the warrants increased such that the dollar amount required to fully exercise each warrant remained the same. Thus, for example, in July 2016 we issued warrants to purchase an aggregate 400,000 shares to Black Mountain and Gemini, exercisable at $0.65 per share. To purchase the 400,000 shares at $0.65 would require $260,000, payable to BioLargo. The exercise price of these warrants has now been reduced to $0.394 per share, and the number of shares issuable by BioLargo upon exercise of these warrants has been increased from 400,000 to 659,998.

In the aggregate, the warrants originally issued to Black Mountain and Gemini provided for the purchase of 1,200,000 shares. Because the exercise price has been reduced to $0.394 per share, the number of shares purchasable under the warrants has increased by 881,216, to an aggregate 2,081,216 shares.

As of February 8, 2018, there were 104,139,465 shares of our common stock outstanding, of which 70,564,188 shares were held by non-affiliates, including the 250,000 commitment shares that we have already issued under the Vista Agreement, and the 75,000 commitment shares that we have already issued under the FirstFire Agreement. If all of the 4,319,883 shares offered by the selling stockholders under this prospectus were issued and outstanding as of the date hereof, such shares would represent 3.4% of the total number of shares of our common stock outstanding and 4.9% of the total number of outstanding shares held by non-affiliates, in each case as of the date hereof.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Vista Capital, Black Mountain, or Gemini.

SECURITIES OFFERED

Common stock to be offered by the selling stockholder	4,319,883 shares consisting of:
	●	250,000 initial commitment shares issued to Vista Capital upon the execution of the Vista Agreement, and 160,000 additional commitment shares that may be issued to Vista Capital;
	●	1,316,668 shares issuable to Vista Capital upon conversion of the Vista Note;
	●	75,000 initial commitment shares issued to FireFire upon the execution of the FirstFire Agreement, and 42,000 additional commitment shares that may be issued to FirstFire;
	●	394,949 shares issuable to FirstFire upon conversion of the FirstFire Note;
	●	1,248,730 shares issuable to Gemini when and if Gemini exercises its right to purchase shares under its three stock purchase warrants; and
	●	832,486 shares issuable to Black Mountain when and if Black Mountain exercises its right to purchase shares under its three stock purchase warrants.

Common stock outstanding prior to this offering	104,139,465 shares, as of February 8, 2018. This amount includes the 250,000 initial commitment shares issued to Vista Capital upon execution of the Vista Agreement, and the 75,000 initial commitment shares issued to FirstFire upon execution of the FirstFire Agreement.

Common stock to be outstanding after giving effect to the issuance of the additional 4,319,883 shares registered hereunder	108,459,298 shares, which amount includes 104,139,465 shares outstanding as of February 8, 2018, and the 4,319,883 shares registered hereunder.

Use of Proceeds

We will receive no proceeds from the sale of shares of common stock by Vista Capital or FirstFire in this offering.  We may receive up to $820,000 aggregate gross proceeds under the stock purchase warrants should Black Mountain and Gemini exercise their rights to purchase shares under the warrants. Any proceeds that we receive from sales to Black Mountain and Gemini under the warrants will be used for working capital requirements of the Company’s business divisions and for research and development.   See “Use of Proceeds.”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

Symbol on the OTC Markets	“BLGO”

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to our Business

Our limited operating history makes evaluation of our business difficult.

We have limited historical financial data upon which to base planned operating expenses or forecast accurately our future operating results. Further, our limited operating history will make it difficult for investors and securities analysts to evaluate our business and prospects. Our failure to address these risks and difficulties successfully could seriously harm us.

We have never generated any significant revenues, have a history of losses and cannot assure you that we will ever become or remain profitable.

We have not yet generated any significant revenue from operations, and, accordingly, we have incurred net losses every year since our inception. To date, we have dedicated most of our financial resources to research and development, general and administrative expenses and initial sales and marketing activities. We have funded the majority of our activities through the issuance of convertible debt or equity securities. We anticipate net losses and negative cash flow to continue for the foreseeable future until such time as licensing or operating revenue is generated in sufficient amounts to offset operating losses. Our ability to achieve profitability is dependent upon our continuing research and development, product development, and sales and marketing efforts, and our ability to successfully license our technology. There can be no assurance that our revenues will be sufficient for us to become profitable or thereafter maintain profitability. We may also face unforeseen problems, difficulties, expenses or delays in implementing our business plan.

Our cash requirements are significant. The failure to raise additional capital will have a significant adverse effect on our financial condition and our operations.

Our cash requirements and expenses will continue to be significant. Our net cash used in continuing operations for the nine months ended September 30, 2017 was $3,074,645, and for the years ended December 31, 2016 and 2015 was $3,720,912 and $1,883,342, respectively. These negative cash flows are primarily related to operating losses and, to a lesser extent, fluctuations in working capital items. We expect to continue to use cash in 2018 as it becomes available, and we anticipate that we will require significant additional financing for working capital requirements for the foreseeable future to continue the development, marketing and licensure of our technology and products based on our technology. Although we have been successful in raising funds in the past, there can be no assurance that we will be able to successfully raise funds in the future. The failure to raise additional capital will have a significant adverse effect on our financial condition, our operations and our ability to market and sell our products. Our ability to continue as a going concern is dependent on our ability to raise capital, and ultimately to generate cash from operations.

We may require additional financing to sustain our operations and without it we may not be able to continue operations.

At September 30, 2017, we had working capital deficit of $2,165,714. The independent auditor’s report for the year ended December 31, 2016 includes an explanatory paragraph to their audit opinion stating that our recurring losses from operations and working capital deficiency raise substantial doubt about our ability to continue as a going concern. Our net cash used in continuing operations for the nine months ended September 30, 2017 was $3,074,645, and for the years ended December 31, 2016 and 2015 was $3,720,912 and $1,883,342, respectively. We do not currently have sufficient financial resources to fund our operations or those of our subsidiaries. Therefore, we need additional funds to continue these operations.

In August 2017, we entered into a purchase agreement with Lincoln Park Capital Fund LLC (“Lincoln Park”) through which we may direct Lincoln Park to purchase shares of our common stock at prices that depend on the market price of our stock (the “LPC Agreement”). Over time, and subject to multiple limitations, we may direct Lincoln Park to purchase up to $10,000,000 shares of our common stock. Since inception of the LPC Agreement, through December 31, 2017, we directed Lincoln Park to purchase 1,175,000 shares of our common stock, and received $511,085 in proceeds. The extent to which we rely on Lincoln Park as a source of funding in 2018 will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources.  If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs.  Even if we receive the full maximum commitment of $10,000,000 in aggregate gross proceeds from sales of our common stock to Lincoln Park, we may still need additional capital to fully implement our business, operating and development plans.  Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

From time to time, we issue stock, instead of cash, to pay some of our operating expenses. These issuances are dilutive to our existing stockholders.

We are party to agreements that provide for the payment of, or permit us to pay at our option, securities in consideration for services provided to us. We routinely pay employees, vendors and consultants in stock or stock options, rather than cash, for services provided, and we anticipate doing so in the future. All such issuances are dilutive to our stockholders because they increase (or can increase in the future) the total number of shares of our common stock issued and outstanding, even though such arrangements assist us with managing our cash flow at a time of increasing operating expenses coupled with decreased and further decreasing liquidity.

Our stockholders face further potential dilution in any new financing.

Any additional equity that we raise would dilute the interest of the current stockholders and any persons who may become stockholders before such financing. Given the low price of our common stock, such dilution in any financing of a significant amount could be substantial.

Our stockholders face further potential adverse effects from the terms of any preferred stock that may be issued in the future.

In order to raise capital to meet expenses or to acquire a business, our board of directors may issue additional stock, including preferred stock. Any preferred stock that we may issue may have voting rights, liquidation preferences, redemption rights and other rights, preferences and privileges. The rights of the holders of our common stock will be subject to, and in many respects subordinate to, the rights of the holders of any such preferred stock. Furthermore, such preferred stock may have other rights, including economic rights, senior to our common stock that could have a material adverse effect on the value of our common stock. Preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, can also have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, thereby delaying, deferring or preventing a change in control of our company.

There are several specific business opportunities we are considering in further development of our business. None of these opportunities is yet the subject of a definitive agreement, and most or all of these opportunities will require additional funding obligations on our part, for which funding is not currently in place.

In furtherance of our business plan, we are presently considering a number of opportunities to promote our business, to further develop and broaden, and to license, our technology with third parties. While discussions are underway with respect to such opportunities, there are no definitive agreements in place with respect to any of such opportunities at this time. There can be no assurance that any of such opportunities being discussed will result in definitive agreements or, if definitive agreements are entered into, that they will be on terms that are favorable to us.

Moreover, should any of these opportunities result in definitive agreements being executed or consummated, we may be required to expend additional monies above and beyond our current operating budget to promote such endeavors. No such financing is in place at this time for such endeavors, and we cannot assure you that any such financing will be available, or if it is available, whether it will be on terms that are favorable to our company.

The cost of maintaining our public company reporting obligations is high.

We are obligated to maintain our periodic public filings and public reporting requirements, on a timely basis, under the rules and regulations of the SEC. In order to meet these obligations, we will need to continue to raise capital. If adequate funds are not available, we will be unable to comply with those requirements and could cease to be qualified to have our stock traded in the public market. As a public company, we incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002, as well as related rules adopted by the SEC, has imposed substantial requirements on public companies, including certain corporate governance practices and requirements relating to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act.

We expect to incur future losses and may not be able to achieve profitability.

Although we are generating limited revenue from the sale of our products, and we expect to generate revenue from new products we are introducing, and eventually from other license or supply agreements, we anticipate net losses and negative cash flow to continue for the foreseeable future until our products are expanded in the marketplace and they gain broader acceptance by resellers and customers. Our current level of sales is not sufficient to support the financial needs of our business. We cannot predict when or if sales volumes will be sufficiently large to cover our operating expenses. We intend to expand our marketing efforts of our products as financial resources are available, and we intend to continue to expand our research and development efforts. Consequently, we will need to generate significant additional revenue or seek additional financings to fund our operations. This has put a proportionate corresponding demand on capital. Our ability to achieve profitability is dependent upon our efforts to deliver a viable product and our ability to successfully bring it to market, which we are currently pursuing. Although our management is optimistic that we will succeed in licensing our technology, we cannot be certain as to timing or whether we will generate sufficient revenue to be able to operate profitably. If we cannot achieve or sustain profitability, then we may not be able to fund our expected cash needs or continue our operations. If we are not able to devote adequate resources to promote commercialization of our technology, then our business plans will suffer and may fail.

Because we have limited resources to devote to sales, marketing and licensing efforts with respect to our technology, any delay in such efforts may jeopardize future research and development of technologies and commercialization of our technology. Although our management believes that it can finance commercialization efforts through sales of our securities and possibly other capital sources, if we do not successfully bring our technology to market, our ability to generate revenues will be adversely affected.

If we are not able to manage our anticipated growth effectively, we may not become profitable.

We anticipate that expansion will continue to be required to address potential market opportunities for our technology and our products. Our existing infrastructure is limited, is not scalable and will not support future growth, if any. There can be no assurance that we will have the financial resources to create new infrastructure, or that any such infrastructure will be sufficiently scalable to manage future growth, if any. There also can be no assurance that, if we invest in additional infrastructure, we will be effective in expanding our operations or that our systems, procedures or controls will be adequate to support such expansion. In addition, we will need to provide additional sales and support services to our partners if we achieve our anticipated growth with respect to the sale of our technology for various applications. Failure to properly manage an increase in customer demands could result in a material adverse effect on customer satisfaction, our ability to meet our contractual obligations, and our operating results.

Some of the products incorporating our technology will require regulatory approval.

The products in which our technology may be incorporated have both regulated and non-regulated applications. The regulatory approvals for certain applications may be difficult, impossible, time consuming and/or expensive to obtain. While our management believes such approvals can be obtained for the applications contemplated, until those approvals from the FDA or the EPA or other regulatory bodies, at the federal and state levels, as may be required are obtained, we may not be able to generate commercial revenues for regulated products. Certain specific regulated applications and their use require highly technical analysis and additional third-party validation and will require regulatory approvals from organizations like the FDA. Certain applications may also be subject to additional state and local agency regulations, increasing the cost and time associated with commercial strategies. Additionally, most products incorporating our technology that may be sold in the European Union (“EU”) will require EU and possibly also individual country regulatory approval. All such approvals, including additional testing, are time-consuming, expensive and do not have assured outcomes of ultimate regulatory approval.

We need to outsource and rely on third parties for the manufacture of the chemicals, material components or delivery apparatus used in our technology, and part of our future success will be dependent on the timeliness and effectiveness of the efforts of these third parties.

We do not have the required financial and human resources or capability to manufacture the chemicals that comprise our technology. Our business model calls for the outsourcing of the manufacture of these chemicals in order to reduce our capital and infrastructure costs as a means of potentially improving our financial position and the profitability of our business. Accordingly, we must enter agreements with other companies that can assist us and provide certain capabilities, including sourcing and manufacturing, which we do not possess. We may not be successful in entering into such alliances on favorable terms or at all. Even if we do succeed in securing such agreements, we may not be able to maintain them. Furthermore, any delay in entering into agreements could delay the development and commercialization of our technology or reduce its competitiveness even if it reaches the market. Any such delay related to such future agreements could adversely affect our business.

If any party to which we have outsourced certain functions fails to perform its obligations under agreements with us, the commercialization of our technology could be delayed or curtailed.

To the extent that we rely on other companies to manufacture the chemicals used in our technology, or sell or market products incorporating our technology, we will be dependent on the timeliness and effectiveness of their efforts. If any of these parties does not perform its obligations in a timely and effective manner, the commercialization of our technology could be delayed or curtailed because we may not have sufficient financial resources or capabilities to continue such efforts on our own.

We rely on a small number of key supply ingredients in order to manufacture our products.

All of the supply ingredients used to manufacture our products are readily available from multiple suppliers. However, commodity prices for these ingredients can vary significantly, and the margins that we are able to generate could decline if prices rise. If our manufacturing costs rise significantly, we may be forced to raise the prices for our products, which may reduce their acceptance in the marketplace.

If our technology or products incorporating our technology do not gain market acceptance, it is unlikely that we will become profitable.

The potential markets for products into which our technology can be incorporated are rapidly evolving, and we have many successful competitors including some of the largest and most well-established companies in the world (see, herein: “Description of Business—Competition.”) At this time, our technology is unproven in commercial use, and the use of our technology by others, and the sales of our products, is nominal. Although our industrial odor control product, CupriDyne Clean, has been through many commercial trials, few clients have purchased the product, and we consider this experience to be early and not complete. The commercial success of products incorporating our technology will depend on the adoption of our technology by commercial and consumer end users in various fields.

Market acceptance may depend on many factors, including:

●	the willingness and ability of consumers and industry partners to adopt new technologies from a company with little or no history in the industry;

●	our ability to convince potential industry partners and consumers that our technology is an attractive alternative to other competing technologies;

●	our ability to license our technology in a commercially effective manner;

●

our ability to continue to fund operations while our products move through the process of gaining acceptance, before the time in which we are able to scale up production to obtain economies of scale; and

●	our ability to overcome brand loyalties.

If products incorporating our technology do not achieve a significant level of market acceptance, then demand for our technology itself may not develop as expected, and, in such event, it is unlikely that we will become profitable.

Any revenues that we may earn in the future are unpredictable, and our operating results are likely to fluctuate from quarter to quarter.

We believe that our future operating results will fluctuate due to a variety of factors, including:

•	delays in product development by us or third parties;
•	market acceptance of products incorporating our technology;
•	changes in the demand for, and pricing of, products incorporating our technology;
•	competition and pricing pressure from competitive products; and
•	expenses related to, and the results of, proceedings relating to our intellectual property.

We expect our operating expenses will continue to fluctuate significantly in 2018 and beyond, as we continue our research and development and increase our marketing and licensing activities. Although we expect to generate revenues from licensing our technology in the future, revenues may decline or not grow as anticipated, and our operating results could be substantially harmed for a particular fiscal period. Moreover, our operating results in some quarters may not meet the expectations of stock market analysts and investors. In that case, our stock price most likely would decline.

We have limited product distribution experience, and we rely in part on third parties who may not successfully sell our products.

We have limited product distribution experience and rely in part on product distribution arrangements with third parties. In our future product offerings, we may rely solely on third parties for product sales and distribution. We also plan to license our technology to certain third parties for commercialization of certain applications. We expect to enter into additional distribution agreements and licensing agreements in the future, and we may not be able to enter into these additional agreements on terms that are favorable to us, if at all. In addition, we may have limited or no control over the distribution activities of these third parties. These third parties could sell competing products and may devote insufficient sales efforts to our products. As a result, our future revenues from sales of our products, if any, will depend on the success of the efforts of these third parties.

We may not be able to attract or retain qualified senior personnel.

We believe we are currently able to manage our current business with our existing management team. However, as we expand the scope of our operations, we will need to obtain the full-time services of additional senior management and other personnel. Competition for highly-skilled personnel is intense, and there can be no assurance that we will be able to attract or retain qualified senior personnel. Our failure to do so could have an adverse effect on our ability to implement our business plan. As we add full-time senior personnel, our overhead expenses for salaries and related items will increase from current levels and, depending upon the number of personnel we hire and their compensation packages, these increases could be substantial.

If we lose our key personnel or are unable to attract and retain additional personnel, we may be unable to achieve profitability.

Our future success is substantially dependent on the efforts of our senior management, particularly Dennis P. Calvert, our president and chief executive officer. The loss of the services of Mr. Calvert or other members of our senior management may significantly delay or prevent the achievement of product development and other business objectives. Because of the scientific nature of our business, we depend substantially on our ability to attract and retain qualified marketing, scientific and technical personnel. There is intense competition among specialized and technologically-oriented companies for qualified personnel in the areas of our activities. If we lose the services of, or do not successfully recruit, key marketing, scientific and technical personnel, then the growth of our business could be substantially impaired. At present, we do not maintain key man insurance for any of our senior management, although management is evaluating the potential of securing this type of insurance in the future as may be available.

Nondisclosure agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

In order to protect our proprietary technology and processes, we rely in part on nondisclosure agreements with our employees, potential licensing partners, potential manufacturing partners, testing facilities, universities, consultants, agents and other organizations to which we disclose our proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position. Since we rely on trade secrets and nondisclosure agreements, in addition to patents, to protect some of our intellectual property, there is a risk that third parties may obtain and improperly utilize our proprietary information to our competitive disadvantage. We may not be able to detect unauthorized use or take appropriate and timely steps to enforce our intellectual property rights.

We may become subject to product liability claims.

As a business that manufactures and markets products for use by consumers and institutions, we may become liable for any damage caused by our products, whether used in the manner intended or not. Any such claim of liability, whether meritorious or not, could be time-consuming and/or result in costly litigation. Although we maintain general liability insurance, our insurance may not cover potential claims of the types described above and may not be adequate to indemnify for all liabilities that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could harm our business and operating results, and you may lose some or all of any investment you have made, or may make, in our company.

Litigation or the actions of regulatory authorities may harm our business or otherwise distract our management.

Substantial, complex or extended litigation could cause us to incur major expenditures and distract our management. For example, lawsuits by employees, former employees, stockholders, partners, customers or others, or actions taken by regulatory authorities, could be very costly and substantially disrupt our business. Such lawsuits or actions could from time to time be filed against our company and/or our executive officers and directors. Such lawsuits and actions are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or actions on terms favorable to our company.

If we suffer negative publicity concerning the safety or efficacy of our products, our sales may be harmed.

If concerns should arise about the safety or efficacy of any of our products that are marketed, regardless of whether or not such concerns have a basis in generally accepted science or peer-reviewed scientific research, such concerns could adversely affect the market for those products. Similarly, negative publicity could result in an increased number of product liability claims, whether or not those claims are supported by applicable law.

The licensing of our technology or the manufacture, use or sale of products incorporating our technology may infringe on the patent rights of others, and we may be forced to litigate if an intellectual property dispute arises.

If we infringe or are alleged to have infringed another party’s patent rights, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, do not successfully defend an infringement action or are unable to have infringed patents declared invalid, we may:

•	incur substantial monetary damages;
•	encounter significant delays in marketing our current and proposed product candidates;
•	be unable to conduct or participate in the manufacture, use or sale of product candidates or methods of treatment requiring licenses;
•	lose patent protection for our inventions and products; or
•	find our patents are unenforceable, invalid or have a reduced scope of protection.

Parties making such claims may be able to obtain injunctive relief that could effectively block our company’s ability to further develop or commercialize our current and proposed product candidates in the United States and abroad and could result in the award of substantial damages. Defense of any lawsuit or failure to obtain any such license could substantially harm our company. Litigation, regardless of outcome, could result in substantial cost to, and a diversion of efforts by, our company.

Our patents are expensive to maintain, our patent applications are expensive to prosecute, and thus we are unable to file for patent protection in many countries.

Our ability to compete effectively will depend in part on our ability to develop and maintain proprietary aspects of our technology and either to operate without infringing the proprietary rights of others or to obtain rights to technology owned by third parties. Pending patent applications relating to our technology may not result in the issuance of any patents or any issued patents that will offer protection against competitors with similar technology. We must employ patent attorneys to prosecute our patent applications both in the United States and internationally. International patent protection requires the retention of patent counsel and the payment of patent application fees in each foreign country in which we desire patent protection, on or before filing deadlines set forth by the International Patent Cooperation Treaty (“PCT”). We therefore choose to file patent applications only in foreign countries where we believe the commercial opportunities require it, considering our available financial resources and the needs for our technology. This has resulted, and will continue to result, in the irrevocable loss of patent rights in all but a few foreign jurisdictions.

Patents we receive may be challenged, invalidated or circumvented in the future, or the rights created by those patents may not provide a competitive advantage. We also rely on trade secrets, technical know-how and continuing invention to develop and maintain our competitive position. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.

We are subject to risks related to future business outside of the United States.

Over time, we may develop business relationships outside of North America, and as those efforts are pursued, we will face risks related to those relationships such as:

•	foreign currency fluctuations;
•	unstable political, economic, financial and market conditions;
•	import and export license requirements;

•	trade restrictions;
•	increases in tariffs and taxes;
•	high levels of inflation;
•	restrictions on repatriating foreign profits back to the United States;
•	greater difficulty collecting accounts receivable and longer payment cycles;
•	less favorable intellectual property laws, and the lack of intellectual property legal protection;
•	regulatory requirements;
•	unfamiliarity with foreign laws and regulations; and
•	changes in labor conditions and difficulties in staffing and managing international operations.

The volatility of certain raw material costs may adversely affect operations and competitive price advantages for products that incorporate our technology.

Most of the chemicals and other key materials that we use in our business, such as minerals, fiber materials and packaging materials, are neither generally scarce nor price sensitive, but prices for such chemicals and materials can be cyclical. Super Absorbent Polymer (SAP) beads, which are a petrochemical derivative, have been subject to periodic scarcity and price volatility from time to time during recent years, although prices are relatively stable at present. Should the volume of our sales increase dramatically, we may have difficulty obtaining SAP beads or other raw materials at a favorable price. Supply and demand factors, which are beyond our control, generally affect the price of our raw materials. We try to minimize the effect of price increases through production efficiency and the use of alternative suppliers. If we are unable to minimize the effects of increased raw material costs, our business, financial condition, results of operations and cash flows may be materially adversely affected.

Certain of our products sales historically have been highly impacted by fluctuations in seasons and weather.

Industrial odor control products have proven highly effective in controlling volatile organic compounds that are released as vapors produced by decomposing waste material. Such vapors are produced with the highest degree of intensity in temperatures between 40 degrees Fahrenheit (5 degrees Celsius) and 140 degrees Fahrenheit (60 degrees Celsius). When weather patterns are cold or in times of precipitation, our clients are less prone to use our products, presumably because such vapors are less noticeable or, in the case of precipitation, can be washed away or altered. This leads to unpredictability in use and sales patterns.

Risks Relating to our Common Stock

The sale or issuance of our common stock to Lincoln Park may cause dilution, and the sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.

On August 25, 2017, we entered into the LPC Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $10,000,000 of our common stock. Concurrently with the execution of the LPC Agreement, we issued 488,998 shares of our common stock to Lincoln Park as an initial fee for its commitment to purchase shares of our common stock under the LPC Agreement.  The purchase shares that may be sold pursuant to the LPC Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 36-month period commencing September 22, 2017. The purchase price for the shares that we may sell to Lincoln Park under the LPC Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall. In addition, our company will issue up to an additional 488,998 commitment shares, pro rata for no additional consideration, when and if Lincoln Park purchases (at our discretion) the $10,000,000 aggregate commitment.  For example, if we elect, at our sole discretion, to require Lincoln Park to purchase $25,000 of our stock then we would issue 1,222 additional commitment shares, which is the product of $25,000 (the amount we have elected to sell) divided by $10,000,000 (total amount we can sell to Lincoln Park pursuant to the LPC Agreement) multiplied by 488,998 (the total number of additional commitment shares). The additional commitment shares will only be issued pursuant to this formula as and when we elect at our discretion to sell stock to Lincoln Park.

We generally have the right to control the timing and amount of any sales of our shares to Lincoln Park.  Sales of our common stock, if any, to Lincoln Park will depend on market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the shares of our common stock that may be available for us to sell pursuant to the LPC Agreement.  If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire to effect sales.

Our common stock is thinly traded and largely illiquid.

Our stock is currently quoted on the OTC Markets (OTCQB). Being quoted on the OTCQB has made it more difficult to buy or sell our stock and from time to time has led to a significant decline in the frequency of trades and trading volume. Continued trading on the OTCQB will also likely adversely affect our ability to obtain financing in the future due to the decreased liquidity of our shares and other restrictions that certain investors have for investing in OTCQB traded securities. While we intend to seek listing on the Nasdaq Stock Market (“Nasdaq”) or another stock exchange when our company is eligible, there can be no assurance when or if our common stock will be listed on Nasdaq or another stock exchange.

The market price of our stock is subject to volatility.

Because our stock is thinly traded, its price can change dramatically over short periods, even in a single day. An investment in our stock is subject to such volatility and, consequently, is subject to significant risk. The market price of our common stock could fluctuate widely in response to many factors, including:

•	developments with respect to patents or proprietary rights;
•	announcements of technological innovations by us or our competitors;
•	announcements of new products or new contracts by us or our competitors;
•	actual or anticipated variations in our operating results due to the level of development expenses and other factors;
•	changes in financial estimates by securities analysts and whether any future earnings of ours meet or exceed such estimates;
•	conditions and trends in our industry;
•	new accounting standards;
•	general economic, political and market conditions and other factors; and
•	the occurrence of any of the risks described in this prospectus.

You may have difficulty selling our shares because they are deemed “penny stocks”.

Because our common stock is not quoted on the Nasdaq National Market or Nasdaq Capital Market or listed on a national securities exchange, if the trading price of our common stock remains below $5.00 per share, which we expect for the foreseeable future, trading in our common stock will be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction before the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer and current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed on broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of our common stock and the ability of holders of our common stock to sell their shares.

Because our shares are deemed “penny stocks,” FINRA rules make it difficult to remove restrictive legends.

Rules put in place by the Financial Industry Regulatory Authority (FINRA) require broker-dealers to perform due diligence before depositing unrestricted common shares of penny stocks, and as such, some broker-dealers, including large national firms, are refusing to deposit previously restricted common shares of penny stocks. As such, it may be more difficult for purchasers of shares in our private securities offerings to deposit the shares with broker-dealers and sell those shares on the open market.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates in value.

We have never declared or paid a cash dividend to stockholders. We intend to retain any earnings that may be generated in the future to finance operations. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that the expectations underlying our forward-looking statements are reasonable, these expectations may prove to be incorrect, and all of these statements are subject to risks and uncertainties. Therefore, you should not place undue reliance on our forward-looking statements. We have included important risks and uncertainties in the cautionary statements included in this prospectus, particularly the section titled “Risk Factors” incorporated by reference herein. We believe these risks and uncertainties could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections or expectations prove incorrect, actual results, performance or financial condition may vary materially and adversely from those anticipated, estimated or expected. Our forward-looking statements do not reflect the potential impact of future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not assume any obligation to update any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law. In the light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders Vista Capital, FirstFire, Black Mountain, and Gemini. We will receive no proceeds from the sale of shares of common stock by Vista Capital or FirstFire in this offering. We may receive up to $820,000 aggregate gross proceeds under the warrants should Black Mountain and/or Gemini choose to exercise their rights to purchase shares under the warrants. See “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use any proceeds that we receive under the exercise of the warrants to help fund general working capital for our corporate operations.

DIVIDEND POLICY

We have never declared or paid a cash dividend to stockholders. We intend to retain any earnings that may be generated in the future to finance operations.

CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and our capitalization as of September 30, 2017 (unaudited), and as adjusted to give effect to the sale of the shares offered hereby and the use of proceeds, as described in the section titled “Use of Proceeds” above.

You should read this information in conjunction with “Managements’ Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017.

	As of September 30, 2017
	Actual (unaudited)	As Adjusted (1)
CASH AND CASH EQUIVALENTS	$1,251,951	$2,071,951

STOCKHOLDERS’ DEFICIT:
Convertible Preferred Series A, $.00067 Par Value, 50,000,000 Shares Authorized, -0- Shares Issued and Outstanding, at December 31, 2016 and September 30, 2017.	—	—
Common stock, $.00067 Par Value, 200,000,000 Shares Authorized, 101,734,166 Shares Issued at September 30, 2017, and 106,053,999 Shares Issued, as adjusted.	68,186	70,630
Additional paid-in capital	95,761,931	96,579,487
Accumulated deficit	(98,862,024)	(98,862,024)
Accumulated other comprehensive loss	(57,951)	(57,951)

Total Biolargo stockholders’ deficit	(3,089,858)	(2,269,858)
Non-controlling interest	688,528	688,528
Total stockholders’ deficit	$(2,401,330)	$(1,581,330)

Total liabilities and stockholders’ deficit	$1,741,195	$2,561,195

(1)	Assumes Black Mountain and Gemini purchase all shares available under their warrants, for an aggregate $820,000.

DILUTION

The net tangible book value of our company as of September 30, 2017 was $(2,401,330), or approximately $(0.024) per share of common stock. Net tangible book value per share is determined by dividing the net tangible book value of our company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

Assuming net proceeds of $820,000 from the sale of shares to Black Mountain and Gemini, assuming they exercise their rights to purchase all the shares available under their warrants, our adjusted net tangible book value as of September 30, 2017 would have been $(1,581,330) or $(0.015) per share. This represents an immediate increase in net tangible book value of $0.0086 per share to existing stockholders.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

Since January 23, 2008, our common stock has been quoted on the OTC Markets “OTCQB” marketplace (formerly known as the “OTC Bulletin Board”) under the trading symbol “BLGO”.

The table below represents the quarterly high and low closing prices of our common stock for the last three fiscal years as reported by www.otcmarkets.com.

	2014		2015		2016		2017
	High	Low	High	Low	High	Low	High	Low
First Quarter	$0.54	$0.24	$0.46	$0.27	$0.49	$0.32	$0.83	$0.47
Second Quarter	$1.09	$0.36	$0.39	$0.26	$0.48	$0.31	$0.53	$0.39
Third Quarter	$0.83	$0.45	$0.72	$0.30	$0.96	$0.40	$0.66	$0.42
Fourth Quarter	$0.53	$0.31	$0.66	$0.43	$0.86	$0.64	$0.52	$0.39

The closing price for our common stock on February 5, 2018, was $0.32 per share.

Holders of our Common Stock

As of February 8, 2018, 104,139,465 shares of our common stock were outstanding and held by approximately 650 stockholders of record, and approximately 2,700 beneficial owners.

Dividends

We have never declared or paid a cash dividend to stockholders. We intend to retain any earnings that may be generated in the future to finance operations.

Securities Authorized for Issuance Under Equity Compensation Plans

On August 7, 2007, our board of directors adopted the BioLargo, Inc. 2007 Equity Incentive Plan (“2007 Equity Plan”) as a means of providing our directors, key employees, and consultants additional incentive to provide services. This plan expired on September 6, 2017. The Compensation Committee administers this plan. The plan allowed for grants of common shares or options to purchase common shares. As plan administrator, the Compensation Committee has sole discretion to set the price of the options. The Compensation Committee may at any time amend the plan.

Under the 2007 Equity Plan, as amended in 2011, 12,000,000 shares of our common stock are reserved for issuance under awards. Only shares actually issued under the 2007 Equity Plan will reduce the share reserve. If we acquire another entity through a merger or similar transaction and issue replacement awards under the 2007 Equity Plan to employees, officers and directors of the acquired entity, those awards, to the extent permitted under applicable laws and securities exchange rules, will not reduce the number of shares reserved for the 2007 Equity Plan.

The 2007 Equity Plan imposes additional maximum limitations, which limitations will be adjusted to take into account stock splits, reverse stock splits and other similar occurrences. The maximum number of shares that may be issued in connection with incentive stock options granted to any one person in any calendar year intended to qualify under Internal Revenue Code Section 422 is 160,000 shares. The maximum number of shares that may be subject to stock options or stock appreciation rights granted to any one person in any calendar year is 200,000 shares, except that this limit is 400,000 shares if the grant is made in the year of the recipient’s initial employment. The maximum number of shares that may be subject to restricted stock or restricted stock units granted to any one person in any calendar year is 200,000 shares. The maximum number shares that may be subject to awards granted to any one Participant in any calendar year of (i) performance shares, and/or performance units (the value of which is based on the fair market value of a share), is 200,000 shares; and (ii) of performance units (the value of which is not based on the fair market value of a share) that could result in a payment of more than $500,000.

In addition to the 2007 Equity Plan, our board of directors has approved a plan for employees, consultants and vendors by which outstanding amounts owed to them by our company may be converted to common stock or options to purchase common stock. The conversion and exercise price is based on the closing price of our common stock on the date of agreement. If an option is issued, the number of shares purchasable by the option is calculated by dividing the amount owed by the exercise price, times one and one-half.

Equity Compensation Plan Information as of September 30, 2017

	Number of securities
	to be issued upon	Weighted average	Number of
	exercise of	exercise price of	securities
	outstanding options,	outstanding options,	remaining available
Plan category	warrants and rights	warrants and rights	for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)(2)	10,256,586	$0.44	---
Equity compensation plans not approved by security holders (3)	19,244,379	0.51	n/a
Total	29,500,965	$0.49	---

(1)

We have one equity compensation plan approved by our stockholders – the 2007 Equity Incentive Plan (the “2007 Equity Plan”). The 2007 Equity Plan was adopted by our board of directors on August 7, 2007 and approved by our stockholders at the 2007 Annual Meeting of Stockholders on September 6, 2007, and amended by our stockholders in 2011.

(2)	The 2007 Equity Plan expired September 6, 2017. No further awards under the plan will be made.
(3)

This includes various issuances to specific individuals either as a conversion of un-paid obligations pursuant to a plan adopted by our board of directors, or as part of their agreement for services. Of this amount, options to purchase 2,400,000 shares expired on January 10, 2018.

DESCRIPTION OF BUSINESS

BioLargo, Inc. is a corporation organized under the laws of the state of Delaware. Since January 23, 2008, our common stock has been quoted on the OTC Bulletin Board (now called the OTCQB – the OTC Markets “Venture Marketplace”) under the trading symbol “BLGO”.

When we refer in this prospectus to “BioLargo,” the “company,” “our company,” “we,” “us” and “our,” we mean BioLargo, Inc., and our subsidiaries, including BioLargo Life Technologies, Inc., to hold our intellectual property; Odor-No-More, Inc., to manufacture, market, sell and distribute our odor control products; BioLargo Water USA, Inc. and its Canadian subsidiary BioLargo Water, Inc., to develop and market our AOS water treatment technologies; BioLargo Engineering, Science & Technologies, LLC, a professional engineering division; BioLargo Maritime Solutions, Inc., to organize and evaluate business opportunities in and around the maritime industry for our technologies; and BioLargo Development Corp., which employs and provides benefits to our employees. We also own approximately 46% of Clyra Medical Technologies, Inc., an entity we formed to commercialize our technologies in the medical and dental fields.

Our corporate offices are located at 14921 Chestnut St., Westminster, California 92683. We have a research facility and offices at the University of Alberta in Canada, and our engineering team is located at 105 Fordham Road in Oak Ridge, Tennessee. Our telephone number is (949) 643-9540. Our principal corporate website is www.BioLargo.com. We also maintain a blog at www.biolargo.blogspot.com. Several of our products are offered at www.odornomore.com, www.cupridyne.com, and www.deodorallsport.com. We also maintain www.clyramedical.com, www.biolargowater.com and www.biolargowater.ca. The information on our websites and blog is not, and shall not be deemed to be, a part of this prospectus.

Our Business

Our goal is to make life better by delivering sustainable engineering services, as well as technology-based products that help solve some of the most widespread problems threatening the world's supply of water, air, food, agriculture, healthcare and energy. We create and refine intellectual property that forms a foundation from which to build and create break-through products and technology for licensure to commercial partners. Our products harness the power of iodine – “Nature’s Best Solution” – to eliminate contaminants that threaten our water, our health and our quality of life.

We invent, patent, prove and partner – to create best-of-class products and technology for commercialization as we build value for our stockholders and deliver benefits to our world.

Invent – Three Platform Technologies

We feature three patent protected platform technologies with diverse product opportunities across multiple industries – the AOS (Advanced Oxidation System), CupriDyne, and Isan. Each features the use of the all-natural iodine molecule. While they all use iodine, they are quite different in terms of the methods by which they exploit the use of iodine, and the form and composition of iodine used, and therefore their function and value proposition can be quite different for each commercial application.

AOS

The AOS is our invention that combines iodine, water filter materials and electricity within a water treatment device. Our AOS generates extremely high oxidation potential within the device to achieve extremely high rates of disinfection to eliminate infectious biological pathogens like Salmonella enterica, Listeria monocytogenes and Escherichia coli, as well as a model virus Bacteriophage T4. It is also able to oxidize and break-down, or otherwise eliminate, or remove, soluble organic contaminants like acids, solvents, sulfur compounds, oil and gas by-products, and pharmaceutical by-products commonly found in a wide variety of contaminated water sources. The AOS’ extremely high oxidation potential, generated using extremely low levels of energy, is the key.

The term “oxidation potential” refers to the measure of the performance by which an oxidant is able to “break down” a material through removing electrons and sometimes by the addition of oxygen. Two commonly understood examples of oxidation are the rusting of a shipyard anchor by salty air and the breakdown and conversion of wood into ash by fire and oxygen. The key to our AOS is its ability to generate extremely high oxidation potential in a continuous flow device that attacks contaminants in water flowing through it. Aside from its measurably superior disinfection rates, the AOS also boasts substantially lower power consumption rates than competing advanced water treatment technologies such as UV, electro-chlorination, or ozonation. For some applications, it is this value proposition that sets the AOS technology above other water treatment options, as the AOS may allow safe and reliable water treatment for a fraction of the cost of its competitors and may even enable advanced water treatment in applications where it otherwise would have been prohibitively costly. Our AOS embodies a break-through in science which led to BioLargo’s co-founding of multi-year research chair whose goal was to solve the contaminated water issues associated with the Canadian Oil Sands at the University of Alberta Department of Engineering in conjunction with the top five oil companies in Canada, the regional water district, and various environmental agencies of the Canadian government. This project concluded in 2016. We believe at such time as the industry moves forward to solve these issues, the opportunity for our participation will present itself. Our work is continually expanding into a number of commercial applications with a key focus on wastewater treatment, food processing, agriculture, and oil and gas. We are also at the early stages of evaluating opportunities in the maritime industry, storm drain recapture/recycling, and drinking water. Our AOS is an award-winning invention that is supported by science and engineering financial support and grants from various federal and provincial funding agencies in Canada. Our first grant in the United States was recently awarded by the Metropolitan Water District of Southern California through their Innovative Conservation Program. Financial support is expanding concurrently with ongoing work to commercially develop the latest AOS designs. We believe the AOS has an important and substantial commercial opportunity in every segment of the water treatment industry, and we believe it should find early market adoption in helping manage wastewater.

Following extensive validation testing and refinement of the basic operating system, we have begun a commercial prototype development project that includes important third party commercial validation studies and the design of its computer automation system. These next steps lead us to a product ready for commercial markets. In August 2016, we introduced our first “Alpha” prototype at our annual technical symposium. The “alpha” project was executed in collaboration with technical personnel at the Northern Alberta Institute of Technology (“NAIT”)'s Center for Sensors and Systems Integration and with NAIT's Applied Bio/Nanotechnology Industrial Research Chair. Bolstered by financial support provided by the Alberta Innovates nanoPDP program, this project focused on the development of a first-generation prototype system that incorporates a sensor platform to monitor various water parameters through online real-time data acquisition. The Alpha AOS system enables further scale up and testing in industrial settings, and work has commenced to develop a “Beta” unit for first stage commercial trials. Although we expect work on the Beta unit to continue for some time, we are ready now to design and engineer a working prototype for a commercial client. Once this Beta prototype development phase is complete, we intend to focus on producing multiple commercial ready pilot units for testing with various interested industrial clients and on securing regulatory approvals where required. We are in the process of refining our strategic plan to more narrowly focus our efforts on markets where we believe we can make an important contribution, faster adoption rates, and meaningful economic inroads.

Our AOS is being developed as a flexible modular system to allow for a wide variety of sizes, configurations and functional uses to be deployed to meet a wide variety of unique and special requirements of customers across a wide range of industries.

In February 2017, Mark Lambert joined our team as a “strategic advisor” to help develop and refine our commercialization plan for AOS. Mr. Lambert has over 25 years of experience as a senior level executive with extensive experience in the water, renewable energy and environmental services industries.

In July 2017, we hired Shan Yong, PhD as the Director of Business Development for the BioLargo AOS. Dr. Yong has more than 14 years of experience in international business development and technology consulting in the water and environmental sector.

We recently completed three commercial bench-scale pilot studies to validate performance of the AOS with industry-provided water. Two of these studies were supervised and audited by a commercial engineering firm. The outcome of the studies confirmed high levels of efficacy for disinfection, destruction and removal of soluble organics in a potential client’s actual waste stream.

CupriDyne® Technology

Our CupriDyne technology is used to efficiently deliver iodine in various products. It can be delivered in any physical form and can be combined with other ingredients, such as fragrances in our odor control products, and surfactants in our stain removal and odor control products. Additional ingredients can often be added without sacrificing its practical and safe functions as well as its oxidation potential. Our product designs include liquids, sprays, gels, powders, coatings and absorbents.

Safety and efficacy are key for CupriDyne. Each of our product designs delivers iodine safely and precisely to achieve effective odor control, stain-removal, or surface washing, and in some applications at high doses, broad-spectrum disinfection. CupriDyne’s primary ingredients, as well as reaction by-products, are “generally recognized as safe” (“G.R.A.S.”) by the U.S. Food and Drug Administration as food additives in their basic forms. CupriDyne’s commercial product opportunities are diverse, and we have an extensive menu of product designs in various stages of commercialization and licensure development, discussed in detail below in the “Commercial, Household and Personal Care Products” and “CupriDyne Clean – Industrial Odor Control” sections.

We believe CupriDyne is unique. The iodine most of us are familiar with, sold in pharmacies and used by hospitals, has severe limitations – it is considered toxic, causes staining, and contains a limited dose of the active oxidizing ingredient. Our CupriDyne technology, on the other hand, directly addresses many of these shortcomings – it delivers iodine’s oxidizing ingredient (“free iodine”) with precision, ranging from very small doses up to very large doses with more than 30 times the performance of chlorine. We can deliver iodine that is both non-toxic and non-staining, thus extending its usefulness well beyond historical product applications.

Our CupriDyne technology is flexible, allowing product designs to incorporate varying dosing levels. Some product designs focus on odor, and do not act as disinfectants. Some product designs do act as disinfectants, and would require regulatory approval to make such claims.

Isan System

The Isan System is a reliable and efficient automated iodine dosing system. It is the winner of a Top 50 Water Technology Award by the Artemis Project and a Dupont Innovation Award. Its precise dosing combined with a straight-forward “set-it-and-forget-it” automated computer controlled system are the keys to its success. The system features controlled measuring, flow rate, dosing and iodine extraction/removal technology as well as an automatic tracking system that precisely delivers iodine in calibrated doses into a water steam or container of water. The Isan system has been proven to substantially reduce the incidence of fungal growth, spoilage, microorganisms and pathogens in water and on food. The system is capable of functioning at the high flow rates commensurate with industrial disinfection needs.

First developed in Australia, the Isan system was initially registered with the Australian Pesticides and Veterinary Medicines Authority (“APVMA”) and Food Standards Australia and New Zealand (“FSANZ”) in Australia and New Zealand. The system has meaningful applications and commercial value in any industry that can benefit from precise and effective dosing of iodine in water, such as: agriculture, food production and processing, manufacturing, industrial water processes and irrigation supply. See “Clarion Water” below for information on our efforts of our licensee to commercialize the Isan system.

Prove - a Continual Process

We have invested time and money in a wide array of third party testing, side-by-side comparisons and third party verifications to support our most important technical claims. The basic attributes of iodine are well understood by science and industry. We have evidence and experience to substantiate the following bold claims:

o	AOS- when we internally compared it to the best of class competition it appears that we are:
■	more effective
■	less costly
■	faster
o	CupriDyne
■	Oxidizes Volatile Organic Compounds like H2S, Sulfur Compounds, Ammonia, Fatty Acids, Mercaptans, Polyaromatic Compounds
■	Total odor elimination
■	Non-toxic and gentle
■	Generally Accepted As Safe (G.R.A.S.) – ingredients and by products are GRAS according to the FDA
■	Broad spectrum efficacy
■	Potent (less than 1/20th the dose of competing ingredients (like chlorine) to achieve similar results)
■	Increases holding power of absorbents by up to six times
■	Enhanced flocculation
■	Nutritive

Isan System

■	Precise iodine dosing
■	Anti-bacterial, anti-fungal, anti-viral
■	Effective against top five plant pathogens
■	Promotes extended shelf-life
■	Enhances root growth and foliage growth for healthier plants
■	Low corrosion

Partner – a Smart Strategic Decision

We seek to develop commercial partnerships with other companies who will partner with us and pay us for a negotiated contractual right to use our intellectual property (patents, formulas, designs, claims, know-how, secrets), in order to expand their business for their own commercial purposes. In those instances, we seek a reasonable deposit, a minimum commitment to volume, and a percentage of sales for a mutually agreeable term and territory. We believe this licensing model will prove successful and meaningful for our company.

We choose to pursue a licensing strategy for its obvious and well-understood high margins, potential for explosive revenue potential and capital conserving features. While this business model can also be highly dependent upon macro-economic factors like the relative stability of the national and international economy as well as the cyclical nature of business, politics and climate for innovation and competing technical advances, we believe this is an appropriate strategy for our company.

We have a number of examples of strategic alliance or partnering initiatives whereby we are advancing both our science, our patents, our proof of claims, field trials and our commercial opportunities. There are a number of noteworthy examples:

The University of Alberta

We are engaged in a cooperative research relationship with the University of Alberta and its researchers in Edmonton, Canada. The offices and lab of our Canadian subsidiary, BioLargo Water, Inc., and our staff researchers, are located within the University of Alberta research center at Agri-Food Discovery Place. We are able to utilize the extensive resources of the University and its researchers on a contract for hire basis as needed. We work closely with the Department of Agricultural, Food and Nutritional Science at the University of Alberta and its Department of Engineering, and partner with University professors on government and industry sponsored financial awards and grants to support our ongoing research and development as we refine the AOS in preparation of commercial pilots and commercial designs. We have received over 50 grants thus far. Generally, the financial awards take on two common themes: first, science and engineering grants in which the University of Alberta is the primary recipient and contracting party with the grant agency to support work on and around our technology; and second, direct grants in which our Canadian subsidiary is the contracting party to support ongoing science and engineering to advance our AOS towards commercialization, sometimes supporting the work of PhD students at the University. In both cases, the financial awards support much, but not all, of the research budget and related costs. Our research arrangement with the University has three high value propositions for BioLargo: (i) a depth of resources and talent to accomplish highly skilled work, (ii) financial aid to support research and development costs and (iii) independent and credible validation of our technical claims.

Clarion Water

On August 18, 2014, we entered into a manufacturing and distribution license agreement for our Isan® system with Clarion Water, a new operating division of InsulTech Manufacturing, LLC (www.insultech.com), the latter of which has over 20 years of commercial success around the globe representing hundreds of millions in sales of technical products to Fortune 100 companies.

Co-owned with Peter Holdings, Ltd. through a joint venture agreement, the Isan system leverages the power of iodine to provide the world’s most effective disinfection dosing systems. It has been referred to as one of the most important technical advancements in food safety in the past 20 years. It won a “top 50 water company award” by the Artemis Project in 2010 and a DuPont Innovation Award for its excellence in science and innovation in 2004.

Per the terms of our license agreement, Clarion is obligated to pay royalties on revenue equal to 10%. As we jointly own the Isan System with Peter Holdings, Ltd., all royalties are to be shared equally with Peter Holdings, Ltd. The intellectual property subject to the license agreement includes all intellectual property related to the Isan System, including all patents, trademarks, proprietary knowledge, and other similar know-how or rights relating to or arising out of the Isan System or the patents related to the Isan System. The agreement contains other terms and conditions typically found in intellectual property license agreements.

Since licensing the technology, Clarion completed a comprehensive technical and engineering update to the Isan System, featuring a new automated touch screen user interface, enhanced security, enhanced control features for increased monitoring and sensing, and adding automated functionality providing users unmatched flexibility, reliability and control over this state-of-the-art disinfectant delivery system, and begun commercial trials. In 2016, it received approval from the U.S. Environmental Protection Agency for use of Isan generated iodine, “IoMax,” as it is delivered in poultry drinking water.  In 2017 Clarion received approval for expanded uses of its IoMax iodine, including for sanitizing livestock drinking water, livestock barns and vehicles, milking and dairy related equipment, food grade egg shells, retort cooling water, HVAC units, and general farm premises. Clarion has also begun a process to expand regulatory coverage for additional uses in agriculture and for food safety. Clarion is evaluating various high value applications that require additional regulatory approvals, proof of claims and investment. Given the early stage of commercial development, as of the date of this prospectus, we have yet to receive royalties from Clarion pursuant to this license agreement. We continue to work with Clarion to evaluate various choices about how to move forward and to expand opportunities for the Isan and IoMax products.

Downeast Logistics

In late 2013, we entered into a cooperative selling and distribution agreement with Downeast Logistics, a certified “Service-Disabled Veteran-Owned Small Business” (SDVOSB), as our distribution partner to facilitate our first order to the US Government. Downeast has been instrumental in developing ongoing sales to the United States Military. We have six products with National Stocking Numbers.

In March 2016, two of our product lines (consisting of 9 SKUs) of Nature’s Best Science products were awarded a five-year U.S. General Services Administration (GSA) supply contract, under schedule 65IIA for medical equipment and supplies. The award opens up access to these products through “GSA Advantage”, the online shopping and ordering system that provides government agencies access to thousands of contractors and millions of supplies (products) and services. We intend to apply for inclusion of additional existing and future products into GSA Advantage, including our industrial odor control product, CupriDyne Clean. In December 2016, these same product lines as well as our CupriDyne Clean Industrial Odor Eliminator were accepted to the DOD eMALL which is another purchasing portal for the Defense Department and other State and Federal agencies. As of the date of this prospectus, our products are approved for sale and available to all branches of government at the federal, state and local levels through five different purchasing portals.

Downeast Logistics has operated for more than 13 years, and will continue to offer our products through multiple channels of the US Government. Its designation as a SDVOSB places Downeast Logistics within a group of highly sought after vendors to the US government. Odor-No-More has registered itself as well as several products with several procurement agencies of the US Government. Downeast purchased approximately $24,000 in product from us in the six months ended September 30, 2017.

Industrial Odor Control - CupriDyne Clean

Our CupriDyne Clean industrial products are designed to tackle tough odors in various industrial settings, such as waste processing and recycling operations, waste-water treatment facilities, waste to energy conversion operations, materials recovery facilities, food processing operations, and livestock production facilities with CupriDyne Clean. We have been told by prospective customers and experts from these markets that effective odor control for these prospective customer groups is in among the top on a list of priorities in their daily operations and their commitment to serve their local communities where they operate. We believe our product is unique and offers competitive advantages in many markets. At waste processing facilities, for example, many operators use fragrances to mask odors produced from processing and recycling waste. In contrast, our product eliminates odors on contact without fragrances, and at a lower price. Based on our test marketing and trials, we believe that many industries that must contend with odors from ammonia, fatty acids, sulfur, or mercaptans are dissatisfied with the current competing odor control products, place a high value on odor control solutions that actually work, and are willing, with good evidence and testimonials, to test and trial new products like our CupriDyne Clean as they search for a solution to these common and troublesome odor problems.

Our product website can be seen at www.cupridyne.com. We have had some initial success selling CupriDyne Clean to solid waste and recycling companies and wastewater treatment companies that encourages us to continue our marketing and sales efforts in these areas. The operations of the companies in the waste handling industry segment often include transfer stations and landfill facilities. There are many large companies that dominate that marketplace. A leading information source for the waste handling industry named Waste 360 reports the revenues of the top 100 firms within the waste and recycling industry at roughly $46 billion in annual revenues based on 2015 figures. These companies often have layers of staff that participate in decision making related to using a new product like ours. They all deploy a menu of odor abatement strategies, systems, products and processes that are already in place. Often, as we present our new product and its claims, we are met with disbelief. So, while they all face an odor challenge by the very nature of their operations, they frequently are unable to believe that there is a product like ours that actually works and is safe and affordable. As a result, it has taken us more time, more work, and more money to assemble the track record, data, and third-party testimonials to begin breaking through to adoption in this industry. In mid-2017, we broke through these barriers and signed “national purchasing agreements” with three top companies in the waste management industry. These agreements provide us “official” vendor status and authorize us to sell product to the customers’ local operations. Although there is no obligation on the customer’s part to purchase a minimum amount or even any product, becoming an approved vendor is a major hurdle for a new vendor like us to overcome. We have sold product to facilities within these systems and we intend to focus our ongoing sales efforts to expand as rapidly as possible within these and other national accounts as they may develop. While the success of these efforts cannot be assured, we are confident and highly encouraged to focus and invest time, energy, staff and capital in this area as resources permit.

Multinationals and Mid-Level Industry Participants for our AOS

We believe there are a number of potential partners interested in working with us to exploit the commercial opportunities associated with the AOS technology. These opportunities are limited by common and obvious limitations, capital, the relative state of development and market readiness, and adoption rates in the marketplace. Given the significant value offerings, namely enhanced performance and lower cost, we believe we will be able to find industry partners to assist in commercialization of the AOS and are committed to pursue success in these markets. We are pursuing discussions with potential partners that can assist us in engineering the full-scale commercial model for the AOS as it would be deployed in a treatment train to decontaminate water in an industrial setting. To this end, we recently engaged a leading executive from the water industry, Mark Lambert, as well as a seasoned business development executive, Shan Yong, PhD, to facilitate a refinement of our focus and assist in finding and engaging companies to partner with us.

Engineering Division

In September 2017 we formed a subsidiary for the purpose of offering full service environmental engineering to third parties, and to provide engineering support services to our internal teams to accelerate the commercialization of our AOS technologies. Its website is found at www.BioLargoEngineering.com.

The subsidiary, BioLargo Engineering, Science & Technologies, LLC (“BLEST”), entered into a three-year office lease in the Knoxville Tennessee area, and entered into employment agreements with seven scientists and engineers with a combined 200+ years experience in diverse engineering fields. The team is led by Randall Moore, who served as Manager of Operations for Consulting and Engineering for the Knoxville office of CB&I Environmental & Infrastructure. The other team members are also former employees of CB&I. The team is highly experienced across multiple industries and they are considered experts in their respective fields, including chemical engineering, wastewater treatment (including design, operations, data gathering and data evaluation), process safety, energy efficiency, air pollution, design and control, technology evaluation, technology integration, air quality management & testing, engineering management, permitting, industrial hygiene, applied research and development, air testing, environmental permitting, HAZOP review, chemical processing, thermal design, computational fluid dynamics, mechanical engineering, mechanical design, NEPDES permitting, RCRA/TSCA compliance and permitting,  project management, storm water design & permitting, marine engineering, AutoCAD, bench chemistry, continuous emission monitoring system operator, data handling and evaluation and decommissioning and decontamination of radiological and chemical contaminated facilities.

We motivated our new team members by offering a profit sharing plan through which they can earn, over five years, a collective 30% profit interest in the subsidiary, and up to an aggregate 2,000,000 shares of BioLargo, Inc. common stock through option agreements. The profit interest and option shares are subject to a five year vesting schedule tied to the performance of the subsidiary, including gross revenue targets that increase over time, obtaining positive cash flow by March 31, 2018, collecting 90% of its accounts receivable, obtaining a profit of 10% in its first year (and increasing in subsequent years), making progress in the scale-up and commercialization of our AOS system, and using BioLargo research scientists (such as our Canadian team) for billable work on client projects. The details of these transactions were reported on a Form 8-K filed with the SEC on September 8, 2017.

Our engineering team plans to focus its efforts in two areas. First, servicing third party clients in similar roles as to what they did at CB&I and throughout their well-established careers. Their first client is a CB&I spin off that provides engineering services worldwide, and they have already started providing services to local utilities. They are evaluating, bidding on, negotiating, and generally pursing other commercial opportunities immediately.

Second, our engineering team is working to assist BioLargo to scale-up, engineer and commercialize our AOS water treatment technologies, as well as support other technology and product development efforts within the BioLargo family of companies, including its industrial odor control solutions. By way of example, the team is working to engineer and design a portable misting system requested by a large waste handling company. BLEST will also pursue new inventions and be available to provide assistance where needed for any commercial opportunities that are presented by and through any and all operating units of BioLargo. BLEST is actively pursuing a wide range of potential clients and by the end of 2017 had executed its first seven client engagements to begin work in 2018.

Commercial, Household and Personal Care Products

CHAPP includes broad product categories and many opportunities for the application of our technologies. It is defined by the ability to utilize similar, if not identical, consumption products in multiple market segments. Detergents, single use absorbents, wipes, and products that provide odor, infection control or stain removal, all fall within this category. Packaging ranges from consumer sizes of a few ounces to bulk packaging for commercial or industrial use. We are currently marketing products in this category under four brands – Odor-No-More, Nature’s Best Science, Deodorall and NBS. Our primary product offerings include an animal-bedding additive that controls odor and moisture. We also sell liquid odor control products to private label (aka “White Label”) customers who then in turn sell product to consumers and industrial clients, including a product that eliminates smoke odors.

We are continuing our efforts to generate additional “private label” clients. We continue to meet with new potential customers for private label opportunities. We also have relationships and remain in discussions with potential strategic partners to provide large scale manufacturing and distribution should we secure orders for the private label business opportunities or experience a rapid increase in any product whereby we need to supplement manufacturing to meet client delivery needs. Success in these markets is highly dependent upon the willingness of the potential partners to invest in product support to continue marketing and expanding customer awareness.

Our sales in the CHAPP product category are nominal. Product development, sales and marketing require significant financial resources that we currently have elected to invest elsewhere while, also, limiting our risk in these highly competitive and commodity markets. As such, our progress in this area has been slower than we had hoped. As opportunities present themselves, we market our technology for licensure to established companies in this industry segment. We rely upon independent agents and key industry contacts for this activity, and it is not a top priority. We continue to expand our proof of claims and product designs for various odor and moisture control applications. We believe this segment will enjoy commercial success only after we prove the market viability for our CupriDyne Clean product. Therefore, we are more narrowly focused on the business to business sales and marketing activity to help gain exposure and build credibility for our consumer product designs and technology.

BioLargo Maritime Solutions, Inc.

We formed BioLargo Maritime Solutions, Inc. to organize and evaluate business opportunities in and around the maritime industry for our technologies, including our AOS. This market segment is marked by delays in the adoption and enforcement of certain ballast water regulations that have been forecasted to spurn a major international market for on ship ballast water treatment systems. The market is delayed. While the trend and regulatory initiatives are continuing, the economics of current technical solutions and the business case has remained uncertain and fraught with what we believe to be high capital requirements and a less than optimal return on investment proposition. While we remain optimistic, we are hesitant to fully pursue this market segment until we are more confident in our future success. We will need to organize a strategy and additional resources, including capital and proper staffing, to pursue business opportunities. This subsidiary is not yet operational.

Advanced Wound Care – Clyra Medical Technologies Subsidiary

In 2012 we formed Clyra Medical Technologies, Inc. (“Clyra”) to commercialize our technology in the medical products industry, with an initial focus on advanced wound care. Our advanced wound care products combine broad-spectrum antimicrobial capabilities with iodine’s natural and well-understood metabolic pathway to promote healing. Our products are highly differentiated by the gentle nature in which they can perform. We believe these benefits, along with its non-staining feature and reduced product costs as compared with other antimicrobials, give our products a competitive advantage in the marketplace.

With new funding in place, in 2016 Clyra re-initiated product development and testing with experts and well-established contract manufacturing companies from industry. On September 27, 2017, Clyra submitted to the U.S. Food & Drug Administration an application for premarket notification under Section 510(k) of the Food, Drug, and Cosmetic Act for its woundcare technology. It is gathering additional information to provide to the FDA in hopes the FDA ultimately grants clearance to go to market. We can make no assurance or prediction as to the success of Clyra’s efforts to obtain premarket notification of this submission. Clrya intends this to be the first of multiple FDA submissions for “advanced wound care” and other products.

Clyra presented the results of testing conducted for its FDA application at the SAWC international conference held in October in Las Vegas, Nevada (http://www.sawc.net/fall/). The semi-annual SAWC meeting is the premier interdisciplinary wound care program and the largest annual gathering of wound care clinicians in the United States.

Clyra’s management is actively engaged in arranging for clinical work and is in discussions with a number of potential strategic partners. It also continues to actively work on the development of new products.

Applications for U.S. patents were recently filed for these products under development, and we intend to continue expanding patent coverage as we refine our products, as available. Clyra is also evaluating potential product designs where our current product designs can be used or slightly modified/enhanced to create new products for new medial related markets like dental, veterinary medicine, over the counter applications and the like.

Stock Purchase Agreement – Clyra Medical

On December 30, 2015, Clyra sold 9,830 shares of its Series A Preferred Stock (“Preferred Shares”) to Sanatio Capital, LLC (“Sanatio”) for $750,000. Sanatio is beneficially owned by Jack B. Strommen. This sale was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder as not involving a public offering of securities. Because of the sale, Sanatio owns 40% of Clyra’s issued and outstanding shares, BioLargo owns 54%, and the remainder is owned by management.

As set forth in Clyra’s Amended and Restated Articles of Incorporation, Preferred Shares accrue an annual dividend of 8% for a period of five years. Although the dividends begin to accrue immediately, Clyra has no obligation to declare a dividend until a product of Clyra has received a premarket approval by the United States Federal Drug Administration (“FDA”), or for which a premarket notification pursuant to form 510(k) has been submitted and for which the FDA has given written clearance to market the product in the United States (either, “FDA Approval”). After FDA Approval, annually on December 20, and unless prohibited by California law governing distributions to shareholders, Clyra is required to declare and pay any accruing dividends to holders of Preferred Shares then accrued but unpaid.

Holders of Preferred Shares are entitled to preferential payments in the event of a liquidation, dissolution or winding up of Clyra, in an amount equal to any accrued and unpaid dividends. After such preference, any remaining assets are distributed pro-rata between holders of Clyra common stock and Preferred Shares as if the Preferred Shares had converted to common stock. Holders of Preferred Shares may convert the shares to common stock initially on a one-to-one basis. The conversion formula is subject to change in the event Clyra sells stock at a lower price than the price paid by Sanatio.

In addition to the $750,000 investment, once Clyra receives FDA Approval for a product, Sanatio has agreed to provide Clyra a $5,000,000 credit facility for operating, warehouse, inventory and costs necessary to rapidly expand sales (“Line of Credit”). Terms of the Line of Credit are to be negotiated in good faith, be commercially reasonable and mutually agreeable to the parties. Should Sanatio fail to provide the Line of Credit, BioLargo has the right to do so under similar terms and conditions offered to Sanatio, and neither Clyra nor any of its shareholders, affiliates, successors or assigns will have any recourse or remedies against Sanatio for failing to provide the Line of Credit. If either BioLargo or an entity not affiliated with Sanatio provides the Line of Credit (either directly, through an affiliate, or third party), Clyra shall issue such lender a warrant to purchase an amount of Clyra common stock equal to 10% of Clyra’s capital stock on a fully-diluted basis, at an exercise price equal to the fair market value of Clyra’s common stock on the date of issuance, as determined by its board of directors in good faith.

Clyra Shareholder Agreement

BioLargo, Sanatio and other Clyra shareholders entered into an agreement whereby the parties agreed to elect a three-member board of directors, consisting of Clyra’s president, BioLargo’s president, and a Sanatio representative, who shall initially be Mr. Strommen. The shareholders also agreed to restrict the sale of any stock in Clyra unless all holders of Preferred Shares are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in its articles of incorporation in effect immediately prior to the sale.

Amendment to Clyra License Agreement

By agreement dated December 30, 2015, BioLargo and Clyra amended (the “Amendment”) the December 17, 2012 License Agreement (“License Agreement”) by which BioLargo licensed to Clyra the exclusive world-wide right to make, have made, use, sell, offer for sale and import products for use within the field of human wound care (as defined in the agreement), expandable to include other medical products. The Amendment changes the events that trigger Clyra’s obligation to begin the $50,000 monthly “initial license fee” payments such that no such payments are due until both (i) a Clyra product has received FDA approval and (ii) Clyra has generated $4,000,000 in gross annual revenue. Additionally, the Amendment updated the licensed patents to include recently issued European patents, confirmed that the Sanatio investment transaction was not a “default” under the License Agreement, and that Sanatio was made an express third party beneficiary of the agreement.

Investors’ Rights Agreement

BioLargo entered into an “investors’ rights agreement” with Sanatio and Strommen whereby BioLargo committed to file a Form S-1 or S-3 registration statement for all registrable securities issued to investors in connection with BioLargo’s 2015 Unit Offering (which was filed in January 2017 and deemed effective on June 15, 2017), and an additional 1,000,000 shares of BioLargo common stock that may be issued to Sanatio or Strommen in the future, if circumstances arise for such payment obligations. The agreement also provides Sanatio and Strommen “piggy back” registration rights.

Additionally, BioLargo granted to Strommen a “right of first refusal” to purchase its holdings in Clyra should it choose to sell those holdings and a right of “co-sale” in the event such shares are sold to a third party.

Strommen Consulting Agreement

In addition to the foregoing, Clyra entered into a consulting agreement with Beach House Consulting, LLC, through which Jack B. Strommen will be providing consulting services to Clyra. Mr. Strommen is a founder and leader of PD Instore (www.pdinstore.com), works with some of the world’s leading retailers, and has overseen many national ground-breaking marketing rollouts and initiatives. Mr. Strommen will be assisting Clyra in its sales and marketing activities once it has FDA Approval on a product, at which point the agreement provides that Mr. Strommen is to receive $23,437.50 per month for a period of four years.

Clyra 2017 Financing

On August 4, 2017, Clyra commenced a private securities offering of its common shares at a price of $160 per share, and accepted $1,000,000 in subscriptions. It issued 6,250 shares of its common stock to two investors. Of that amount, BioLargo invested $250,000 and was issued 1,562.5 shares.

On July 22, 2017, Sanatio Capital LLC and Clyra agreed to convert the $250,000 line of credit held by Sanatio to common shares at a price per share equal to that offered to investors in the Clyra offering. As of the date of conversion, the outstanding amount due on the line of credit was $270,400. Once the offering price was established, Sanatio was issued 1,690 shares of Clyra common stock at $160 per share.

Subsequent to the issuance of shares to investors in the offering and to Sanatio, BioLargo owns 15,298 shares of Clyra common stock. These shares comprise 46.33% of the voting stock at Clyra. Two members of BioLargo’s board of directors (Dennis P. Calvert and Jack B. Strommen) are two of the three members of Clyra’s board of directors.

Intellectual Property

We have 16 patents issued and multiple applications pending. We believe these patents provide a foundation from which to continue building our patent portfolio, and we believe that our technology is sufficiently useful and novel that we have a reasonable basis upon which to rely on our patent protections. We also rely on trade secrets and technical know-how to establish and maintain additional protection of our intellectual property. As our capital resources permit, we expect to expand our patent protection as we continue to refine our inventions as well as make new discoveries. See the detailed discussion below of our patent portfolio.

We regard our intellectual property as critical to our ultimate success. Our goal is to obtain, maintain and enforce patent protection for our products and technologies in geographic areas of commercial interest and to protect our trade secrets and proprietary information through laws and contractual arrangements.

Our Chief Science Officer, Mr. Kenneth R. Code, has been involved in the research and development of the technology since 1997. He has participated in the Canadian Federal Scientific Research and Experimental Development program, and he was instrumental in the discovery, preparation and filing of the first technology patents. He has worked with manufacturers, distributors and suppliers in a wide variety of industries to gain a full appreciation of the potential applications and the methodologies applicable to our technology for their manufacture and performance. He continues to research methods and applications to continue to expand the potential uses of our technology as well as work to uncover new discoveries that may provide additional commercial applications to help solve real world problems in the field of disinfection.

In 2015 and 2016, we continued improving our technology and creating new uses of our technology through further research and development efforts. During that time, we filed two U.S. patent applications, each comprised of multiple individual claims, and received notice of allowance or were granted five patents by the USPTO. Our technology also includes know-how and trade secrets, which, together with our intellectual property, contribute to our expertise in product design, manufacturing, product claims, safety features and competitive positioning of products that feature our technology.

During 2017, we continue to advance our proof of claims, inventions and patent filings.

We incurred $684,554 in 2015 and $1,381,956 in 2016 in expense related to our research and development activities. Our research and development expenditures in 2018 could vary significantly and will depend upon our access to capital.

We believe that our suite of intellectual property covers the presently targeted major areas of focus for our licensing strategy. The description of our intellectual property, at present, includes the following issued patents:

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U.S. Patent 8,846,067, issued on September 30, 2014, which encompasses a method of treating a wound or burn on tissue to reduce microbe growth about a wound comprising applying an antimicrobial composition to the wound or burn on tissue using a proprietary stable iodine gel or liquid. This patent covers our technology as used in products being developed by our subsidiary, Clyra Medical Technologies.

●	U.S. Patent 8,757,253, issued on June 24, 2014, relating to the moderation of oil extraction waste environments.

●	U.S. Patent 8,734,559, issued on May 27, 2014, relating to the moderation of animal waste environments.

●	U.S. Patent 8,679,515 issued on March 25, 2014, titled “Activated Carbon Associated with Alkaline or Alkali Iodide,” which provides protection for our BioLargo® AOS filter.

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U.S. Patent 8,642,057, issued on February 14, 2014, titled “Antimicrobial and Antiodor Solutions and Delivery Systems,” relating to our liquid antimicrobial solutions, including our gels, sprays and liquids imbedded into wipes and other substrates.

●	U.S. Patent 8,574,610, issued on November 5, 2013, relating to flowable powder compositions, including our cat litter additive.

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U.S. Patent 8,257,749, issued on September 4, 2012, relating to the use of our technology as protection of against antimicrobial activity in environments that need to be protected or cleansed of microbial or chemical material. These environments include closed and open environments and absorbent sheet materials that exhibit stability until activated by aqueous environments. The field also includes novel particle technology, coating technology or micro-encapsulation technology to control the stability of chemicals that may be used to kill or inhibit the growth of microbes to water vapor or humidity for such applications.

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U.S. Patent 8,226,964, issued on July 24, 2012, relating to use of our technology as a treatment of residue, deposits or coatings within large liquid carrying structures such as pipes, drains, ducts, conduits, run-offs, tunnels and the like, using iodine, delivered in a variety of physical forms and methods, including using its action to physically disrupt coatings. The iodine’s disruptive activity may be combined with other physical removal systems such as pigging, scraping, tunneling, etching or grooving systems or the like.

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U.S. Patent 8,021,610, issued on September 20, 2011, titled “System providing antimicrobial activity to an environment,” relating to the reduction of microbial content in a land mass. Related to this patent are patents held in Canada and the European Union.

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U.S. Patent 7,943,158, issued on May 17, 2011, titled “Absorbent systems providing antimicrobial activity,” relating to the reduction of microbial content by providing molecular iodine to stabilized reagents.

●	U.S. Patent 7,867,510, issued on January 16, 2011, titled “Material having antimicrobial activity when wet,” relating to articles for delivering stable iodine-generating compositions.

●	U.S. Patent 6,328,929, issued on December 11, 2001, titled “Method of delivering disinfectant in an absorbent substrate,” relating to method of delivering disinfectant in an absorbent substrate.

●	U.S. Patent 6,146,725, issued on November 14, 2000, titled “absorbent composition,” relating to an absorbent composition to be used in the transport of specimens of bodily fluids.

Pending Patent Applications

Most recently, we filed two patent applications in the United States for our advanced wound care formulas. The inventions in these applications form the basis for the work at Clyra Medical and the products for which that subsidiary intends to seek FDA approval. In addition to these applications, we have filed patent applications in multiple foreign countries, including the European Union, pursuant to the PCT, and other provisional applications.

Subject to adequate financing, we intend to continue to expand and enhance our suite of intellectual property through ongoing focus on product development, new intellectual property development and patent applications, and further third-party testing and validations for specific areas of focus for commercial exploitation. We currently anticipate that additional patent applications will be filed during the next 12 months with the USPTO and the PCT, although we are uncertain of the cost of such patent filings, which will depend on the number of such applications prepared and filed. The expense associated with seeking patent rights in multiple foreign countries is expensive and will require substantial ongoing capital resources. However, we cannot give any assurance that adequate capital will be available. Without adequate capital resources, we will be forced to abandon patent applications and irrevocably lose rights to our technologies.

Competition

We believe that our products contain unique characteristics that distinguish them from competing products. In spite of these unique characteristics, our products face competition from products with similar prices and similar claims. We face stiff competition from companies in all of our market segments, and many of our competitors are larger and better-capitalized.

For example, we would compete with the following leading companies in our respective markets:

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Disinfecting/Sanitizing: Johnson & Johnson, BASF Corporation, Dow Chemical Co., E.I. DuPont De Nemours & Co., Chemical and Mining Company of Chile, Inc., Proctor and Gamble Co., Diversey, Inc., EcoLab, Inc., Steris Corp., Clorox, and Reckitt Benckiser.

●	Water Treatment: GE Water, Trojan UV, Ecolab, Pentair, Xylem and Siemens AG.

●	Medical Markets: Smith & Nephew, 3M, ConvaTec and Derma Sciences.

●	Pet Market: Arm & Hammer and United Pet Group (owner of Nature’s Miracle branded products).

●	Industrial Odor Control: MCM Odor Control and OMI Industries.

Each of these named companies and many other competitors are significantly more capitalized than we are and have many more years of experience in producing and distributing products.

Additionally, our technology and products incorporating our technology must compete with many other applications and long embedded technologies currently on the market (such as, for example, chlorine for disinfection).

In addition to the competition we face for our existing products, we are aware of other companies engaged in research and development of other novel approaches to applications in some or all the markets identified by us as potential fields of application for our products and technologies. Many of our present and potential competitors have substantially greater financial and other resources and larger research and development staffs than we have. Many of these companies also have extensive experience in testing and applying for regulatory approvals.

Finally, colleges, universities, government agencies, and public and private research organizations conduct research and are becoming more active in seeking patent protection and licensing arrangements to collect royalties for the use of technology that they have developed, some of which may be directly competitive with our applications.

Governmental Regulation

We will have products (each, a ‘‘Medical Device”) that will be subject to the Federal Food, Drug, and Cosmetic Act, as amended (including the rules and regulations promulgated thereunder, the “FDCA”), or similar Laws (including Council Directive 93/42/EEC concerning medical devices and its implementing rules and guidance documents) in any foreign jurisdiction (the FDCA and such similar Laws, collectively, the “Regulatory Laws”) that are developed, manufactured, tested, distributed or marketed by our company or its subsidiary Clyra. Each such Medical Device will need to be developed, manufactured, tested, distributed, and marketed in compliance with all applicable requirements under the Regulatory Laws, including those relating to investigational use, premarket clearance or marketing approval to market a medical device, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security, and in compliance with the Advanced Medical Technology Association Code of Ethics on Interactions with Healthcare Professionals.

We believe that no article or part of any Medical Device intended to be manufactured or distributed by our company or any of our subsidiaries will be classified as (i) adulterated within the meaning of Sec. 501 of the FDCA (21 U.S.C. § 351) (or other Regulatory Laws), (ii) misbranded within the meaning of Sec. 502 of the FDCA (21 U.S.C. § 352) (or other Regulatory Laws) or (iii) a product that is in violation of Sec 510 of the FDCA (21 U.S.C. § 360) or Sec. 515 of the FDCA (21 U.S.C. § 360e) (or other Regulatory Laws).

Neither our company nor any of its subsidiaries, nor, to the knowledge of our company, any officer, employee or agent of our company or any of its subsidiaries, has been convicted of any crime or engaged in any conduct for which such Person or entity could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935, as amended (the “Social Security Act”), or any similar Law in any foreign jurisdiction.

Neither our company nor any of its subsidiaries has received any written notice that the FDA or any other Governmental Authority has commenced, or threatened to initiate, any action to enjoin research, development, or production of any Medical Device.

Employees

As of the date of this prospectus, we employ 23 persons, 21 of which are full-time. We also engage consultants on an as needed basis who provide certain specified services to us.

Description of Property

Our company owns no real property. We are party to three commercial property leases for our corporate offices and manufacturing facility in California, our research and development facility in Canada, and our engineering division in Tennessee.

We currently lease approximately 9,000 square feet of office and industrial space at 14921 Chestnut St., Westminster, California 92683. The current lease term is from September 1, 2016 to August 31, 2020, at a monthly base rent of $8,379 throughout the term. In addition to serving as our principal offices, it is also a manufacturing facility where we manufacture our products, including our CupriDyne Clean Industrial Odor, and Specimen Transport Solidifiers.

We also lease approximately 1,300 square feet of office and lab space from the University of Alberta. The current lease term expires June 30, 2018, at monthly fee of $5,380 Canadian dollars. These offices serve as our primary research and development facilities.

We also lease approximately 13,000 square feet of office and warehouse space at 105 Fordham Road, Oak Ridge, Tennessee, 37830, for our professional engineering division. The lease term is from September 1, 2017 through August 31, 2020, at a monthly base rent of $5,400 throughout the term.

Our telephone number is (949) 643-9540.

Legal Proceedings

Our company is not a party to any material legal proceeding.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion contains forward-looking statements about our business and operations. Our actual results may differ materially from those we currently anticipate as a result of many factors, including those we described under “Risk Factors” and elsewhere in this prospectus. Certain statements contained in this discussion, including, without limitation, statements containing the words “believes,” “anticipates,” “expects” and the like, constitute “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, as we will issue “penny stock,” as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, we are ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any of the future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any of such factors or to announce publicly the results of revision of any of the forward-looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the “Risk Factors” section of this prospectus beginning on page 3.

Results of Operations—Comparison of the years ended December 31, 2016 and 2015

Revenue

 In 2016, our revenue increased 120% to $281,106, from $127,582 in 2015, comprised mainly from product revenue with the remainder from licensing revenue. Our revenue from product sales increased 77% in 2016 to $226,106 (from $127,582 in 2015). Our product revenue in 2016 consisted primarily of sales of our Specimen Transport Solidifier pouches to the U.S. Defense Logistics Agency, our Suction Canister Solidifiers to military hospitals, and our CupriDyne Clean Industrial Odor Eliminator. We also generated sales from our animal bedding additive and the private label of our liquid Stain and Odor Eliminator products. The increase in our sales in 2016 primarily from the increased volume of sales of our Specimen Transport Solidifier and the introduction of a new product, our CupriDyne Clean Industrial Odor Eliminator.

Almost half of our product sales were to the US Government through our distributor Downeast Logistics. The vast majority of these sales are made through a bid process in response to a request for bids to which any qualified vendor can respond, and approximately 75% of the sales were from only three transactions. We cannot know in advance the frequency or size of such requests from the US Government, or whether our bids will be successful and as such we are uncertain as to whether our 2017 revenue for these products will be less than, equal to, or more than that in 2016. With respect to our CupriDyne Clean Industrial Odor Control product, we do not have a long enough sales history to identify trends or uncertainties related to that product.

In 2016, we recognized $55,000 of licensing revenue from our license agreement with Clarion Water (see Note 3). We do not expect any licensing revenue from Clarion Water in 2017, nor do we currently have other licensing agreements with third parties in place.

Other Income

Our wholly owned Canadian subsidiary has been awarded more than 30 research grants from various Canadian public and private agencies, including the Canadian National Research Institute – Industrial Research Assistance Program (NRC-IRAP) and the National Science and Engineering Research Council of Canada (NSERC). The grants received are considered reimbursement grants related to costs we incur and therefore are included as Other Income on our income statement. The amount of grant income increased from $99,122 in 2015 to $161,430 in 2016. The total value of grants awarded during 2016 was approximately $1,100,000, although the majority of grant funds are paid directly to third parties. Amounts paid directly to third parties are not included as income in our financial statements.

Although we are continuing to apply for government and industry grants, and have been successful in so applying in the past, we cannot be certain of continuing those successes in the future.

Cost of Goods Sold

 Our cost of goods sold includes costs of raw materials, contract manufacturing, and proportions of salaries and expenses related to the manufacturing of our products. Because we have not achieved a meaningful product revenue base, and our number of products is increasing, the inclusion of the fixed costs related to the product development and manufacturing increases our cost of goods disproportionately. As a percentage of gross sales, our costs of goods was 38% in 2016 versus 49% in 2015.

Selling, General and Administrative Expense

 Our Selling, General and Administrative (“SG&A”) expenses include both cash and non-cash expense. Our SG&A expenses increased by 5% ($162,873) in 2016. The largest components of our SG&A expenses included:

Category	2015	2016	Percent Increase (Decrease)
Salaries and payroll-related expenses	$871,870	$1,096,726	26%
Consulting expenses	$1,041,896	$780,217	(25%)
Professional fees	$725,762	$478,304	(34%)
Investor relations fees	$135,926	$274,968	102%
Board of Director Expenses	$372,675	$371,552	0%

Our salaries and payroll related expenses increased in 2016 due to an increased level of activities related to our operations, including sales. Approximately $200,000 of salaries and payroll expense in 2015 was related to the extension of stock options issued in 20101, and without that expense our salaries and payroll related expenses increased by 63% in 2016. Additionally, some vendors that were consultants were hired on as employees and thus their expenses are classified as salaries in 2016; this accounts for a portion of the decrease in consulting expenses.

With respect to our professional fees, approximately $360,000 of the 2015 expense was non-cash related to the extension of options issued in 2010, noted above. Without those expenses, our professional fees increased by 31% in 2016. This increase was a result of increased legal work for patent application and prosecutions and preparation of the Form S-1 filed on January 25, 2017.

Our investor relations fees increased due to increased efforts and activities at various conferences and with consultants promoting the BioLargo brand.

Research and Development

In 2016, we significantly expanded our research and development activities. Specifically, following the investment by Sanatio into our subsidiary Clyra Medical on December 30, 2015, we reinitiated our medical product development and testing activities, retaining experienced consultants and FDA certified laboratories to assist in the process. At our research lab in Canada, we hired more researchers and expanded our physical lab space. We also purchased lab equipment, and increased our efforts to obtain government and industry grants. In total, our R&D expenses increased 102% ($697,402) compared with 2015.

Interest expense

Our interest expense significantly increased in the year ended December 31, 2016 (from $994,668 in 2015 to $3,129,104), due to an increase in outstanding debt earning 12% annual interest related to our 2015 Unit Offering. The aggregate principal amount due on notes owed to investors increased during 2016 by $2,614,696. The notes issued in our 2015 Unit Offering, and Winter 2016 Unit Offering, were issued with stock purchase warrants as “units,” and are convertible at our option into our common stock (see Part II, Item 2, “2015 Unit Offering,” “Conversion of Notes,” and “Summer 2014 Offering”). We expect our interest expense to increase in 2017 as compared with 2016, due to the significant increase in our end-of-year principal balance of note payables.

Additionally, our interest expense increased as a result of the issuance of stock purchase warrants in conjunction with our convertible promissory notes. We recorded the relative fair value of the warrants and the intrinsic value of the beneficial conversion feature sold with the convertible notes payable which resulted in a full discount on the proceeds from the convertible notes. This discount is being amortized as interest expense over the term of the convertible notes. We expect our interest expense to continue to increase because in 2017 we will have a full year of amortization.

1 Our SG&A expenses in 2015 included a non-cash expense of approximately $700,000 for the extension of options issued in 2010 for reductions in payment of amounts owed. Although this $700,000 expense is recorded in 2015, it is not reflective of our level of activities in 2015. As such, management believes that a comparison of the 2015 and 2016 year periods is more instructive as to the increase or decrease in company activities without that expense.

Net Loss

Net loss for the year ended December 31, 2016 was $8,074,335 a loss of $0.09 per share, compared to a net loss for the year ended December 31, 2015 was $5,077,030, a loss of $0.06 per share. The increase in net loss per share for the year ended December 31, 2016 is primarily attributable to an expense associated with the features of warrants issued to our one-year note holders in July 8 and December 30, 2016, and an increase in our SG&A and Research and Development activities.

Liquidity and Capital Resources – as of December 31, 2016

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of our business. As reflected in the accompanying financial statements, at December 31, 2016, we had working capital of $861,929, current assets of $2,061,682, long-term (convertible) debt obligations of $5,250,668, and an accumulated stockholders’ deficit of $91,915,426. The foregoing factors raise substantial doubt about our ability to continue as a going concern. Ultimately, our ability to continue as a going concern is dependent upon our ability to attract significant new sources of capital, attain a reasonable threshold of operating efficiencies and achieve profitable operations by licensing or otherwise commercializing products incorporating our technology. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

We have been, and anticipate that we will continue to be, limited in terms of our capital resources. Our total cash and cash equivalents were $1,910,153 at December 31, 2016. In the year ended December 31, 2016, we recorded revenues of $281,106, received cash from government reimbursement grants for our Canadian research programs totaling $161,430, and had $200,103 of outstanding accounts payable and accrued expenses.

The short-term demands on our liquidity consist of our obligations to pay our employees, consultants, and for other ongoing operational obligations, including research and development activities. We will be required to raise substantial additional capital to expand our operations, including without limitation, hiring additional personnel, additional scientific and third-party testing, costs associated with obtaining regulatory approvals and filing additional patent applications to protect our intellectual property, and possible strategic acquisitions or alliances, as well as to meet our liabilities as they become due for the next 12 months. We have been, and will continue to be, required to financially support the operations our subsidiaries, none of which are operating at a positive cash flow. Only one subsidiary, Clyra, has financing in place to fund operations for the immediate future.

As of December 31, 2016, we had $5,860,668 in principal amounts due on various debt obligations (see Note 4, “Debt Obligations,” of the Notes to the Consolidated Financial Statements), all but $610,000 of which is convertible at our option at maturity. Of this amount, $4,800,097 is due on notes convertible into shares of our common stock at our option on their maturity dates on June 1, 2018, $283,571 is convertible into shares of our common stock at our option on their maturity dates on September 17, 2019, $167,000 is convertible into shares of our common stock at our option on their maturity dates on December 31, 2019, and $280,000, maturing July 8, 2017 and $280,000 maturing December 30, 2017 that is convertible by the holder at any time. After December 31, 2016 the holders of $280,000 notes maturing July 8, 2017 converted their notes to equity (see Note 10, “Subsequent Events,” of the Notes to the Consolidated Financial Statements). We also had $50,000 principal amount outstanding due on a line of credit that is payable December 1, 2017. Interest continues to accrue on each of these notes. Additionally, we had $200,103 of accounts payable and accrued expenses (see Note 7, “Accounts Payable and Accrued Expenses,” of the Notes to the Consolidated Financial Statements).

In addition to the private securities offerings discussed above, we are continuing to explore numerous alternatives for our current and longer-term financial requirements, including additional raises of capital from investors in the form of convertible debt or equity. There can be no assurance that we will be able to raise any additional capital. No commitments are in place as of the date of the filing of this report for any such additional financings.

It is also unlikely that we will be able to qualify for bank or other financial institutional debt financing until such time as our operations are considerably more advanced and we are able to demonstrate the financial strength to provide confidence for a lender, which we do not currently believe is likely to occur for at least the next 12 months or more.

If we are unable to raise sufficient capital, we may be required to curtail some of our operations, including efforts to develop, test, market, evaluate and license our BioLargo technology. If we were forced to curtail aspects of our operations, there could be a material adverse impact on our financial condition and results of operations.

Results of Operations—Comparison of the three and nine months ended September 30, 2017 and 2016

Revenue

Our revenue is increasing, primarily due to an increase in the volume of sales of our CupriDyne Clean Industrial Odor Control products to landfills and waste processing operations. The volume of sales of our Specimen Transport Solidifier pouches to the U.S. military also increased, although not to the extent as our CupriDyne Clean products. For the nine months ended September 30, 2017, our total product sales increased by 98% over the comparable period in 2016. For the three months, it increased 60% as compared to 2016. In 2017, our product sales have increased each quarter – from approximately $50,000 in the first quarter, almost $100,000 in the second, and approximately $170,000 in the third quarter, representing approximately a 100% increase from Q1 to Q2, and a 70% increase in sales from Q2 to Q3. More than 50% of our total revenues through the third quarter of 2017 were generated in the third quarter.

With respect to our CupriDyne Clean Industrial Odor Control products, while we are experiencing increases in sales, we do not have a long enough sales history to identify trends or uncertainties that would affect future sales. We have signed “national purchasing agreements” that authorize us to sell product to the operational facilities of three of the largest waste handling companies in the United States. None of those agreements requires the client to purchase a minimum amount of, or any, product. Our first such agreement was executed just prior to the beginning of our second fiscal quarter, and thus sales to companies for which we have national purchasing agreements increased significantly from the first quarter, and accounted for 44% of our total revenue in the three months ended September 30, 2017. While we cannot predict their future with certainty, we are highly encouraged by the positive feedback from our customers and the expanding opportunities that are being presented to us within the large systems that are continuing to adopt the use of our products. We believe the opportunities to increase sales to our customers are quite large and we continue to work diligently to provide high levels of service, exceptional product performance and value pricing. With respect to sales of our odor control products to the waste handling industry in general, we are finding that in colder climates, odors are less noticeable at waste processing facilities, and thus there appears to be less of a demand for odor control products in winter months. Locations that are near populated areas are more likely to pursue the use of active odor control and abatement products like ours, as compared with locations far away from populated areas.

We are also experiencing success in securing new sales with municipal wastewater treatment operators and we believe sales in this area will continue to expand. In a market like the solid waste industry, where the customers have generally come to believe that no product can adequately address very challenging odor related issues, the selling challenge is significant, in that until they witness it first hand, they do not believe a product can perform successfully to eliminate or control odors. We have and are continually required to prove our products’ performance, through multiple layers of management, and ultimately win their trust and confidence. We are succeeding and fully expect our product sales to continue to grow.

As noted above, in September 2017 we started an engineering subsidiary that is providing professional services to third party clients. This subsidiary had not generated any revenue as of September 30, 2017. We do expect it to do so for the three months ending December 31, 2017, and, as it adds clients and projects, we expect its revenues will continue to increase over time.

Other Income

Our wholly owned Canadian subsidiary has been awarded more than 50 research grants from various Canadian public and private agencies, including the Canadian National Research Institute – Industrial Research Assistance Program (NRC-IRAP) and the National Science and Engineering Research Council of Canada (NSERC). The grants received are considered reimbursement grants related to costs we incur and therefore are included as Other Income on our income statement. The majority of grant funds awarded are paid directly to third parties. Amounts paid directly to third parties are not included as other income in our financial statements. We also received a grant from the Metropolitan Water District of Southern California pursuant to its Innovative Conservation Program to test our AOS system with three wastewater matrices to determine its disinfection and decontamination capabilities.

Although we are continuing to apply for government and industry grants, and have been successful in so applying in the past, we cannot be certain of continuing those successes in the future.

Cost of Goods Sold

Our cost of goods sold includes costs of raw materials, contract manufacturing, and proportions of salaries and expenses related to the sales and marketing efforts of our products, including commissions. Because we have not achieved a meaningful product revenue base, and our number of products is increasing, the inclusion of the fixed costs related to the product development and manufacturing increases our cost of goods disproportionately, resulting in high percentage fluctuations from period to period. Nevertheless, the decline in gross margin in the three and nine months ended September 30, 2017 versus 2016 is due to selling more Cupridyne Clean powder versus liquid, which does not have as favorable costs and margins. We believe that both our selling, markeing and cost of goods will lower as we achieve economies of scale and more purchasing power. We also believe that our customer acquisition costs will lower over time as we build our reputation and market awareness.

Selling, General and Administrative Expense

Our Selling, General and Administrative (“SG&A”) expenses include both cash and non-cash expenses. Our total SG&A increased $128,567 (13%) and $491,169 (17%) in the three and nine months ended September 30, 2017 compared to the same period in 2016. With the addition of seven employees in our engineering division, we expect our SG&A expenses to continue to increase. The largest components of our selling, general and administrative expenses for the three and nine months ended September 30, 2017 and 2016 included:

	Three months ended September 30,		Nine months ended September 30,
	2016	2017	2016	2017
Salaries and payroll-related expenses	$378,693	$433,920	$840,738	$1,146,667
Consulting expense	248,093	138,441	761,973	612,696
Professional fees	58,461	174,363	336,356	486,431
Investor relations	58,532	54,209	127,132	159,697

Our salaries and payroll related expenses increased in 2017 primarily due to the non-cash expense recorded due to the stock option issued to our Chief Financial Officer, and generally to an increase in our operational activities.

With respect to our professional fees, this increase was a result of increased legal work for patent application and prosecutions and audit and legal work needed with respect to our registration statements filed with the SEC.

Our investor relations fees increased due to our efforts and activities at various conferences and with consultants promoting the BioLargo brand.

Research and Development

Research and development expenses increased $77,051 (22%) and $111,649 (11%) for the three and nine months ended September 30, 2017, as compared to the same periods in 2016. The level of activity in research and development expenses is consistent with the use of funds from the investment in Clyra, and increased activities at our research facility at the University of Alberta due in part to our grant funding.

Interest expense

Interest expense decreased $238,843 and increased $949,136 for the three and nine months ended September 30, 2017, as compared to the same periods in 2016. Our interest expense for the three-month period decreased due to a cumulative change in accounting for the derivative liability. Our interest expense for the nine-month period significantly increased due to the increase in principal amount of outstanding convertible promissory notes and the amortization of the debt discount on the warrants issued in our 2015 Unit Offering and our Winter 2016 Unit Offering. From March 31, 2016, through September 30, 2017, we increased our debt balance by approximately $3,500,000. Our debt now totals approximately $6,300,000 on which we are paying interest primarily through the issuance of common stock.

Dividend

As discussed in Note 2, “Recent Accounting Pronouncements”, Biolargo has adopted ASU 2017-11 as of July 1, 2017. With this adoption, the derivative liability and the changes in the fair value of the derivative liability are eliminated. The derivative liability was caused by a down round feature in multiple warrants issued. The Company made a cumulative effect adjustment to the balance sheet as of January 1, 2017, which adjusted the beginning balance in the accumulated deficit account by $663,560. During 2017, the down round feature in those warrants was triggered and the treatment created a $299,111 dividend.

Net Loss

Net loss for the three and nine months ended September 30, 2017 was $5,796,831 and $7,145,868, a loss of $0.02 and $0.07 per share, respectively, compared to a net loss for the three and nine months ended September 30, 2016 of $2,484,103 and $5,796,831, a loss of $0.03 and $0.07 per share, respectively. The net loss increased mainly due to the increased interest expense and to increased compensation expenses across the various subsdiaries. Our net loss is primarily composed of non-cash expenses. The net loss per share did not change as the increase in net loss was offset by the increase in common shares outstanding. We do not expect to generate revenues in amount significant enough for us to generate a profit in the foreseeable future. (See Part I, Item II, “Our Business”, above.)

Liquidity and Capital Resources – as of September 30, 2017

We have been, and anticipate that we will continue to be, limited in terms of our capital resources. As reflected in the accompanying financial statements, we had a net loss of $7,145,868 for the nine months ended September 30, 2017, and an accumulated stockholders’ deficit of $98,862,024 as of September 30, 2017. Our total cash balance was $1,251,951 at September 30, 2017, a decrease of $658,202 since December 31, 2016. Of our cash balance at September 30, 2017, approximately two-thirds was held by Clyra.

Our working capital at September 30, 2017 was negative $2,165,714, largely due to the majority of the convertible notes issued that are within one year of maturity. The short-term demands on our liquidity consist of our obligations to pay our employees, multiple consultants, and for other ongoing operational obligations, including research and development activities in Canada. The addition of our engineering subsidiary has increased these obligations by approximately $100,000 per month. In the past, because we had limited capital available, we have paid only a portion of these obligations in cash, and the remainder by the issuance of common stock or options pursuant to the accounts payable conversion plan approved by our board of directors.

As of September 30, 2017, we had $6,360,618 in principal amounts due on various debt obligations, $6,310,618 of which are convertible at our option into common stock at maturity. Additionally, we had $455,547 of accounts payable and accrued expenses.

We are addressing our need for working capital to support our growing operations in multiple ways. First, we continue to accelerate our efforts to generate positive cash flow from operations. Second, we continue to raise money from private investors through the sale of promissory notes and warrants. Third, we entered into a financing agreement with Lincoln Park (detailed below) through which we are able to sell stock to Lincoln Park on an as-needed basis. Fourth, we have outstanding warrants to purchase stock, some of which have provisions allowing us to require the holder to exercise the warrant, or lose the rights to do so, under certain conditions that have not yet been met.

On August 25, 2017, we entered into an agreement with Lincoln Park pursuant to which Lincoln Park has agreed to purchase from us up to $10,000,000 of our common stock (subject to certain limitations) from time to time over the term of the agreement (the “LPC Agreement”). We have been able to require Lincoln Park to purchase stock pursuant to the LPC Agreement since September 25, 2017. Since that time, through November 8, 2017, we have received $331,245 from Lincoln Park, through 13 transactions. Our right to sell Lincoln Park stock pursuant to the LPC Agreement has limitations, including a maximum number of shares (200,000) purchased at any one time, and a maximum value ($500,000) of shares purchased at any one time. We have no right to require Lincoln Park to purchase shares if our stock price closes at or below $0.15.

We will be required to raise substantial additional capital to continue our current level of operations, including without limitation, hiring additional personnel, additional scientific and third-party testing, costs associated with obtaining regulatory approvals and filing additional patent applications to protect our intellectual property, and possible strategic acquisitions or alliances, as well as to meet our liabilities as they become due for the next 12 months. We have been, and will continue to be, required to financially support the operations of our subsidiaries, none of which are operating at a positive cash flow. Only one subsidiary, Clyra, has financing in place to fund operations for the remainder of the year.

The foregoing factors raise substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of our business. Ultimately, our ability to continue as a going concern is dependent upon our ability to attract significant new sources of capital, attain a reasonable threshold of operating efficiencies and achieve profitable operations by licensing or otherwise commercializing products incorporating our technologies. The accompanying consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

If we are unable to raise sufficient capital, we may be required to curtail some of our operations, including efforts to develop, test, market, evaluate and license our BioLargo technology. If we were forced to curtail aspects of our operations, there could be a material adverse impact on our financial condition and results of operations.

Critical Accounting Policies

Our discussion and analysis of our results of operations and liquidity and capital resources are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates and judgments, including those related to revenue recognition, valuation of offerings of debt with equity or derivative features which include the valuation of the warrant component, any beneficial conversion feature and potential derivative treatment, and share-based payments. We base our estimates on anticipated results and trends and on various other assumptions that we believe are reasonable under the circumstances, including assumptions as to future events. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. By their nature, estimates are subject to an inherent degree of uncertainty. Actual results that differ from our estimates could have a significant adverse effect on our operating results and financial position. We believe that the following significant accounting policies and assumptions may involve a higher degree of judgment and complexity than others.

The methods, estimates and judgments the Company uses in applying these most critical accounting policies have a significant impact on the results of the Company reports in its financial statements.

Revenue Recognition

Revenues are recognized as risk and title to products transfers to the customer (which generally occurs at the time shipment is made), the sales price is fixed or determinable, and collectability is reasonably assured. We also may generate revenues from royalties and license fees from our intellectual property. In the event we do so, we anticipate a licensee would pay a license fee in one or more installments and ongoing royalties based on their sales of products incorporating or using our licensed intellectual property. We would recognize license fees over the estimated period of future benefit to the licensee.

Valuation of Offerings of Debt with Equity or Derivative Features

The Company has established a policy relative to the methodology to determine the accounting treatment of equity or derivative features in a unit offering with a debt instrument. The Company initially determines whether specific features in a unit offering require separation from the unit and treatment as a derivative or equity component. The fair value of the derivative or equity component is calculated using option models. The derivative component is recorded as a liability while the equity component is recorded in stockholders’ equity. The equity component is further separated into an option component and a beneficial conversion feature component. Finally, the Company determines whether relative fair value treatment is appropriate for the option and beneficial conversion features.

Share-based Payments

For stock and stock options issued to consultants and other non-employees for services, the Company measures and records an expense as of the earlier of the date at which either: a commitment for performance by the non-employee has been reached or the non-employee’s performance is complete. The equity instruments are measured at the current fair market value, and for stock options, the instruments are measured at fair value using the Black Scholes options model.

For equity instruments issued and outstanding where performance is not complete, but the instrument has been recorded, those instruments are measured again at their then current fair market values at each of the reporting dates (they are “marked-to market”) until the performance and the contract are complete.

Fair Value Measurement

Generally accepted accounting principles establishes a hierarchy to prioritize the inputs of valuation techniques used to measure fair value. The hierarchy gives the highest ranking to the fair values determined by using unadjusted quoted prices in active markets for identical assets (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). Observable inputs are those that market participants would use in pricing the assets based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The Company has determined the appropriate level of the hierarchy and applied it to its financial assets and liabilities.

Management believes the carrying amounts of the Company’s financial instruments as of December 31, 2015 and 2016 approximate their respective fair values because of the short-term nature of these instruments. Such instruments consist of cash, accounts receivable, prepaid assets, accounts payable, convertible notes, and other assets and liabilities.

Recent Accounting Pronouncements

See Note 2 to the September 30, 2017 Consolidated Financial Statements, “Summary of Significant Accounting Policies – Recent Accounting Pronouncements,” for the applicable accounting pronouncements affecting the Company.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information about our executive officers and directors as of the date of this prospectus:

Name	Age	Position
Dennis P. Calvert	54	President, CEO, Chairman, Director
Charles K. Dargan II	62	CFO
Kenneth R. Code	70	Chief Science Officer, Director
Joseph L. Provenzano	48	Vice President of Operations, Corporate Secretary
Dennis E. Marshall(1)(2)(3)	75	Director
Kent C. Roberts III	58	Director
John S. Runyan(1)(2)(4)	79	Director
Jack B. Strommen	47	Director

______________

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Chairman of Audit Committee
(4)	Chairman of Compensation Committee

Dennis P. Calvert is our President, Chief Executive Officer and Chairman of the Board. He also serves in the same positions for BioLargo Life Technologies, Inc. and BioLargo Water U.S.A., Inc., both wholly owned subsidiaries, and chairman of the board of directors of our subsidiaries Odor-No-More, Inc., Clyra Medical Technologies, Inc. and BioLargo Water, Inc. (Canada). Mr. Calvert was appointed a director in June 2002 and has served as President and Chief Executive Officer since June 2002, Corporate Secretary from September 2002 until March 2003 and Chief Financial Officer from March 2003 through January 2008. Mr. Calvert holds a B.A. degree in Economics from Wake Forest University, where he was a varsity basketball player. Mr. Calvert also studied at Columbia University and Harding University. He also serves on the board of directors at The Maximum Impact Foundation, a 501(c)(3) nonprofit organization, committed to bridging the gap for lifesaving work around the globe for the good of man and in the name of Christ. He serves as a member of the Advisory Council for Wake Forest University’s Center for Innovation, Creativity and Entrepreneurship, and as a Director of SustainOC in and serves on its “Technology Breakthrough” committee. SustainOC is a trade association that seeks to promote economic growth in the Orange County clean technology industry. Most recently, Mr. Calvert joined the Board of Directors of Tilly’s Life Center, a nonprofit charitable foundation aimed at empowering teens with a positive mindset and enabling them to effectively cope with crisis, adversity and tough decisions. He is a scholarship sponsor at Environmental Research and Education Foundation, a 501(c)(3) nonprofit organization dedicated to fund and direct scientific research and educational initiatives for waste management practices to benefit industry participants and the communities they serve. He also a sponsor of scholarships on behalf of National Water Research Institute A 501c3 non-profit organization that sponsors projects and programs focused on ensuring safe, reliable sources of water now and for future generations. Mr. Calvert is also an Eagle Scout. He is married and has two children. He has been an active coach in youth sports organizations and ministry activity in his home community. Mr. Calvert has an extensive entrepreneurial background as an operator, investor and consultant. Before his work with BioLargo, he had participated in more than 300 consulting projects and more than 50 acquisitions as well as various financing transactions and companies that ranged from industrial chemicals, healthcare management, finance, telecommunications and consumer products.

Charles K. Dargan II is our Chief Financial Officer and has served as such since February 2008. Since January 2003, Mr. Dargan has served as founder and principal of CFO 911, an organization of senior executives that provides accounting, finance and operational expertise to both public and private companies who are at strategic inflection points of their development and helps them effectively transition from one business stage to another. From March 2000 to January 2003, Mr. Dargan was the Chief Financial Officer of Semotus Solutions, Inc., an American Stock Exchange-listed wireless mobility software company. Mr. Dargan also serves as a director of Hiplink Software, Inc. and CPSM, Inc. Further, Mr. Dargan began his finance career in investment banking with Drexel Burnham Lambert and later became Managing Director of two regional firms, including Houlihan Lokey Howard & Zukin, where he was responsible for the management of the private placement activities of the firm. Mr. Dargan received his B.A. degree in Government from Dartmouth College, and his M.B.A. degree and M.S.B.A. degree in Finance from the University of Southern California. Mr. Dargan is a CPA (inactive).

Kenneth R. Code is our Chief Science Officer. He has been a director since April 2007. Mr. Code is our single largest stockholder. He is the founder of IOWC, which is engaged in the research and development of advanced disinfection technology, and from which our company acquired its core iodine technology in April 2007. Mr. Code has authored several publications and holds several patents, with additional patents pending, concerning advanced iodine disinfection. Mr. Code graduated from the University of Calgary, Alberta, Canada.

Joseph L. Provenzano is our Vice President of Operations, Corporate Secretary. He has been a director since June 2002, assumed the role of Corporate Secretary in March 2003, was appointed Executive Vice President of Operations in January 2008 and was elected President of our subsidiary, Odor-No-More, Inc., upon the commencement of its operations in January 2010. He is a co-inventor on several of our company’s patents and proprietary manufacturing processes, and he has developed over 30 products from our CupriDyne® technology. Mr. Provenzano began his corporate career in 1988 in the marketing field. In 2001 he began work with an investment holding company to manage their mergers and acquisitions department, participating in more than 50 corporate mergers and acquisitions.

Dennis E. Marshall has been a director since April 2006. Mr. Marshall has over 46 years of experience in real estate, asset management, management level finance and operations-oriented management. Since 1981, Mr. Marshall has been a real estate investment broker in Orange County, California, representing buyers and sellers in investment acquisitions and dispositions. From March 1977 to January 1981, Mr. Marshall was a real estate syndicator at McCombs Corporation as well as the assistant to the Chairman of the Board. While at McCombs Corporation, Mr. Marshall became the Vice President of Finance, where he financially monitored numerous public real estate syndications. From June 1973 to September 1976, Mr. Marshall served as an equity controller for the Don Koll Company, an investment builder and general contractor firm, at which Mr. Marshall worked closely with institutional equity partners and lenders. Before he began his career in real estate, Mr. Marshall worked at Arthur Young & Co. (now Ernst & Young) from June 1969 to June 1973, where he served as Supervising Senior Auditor and was responsible for numerous independent audits of publicly held corporations. During this period, he obtained Certified Public Accountant certification. Mr. Marshall earned a degree in Accounting from the University of Texas, Austin in 1966 and earned a Master of Science Business Administration from the University of California, Los Angeles in 1969. Mr. Marshall serves as Chairman of the Audit Committee.

Kent C. Roberts III has been a director since August 2011. He is a partner at Acacia Investment Partners, a management consulting firm serving the asset management industry. Mr. Roberts has had a long and successful career in the asset management business as a north American practice leader or at the senior partner level. His investment experience spans 25 years where he served in senior positions in business management, trading, currency risk management, business development and marketing strategy, as well as governance and oversight roles. He has worked for both large firms as well as boutiques that bring unique investment expertise to investors around the world. Those firms include: Global Evolution USA, First Quadrant and Bankers Trust Company. He has presented at numerous industry conferences and as a guest speaker at numerous industry conferences and events. Before entering the financial services industry Mr. Roberts worked in the oil and gas exploration industry. Mr. Roberts received a MBA in Finance from the University of Notre Dame and a BS in Agriculture and Watershed Hydrology from the University of Arizona. Mr. Roberts holds a series 3 securities license.

John S. Runyan has been a director since October 2011. He has spent his career in the food industry. He began as a stock clerk at age 12, and ultimately served the Fleming Companies for 38 years, his last 10 years as a Senior Executive Officer in its corporate headquarters where he was Group President of Price Impact Retail Stores with annual sales of over $3 billion. He retired from Fleming Companies in 2001, and then established JSR&R Company Executive Advising, with a primary emphasis in the United States and international food business. His clients have included Coca Cola, Food 4 Less Price Impact Stores, IGA, Inc., Golden State Foods, Bozzuto Companies Foodstuffs New Zealand, Metcash Australia and McLane International. In 2005, he joined Associated Grocers in Seattle, Washington as President and CEO, overseeing its purchase in 2007 by Unified Grocers, at which time he became Executive Advisor to its CEO and to its President. Mr. Runyan currently serves on the board of directors of Western Association of Food Chains and Retailer Owned Food Distributors of America. Additionally, Mr. Runyan served eight years as a board member of the City of Hope’s Northern California Food Industry Circle, which included two terms as President, and was recognized with the City of Hope “Spirit of Life” award. He was the first wholesale executive to be voted “Man of the Year” by Food People Publication. He is a graduate of Washburn University, which recognized his business accomplishments in 2007 as the honoree from the School of Business “Alumni Fellow Award.” Mr. Runyan serves as Chairman of the Compensation Committee.

Jack B. Strommen has been a director since June 2017, and also is a member of the board of directors of our subsidiary, Clyra Medical Technologies, as the representative of Sanatio Capital LLC. Mr. Strommen is the CEO of PD Instore, a leader in the design, production and installation of retail environments and displays for many Fortune 500 companies including Target, Adidas, Verizon, Disney and Sony. He also is the Chairman of Our House Films, an angel investor in several private companies ranging from bio-tech to med-tech to real estate, and serves on the board of directors of several private and public companies. A relentless force of growth, Mr. Strommen has taken his company, PD Instore, to new and ever increasing levels of success. Mr. Strommen purchased the family owned, local based printing firm, from his grandfather in 1999. With his vision and leadership, it went from a local company with $25M in revenues to a global company with $180M in global sales. Mr. Strommen led the company in a private sale in 2015, remaining as CEO.

CORPORATE GOVERNANCE

Our corporate website, www.biolargo.com, contains the charters for our Audit and Compensation Committees and certain other corporate governance documents and policies, including our Code of Ethics. Any changes to these documents and any waivers granted with respect to our Code of Ethics will be posted at www.biolargo.com. In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to Corporate Secretary, BioLargo, Inc., 14921 Chestnut St., Westminster, California 92683. The information at www.biolargo.com is not, and shall not be deemed to be, a part of this prospectus.

Director Independence

Our board of directors has determined that each of Messrs. Marshall, Roberts, Strommen and Runyan is independent as defined under applicable Nasdaq Stock Market, LLC (“Nasdaq”) listing standards. Our board of directors has determined that neither Mr. Calvert, Mr. Provenzano, nor Mr. Code is independent as defined under applicable Nasdaq listing standards. Neither Mr. Calvert, Mr. Provenzano, nor Mr. Code serve on any committee of our board of directors.

Meetings of our Board of Directors

Our board of directors held four meetings during 2016. Each of the incumbent directors attended all the meetings of our board of directors and committees on which the director served, except for two absences at the annual board meeting in June 2016. Our board of directors held five meetings during 2017, and acted by consent four times. Each of the incumbent directors attended all the meetings of our board of directors and committees on which the director served, except for two absences at the annual board meeting in June 2017, and one absence at the August 2017 board meeting. Each of our directors is encouraged to attend our Annual Meeting of Stockholders, when these are held, and to be available to answer any questions posed by stockholders to such director.

Communications with our Board of Directors

The following procedures have been established by our board of directors to facilitate communications between our stockholders and our board of directors:

•

Stockholders may send correspondence, which should indicate that the sender is a Stockholder, to our board of directors or to any individual director, by mail to Corporate Secretary, BioLargo, Inc., 14921 Chestnut St., Westminster, California 92683.

•

Our Corporate Secretary will be responsible for the first review and logging of this correspondence and will forward the communication to the director or directors to whom it is addressed unless it is a type of correspondence which our board of directors has identified as correspondence which may be retained in our files and not sent to directors. Our board of directors has authorized the Corporate Secretary to retain and not send to directors communications that: (a) are advertising or promotional in nature (offering goods or services), (b) solely relate to complaints by clients with respect to ordinary course of business customer service and satisfaction issues or (c) clearly are unrelated to our business, industry, management or Board or committee matters. These types of communications will be logged and filed but not circulated to directors. Except as set forth in the preceding sentence, the Corporate Secretary will not screen communications sent to directors.

•

The log of stockholder correspondence will be available to members of our board of directors for inspection. At least once each year, the Corporate Secretary will provide to our board of directors a summary of the communications received from stockholders, including the communications not sent to directors in accordance with the procedures set forth above.

Our stockholders also may communicate directly with the non-management directors as a group, by mail addressed to Dennis E. Marshall, c/o Corporate Secretary, BioLargo, Inc., 14921 Chestnut St., Westminster, California 92683.

Our Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding questionable accounting, internal controls and financial improprieties or auditing matters. Any of our employees may confidentially communicate concerns about any of these matters by mail addressed to Audit Committee, c/o Corporate Secretary, BioLargo, Inc., 14921 Chestnut St., Westminster, California 92683.

All the reporting mechanisms also are posted on our corporate website, www.biolargo.com. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal controls or auditing matters and, if it does, it will be handled in accordance with the procedures established by the Audit Committee.

Committees of our Board of Directors

Our board of directors has established an Audit Committee and a Compensation Committee.

The Audit Committee meets with management and our independent registered public accounting firm to review the adequacy of internal controls and other financial reporting matters. Dennis E. Marshall served as Chairman of the Audit Committee during 2015 and continues to serve in that capacity. John S. Runyan also serves on the Audit Committee. Our board of directors has determined that Mr. Marshall qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Audit Committee met five times in 2015 and five times during 2016.

The Compensation Committee reviews the compensation for all our officers and directors and affiliates. The Committee also administers our equity incentive option plan. Mr. Marshall served as Chairman of the Compensation Committee until October 2016, at which time Mr. John S. Runyan was appointed chairman. He continues to serve in that capacity and Mr. Marshall remains on the committee. The Compensation Committee met once during 2015, three times in 2016, and once in 2017, with three other actions via unanimous consent.

Our board of directors did not modify any action or recommendation made by the Compensation Committee with respect to executive compensation for the 2015, 2016 or 2017 fiscal years. It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align their performance and the interests of our stockholders using competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.

We do not have a Nominating/Corporate Governance Committee primarily because of capital constraints, our early operational state and the size of our current board of directors make constituting and administering such a committee excessively burdensome and costly. The traditional responsibilities of such a committee are handled by our board of directors as a whole. Candidates for director nominees are reviewed in the context of the current composition of our board of directors, our company’s operating requirements and the long-term interests of its stockholders. In conducting this assessment, our board of directors considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of our board of directors and our company, to maintain a balance of knowledge, experience and capability. Our board of directors’ process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing an analysis regarding recommended candidates.

Our board of directors follows the written code of ethics that applies to its principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Leadership Structure of our Board of Directors

Mr. Calvert serves as both principal executive officer and Chairman of the Board. Our company does not have a lead independent director. Messrs. Marshall, Roberts and Runyan serve as independent directors who provide active and effective oversight of our strategic decisions. As of the date of this prospectus, our company has determined that the leadership structure of our board of directors has permitted our board of directors to fulfill its duties effectively and efficiently and is appropriate given the size and scope of our company and its financial condition.

Our Board of Directors’ Role in Risk Oversight

As a smaller company, our executive management team, consisting of Messrs. Calvert and Code, are also members of our board of directors. Our board of directors, including our executive management members and independent directors, is responsible for overseeing our executive management team in the execution of its responsibilities and for assessing our company’s approach to risk management. Our board of directors exercises these responsibilities on an ongoing basis as part of its meetings and through its committees. Each member of the management team has direct access to the other Board members, and our committees of our board of directors, to ensure that all risk issues are frequently and openly communicated. Our board of directors closely monitors the information it receives from management and provides oversight and guidance to our executive management team regarding the assessment and management of risk. For example, our board of directors regularly reviews our company’s critical strategic, operational, legal and financial risks with management to set the tone and direction for ensuring appropriate risk taking within the business.

Family Relationships

There are no family relationships among the directors and executive officers of our company.

EXECUTIVE COMPENSATION

The following table sets forth all compensation earned for services rendered to our company in all capacities for the fiscal years ended December 31, 2017, 2016 and 2015, by our principal executive officer and our three most highly compensated executive officers other than our principal executive officer, collectively referred to as the “Named Executive Officers.”

Summary Compensation Table

Name and Principal Positions	Year	Salary		Stock Awards			Option Awards (1)		All other Compensation		Total

Dennis P. Calvert,	2017	$288,603	(2)		$—	(3)	$195,894	(4)	$49,600	(5)	$534,097
Chairman,	2016	288,603	(2)		$—		$—		$25,666	(5)	$314,269
Chief Executive Officer and President	2015	288,603	(2)		$—		$—		$12,600	(5)	$301,203

Kenneth R. Code,	2017	$288,603	(6)		$—		$—		$72,600	(5)	$361,203
Chief Science Officer	2016	288,603	(6)		$—		$—		$12,600	(5)	$301,203
	2015	288,603	(6)		$—		$68,000	(7)	$12,600	(5)	$369,203

Charles K. Dargan	2017	$—		$			$236,250	(8)	$—		$236,250
Chief Financial Officer	2016	—			$—		$106,950	(8)	$—		$106,950
	2015	—			$—		$189,760	(8)	$—		$189,760

Joseph Provenzano,	2017	$169,772	(9)		$—		$47,000	(10)	$12,900	(11)	$229,672
Corporate Secretary;	2016	169,772	(9)		$—		$—		$14,513	(5)	$184,285
President Odor-No-More, Inc.	2015	162,055	(9)		$—		$118,422	(12)	$3,600	(5)	$284,077

_______
(1)

Our company recognizes compensation expense for stock option awards on a straight-line basis over the applicable service period of the award, which is the vesting period. Share-based compensation expense is based on the grant date fair value estimated using the Black-Scholes method. The amounts in the “Stock and Option Awards” column reflect the aggregate grant date fair value of awards of stock or options, computed in accordance with SEC rules. These amounts do not represent the actual amounts paid to or realized by any of the recipients during fiscal 2015 and 2016.

(2)

In 2015 and 2016 the employment agreement for Mr. Calvert provided for a base salary of $288,603 and other compensation for health insurance and an automobile allowance. During 2015, we made cash payments to Mr. Calvert totaling $201,337. Additionally, on March 31, 2015, Mr. Calvert agreed to accept 71,608 shares of our common stock, at a conversion rate of $0.36 per share, in lieu of $25,421 of accrued and unpaid salary obligation, on September 30, 2015, Mr. Calvert agreed to accept 104,571 shares of our common stock, at a conversion rate of $0.35 per share, in lieu of $36,600 of accrued and unpaid salary obligation, and on September 30, 2015, Mr. Calvert agreed to accept 58,223 shares of our common stock, at a conversion price of $0.65 per share, in lieu of 37,845 of accrued and unpaid salary obligation. During 2016 we made cash payments to Mr. Calvert totaling $288,603, per his Employment Agreement. During 2017 we made cash payments to Mr. Calvert totaling $260,807 per his Employment Agreement. On December 29, 2017, Mr. Calvert agreed to accept 71,273, at a conversion price of $0.39 per share, in lieu of $27,796 of accrued and unpaid salary. The common stock issued is restricted from sale until the earlier of the termination of the executive’s employment, or the filing of a report of a “change in control” on Form 8-K.  (See “Employment Agreements—Dennis P. Calvert” and “Outstanding Equity Awards at Fiscal Year-End” below for more details) .

(3)

On May 2, 2017, Mr. Calvert was issued 1,500,000 shares of common stock, subject to a “lock-up agreement” whereby the shares remain unvested until the occurrence of certain events. As no such events occurred during 2017, and thus no shares vested, the value of the award in 2017 was recorded as zero. (See “Employment Agreements—Dennis P. Calvert” and “Outstanding Equity Awards at Fiscal Year-End” below for more details.)

(4)

On May 2, 2017, pursuant to his employment agreement, we granted to our president, Dennis P. Calvert, an option to purchase 3,731,322 shares of the Company’s common stock. The option is a non-qualified stock option, exercisable at $0.45 per share, the closing price of our common stock on the grant date, exercisable for ten years from the date of grant, and vesting in equal increments on the anniversary of the option agreement for five years. Any portion of the option which has not yet vested shall immediately vest in the event of, and prior to, a change of control, as defined in the employment agreement. The option cliff vests in 4 equal amounts on each anniversary of the option agreement. The option agreement contains the other terms standard in option agreements issued by the Company, including provisions for a cashless exercise. The fair value of this option totaled $1,679,095 and will be amortized monthly through May 2, 2022. During the year ended December 31, 2017, we recorded $195,894, respectively, of selling, general and administrative expense related to the option.

(5)

Consists of health insurance premium and automobile allowance per Employment Agreements for 2015 and 2016. In 2016, Mr. Calvert received a $20,000 bonus payment. As of December 31, 2016, there was an accrued bonus due to Mr. Calvert totaling $40,000, and to Mr. Code totaling $60,000, of which each amounts were paid in January 2017. In 2016, Mr. Provenzano received a $5,000 bonus payment.

(6)

In 2015 and 2016 the employment agreement for Mr. Code provided for a base salary of $288,603 and other compensation of $12,600. During 2015 Mr. Code incurred $21,167 of business expenses on behalf of our company. During 2015, we made cash payments to Mr. Code totaling $178,557. Additionally, on March 31, 2015, Mr. Code agreed to accept 158,131 shares of our common stock, at a conversion rate of $0.36 per share, in lieu of $56,137 of accrued and unpaid salary obligation, on September 30, 2015, Mr. Code agreed to accept 108,743 shares of our common stock, at a conversion rate of $0.35 per share, in lieu of $38,060 of accrued and unpaid salary obligation, and on September 30, 2015, Mr. Code agreed to accept 69,618 shares of our common stock, at a conversion price of $0.65 per share, in lieu of $45,522 of accrued and unpaid salary obligation.  The common stock issued is restricted from sale until the earlier of the termination of the executive’s employment, or the filing of a report of a “change in control” on Form 8-K. As of December 31, 2015 there was $4,095 of accrued or unpaid obligations owed to Mr. Code. During 2016 Mr. Code incurred $73,614 of business expenses on behalf of our company. During 2016, we made payments totaling $378,912. As of December 31, 2016, there was $5,810 of accrued and unpaid reimbursable business expenses owed to Mr. Code. During 2017 we made cash payments to Mr. Code totaling $264,215 per his employment agreement. On December 29, 2017, Mr. Calvert agreed to accept 77,432, at a conversion price of $0.39 per share, in lieu of $30,198 of accrued and unpaid salary. The common stock issued is restricted from sale until the earlier of the termination of the executive’s employment, or the filing of a report of a “change in control” on Form 8-K. See “Employment Agreements—Kenneth R. Code” and “Outstanding Equity Awards at Fiscal Year-End” below for more details.

(7)

On June 24, 2015, our board of directors extended by five years the expiration of an option to purchase 200,000 shares of our common stock issued to our Chief Science Officer in February 2010. The option was originally issued in exchange for unpaid salary obligation at an exercise price of $0.575 and now expires February 5, 2020. The fair value of the options resulted in an additional $68,000 of selling, general and administrative expenses.

(8)

On September 30, 2015, our Chief Financial Officer, Charles K. Dargan, II, agreed to extend his engagement agreement dated February 1, 2008 (the “Engagement Agreement,” which had been previously extended multiple times). The Engagement Extension Agreement dated as of September 30, 2015 (the “Engagement Extension Agreement”) provides for an additional term to expire September 30, 2016 (the “Extended Term”), and is retroactively effective to February 1, 2015. Compensation during the Extended Term consists of the issuance of an option to purchase 300,000 shares of our common stock that vest over the term of the engagement with 120,000 shares vested as of September 30, 2015, and the remaining shares to vest 15,000 monthly, provided that the Engagement Extension Agreement with Mr. Dargan has not been terminated prior to each vesting date. The fair value of the option issued in 2015 totaled $171,000.

On February 10, 2017, we and Mr. Dargan further extended his engagement agreement. The extension provides for an additional term to expire September 30, 2017 (the “Extended Term”), and is retroactively effective to the termination of the prior extension on October 1, 2016. This more recent extension again compensates Mr. Dargan through the issuance of an option to purchase 300,000 shares of the Company’s common stock. The strike price of the option is $0.69 per share, which is equal to the closing price of the Company’s common stock on February 10, 2017, expires February 10, 2027, and vests over the term of the engagement with 125,000 shares having vested as of February 10, 2017, and the remaining shares to vest 25,000 shares monthly beginning March 1, 2017, and each month thereafter, so long as his agreement is in full force and effect. The fair value of the option totaled $207,000.

On December 31, 2017, as consideration for a one-year extension of his role as our Chief Financial Officer, we issued Mr. Dargan an option to purchase 300,000 shares of the Company’s common stock at $0.39 per share, which expires December 31, 2027, and vests over the term of the engagement with 75,000 shares having vested as of December 31, 2017, and the remaining shares to vest 25,000 shares monthly beginning January 31, 2018, and each month thereafter, so long as his agreement is in full force and effect. The fair value of the option totaled $117,000, with $29,250 of that vesting during 2017.

(9)

In 2015, 2016 and 2017, the employment agreement for Mr. Provenzano provided for a base salary of $162,055 $169,772, and $169,772, respectively, and other compensation for health insurance and automobile allowance. During 2015 Mr. Provenzano incurred $17,495 of business expenses on behalf of our company. During 2015, we made cash payments to Mr. Provenzano totaling $91,655. Additionally, on March 31, 2015, Mr. Provenzano agreed to accept 52,239 shares of our common stock, at a conversion rate of $0.36 per share, in lieu of $18,545 accrued and unpaid salary obligations, on June 30, 2015, Mr. Provenzano agreed to accept 65,629 shares of our common stock, at a conversion rate of $0.35 per share, in lieu of $22,972 accrued and unpaid salary obligations, on September 30, 2015, Mr. Provenzano agreed to accept 29,389 shares of our common stock, at a conversion rate of $0.65 per share, in lieu of $19,103 accrued and unpaid salary obligations, and on December 31, 2015, Mr. Provenzano agreed to accept 20,686 shares of our common stock, at a conversion rate of $0.49 per share, in lieu of $10,043 accrued and unpaid salary obligations. The common stock issued is restricted from sale until the earlier of the termination of the executive’s employment, or the filing of a report of a “change in control” on Form 8-K. As of December 31, 2015, Mr. Provenzano had accrued and unpaid obligations totaling $3,338. During 2016 Mr. Provenzano incurred $3,644 of business expenses on behalf of our company. During 2016, we made cash payments to Mr. Provenzano totaling $182,954. As of December 31, 2016, Mr. Provenzano had accrued and unpaid business expenses totaling $1,910. During 2016, we made cash payments to Mr. Provenzano totaling $158,625. See “Employment Agreements – Joseph Provenzano” and “Outstanding Equity Awards at Fiscal Year-End” below for more details.

(10)	On October 23, 2017, we issued to Mr. Provenzano an option to purchase 100,000 shares of our common stock at $0.47 per share, which expires October 23, 2027, and vests monthly in 10,000 share increments beginning November 23, 2017.

(11)	Includes a $7,500 cash bonus and $5,400 in automobile expense.

(12)

On June 24, 2015, our board of directors extended by five years the expiration of options to purchase an aggregate 296,203 shares of our common stock issued in August 2010. The options were originally issued in exchange for accrued and unpaid amounts owed to our Mr. Provenzano, at an exercise price of $0.30 and now expire August 4, 2020. Fair value of the options resulted in an additional $118,422 of selling, general and administrative expenses.

Employment Agreements

Dennis P. Calvert

On May 2, 2017, BioLargo, Inc. (the “Company”) and its President and Chief Executive Officer Dennis P. Calvert entered into an employment agreement (the “Calvert Employment Agreement”), replacing in its entirety the previous employment agreement with Mr. Calvert dated April 30, 2007.

The Calvert Employment Agreement provides that Mr. Calvert will continue to serve as the President and Chief Executive Officer of the Company and receive base compensation equal to his current rate of pay of $288,603 annually. In addition to this base compensation, the agreement provides that he is eligible to participate in incentive plans, stock option plans, and similar arrangements as determined by the Company’s Board of Directors, health insurance premium payments for himself and his immediate family, a car allowance of $800 per month, paid vacation of four weeks per year, and bonuses in such amount as the Compensation Committee may determine from time to time.

The Calvert Employment Agreement provides that Mr. Calvert will be granted an option (the “Option”) to purchase 3,731,322 shares of the Company’s common stock. The Option shall be a non-qualified stock option, exercisable at $0.45 per share, which represents the market price of the Company’s common stock as of the date of the agreement, exercisable for ten years from the date of grant and vesting in equal increments over five years. Notwithstanding the foregoing, any portion of the Option which has not yet vested shall be immediately vested in the event of, and prior to, a change of control, as defined in the Calvert Employment Agreement. The agreement also provides for a grant of 1,500,000 shares of common stock, subject to the execution of a “lock-up agreement” whereby the shares remain unvested unless and until the earlier of (i) a sale of the Company, (ii) the successful commercialization of the Company’s products or technologies as demonstrated by its receipt of at least $3,000,000 in cash, or the recognition of $3,000,000 in revenue, over a 12-month period from the sale of products and/or the license of technology, and (iii) the Company’s breach of the employment agreement resulting in his termination. The Option contains the other terms standard in option agreements issued by the Company, including provisions for a cashless exercise.

The Calvert Employment Agreement has a term of five years, unless earlier terminated in accordance with its terms. The Calvert Employment Agreement provides that Mr. Calvert’s employment may be terminated by the Company due to his death or disability, for cause, or upon a merger, acquisition, bankruptcy or dissolution of the Company. “Disability” as used in the Calvert Employment Agreement means physical or mental incapacity or illness rendering Mr. Calvert unable to perform his duties on a long-term basis (i) as evidenced by his failure or inability to perform his duties for a total of 120 days in any 360-day period, or (ii) as determined by an independent and licensed physician whom Company selects, or (iii) as determined without recourse by the Company’s disability insurance carrier. “Cause” means that Mr. Calvert has (i) engaged in willful misconduct in connection with the Company’s business; or (ii) been convicted of, or plead guilty or nolo contendre in connection with, fraud or any crime that constitutes a felony or that involves moral turpitude or theft. If Mr. Calvert’s employment is terminated due to merger or acquisition, then he will be eligible to receive the greater of (i) one year’s compensation plus an additional one half year for each year of service since the effective date of the employment agreement or (ii) one year’s compensation plus an additional one half year for each year remaining in the term of the agreement. Otherwise, he is only entitled to receive compensation due through the date of termination.

The Calvert Employment Agreement requires Mr. Calvert to keep certain information confidential, not to solicit customers or employees of the Company or interfere with any business relationship of the Company, and to assign all inventions made or created during the term of the Calvert Employment Agreement as “work made for hire”.

Kenneth R. Code

We entered into an employment agreement dated as of April 29, 2007 with Mr. Code, our Chief Science Officer (the “Code Employment Agreement”), which we amended on December 28, 2012 such that his salary will remain at $288,603, the level paid in April 2012, with no further automatic increases. The Code Employment Agreement can automatically renew for one year periods on April 29th of each year but may be terminated “without cause” at any time upon 120 days’ notice, and upon such termination, Mr. Code would not receive the severance originally provided for. All other terms in the 2007 agreement remain the same in the Code Employment Agreement.

In addition, Mr. Code will be eligible to participate in incentive plans, stock option plans, and similar arrangements as determined by our board of directors. When such benefits are made available to our senior employees, Mr. Code is also eligible to receive health insurance premium payments for himself and his immediate family, a car allowance of $800 per month, paid vacation of four weeks per year plus an additional two weeks per year for each full year of service during the term of the agreement up to a maximum of 10 weeks per year, life insurance equal to three times his base salary and disability insurance.

The Code Employment Agreement further requires Mr. Code to keep certain information confidential, not to solicit customers or employees of our company or interfere with any business relationship of our company, and to assign all inventions made or created during the term of the Code Employment Agreement as “work made for hire”.

Charles K. Dargan II

Charles K. Dargan, II has served as our Chief Financial Officer since February 2008 pursuant to an engagement agreement with his company, CFO 911, that has been renewed each year. For the renewal effective February 1, 2015, Mr. Dargan was compensated through the issuance of an option to purchase an additional 300,000 shares of our common stock, at an exercise price of $0.57 per share, to expire September 30, 2025, and vest over the term of the engagement with 120,000 shares vested as of September 30, 2015, and the remaining shares to vest 15,000 monthly, provided that the Engagement Extension Agreement with Mr. Dargan has not been terminated prior to each vesting date. Mr. Dargan receives no cash compensation from our company and continues to serve as our Chief Financial Officer.

On February 10, 2017, we and Mr. Dargan further extended his engagement agreement. The extension provides for an additional term to expire September 30, 2017 (the “Extended Term”), and is retroactively effective to the termination of the prior extension on October 1, 2016. This more recent extension again compensates Mr. Dargan through the issuance of an option to purchase 300,000 shares of the Company’s common stock. The strike price of the option is $0.69 per share, which is equal to the closing price of the Company’s common stock on February 10, 2017, expires February 10, 2027, and vests over the term of the engagement with 125,000 shares having vested as of February 10, 2017, and the remaining shares to vest 25,000 shares monthly beginning March 1, 2017, and each month thereafter, so long as his agreement is in full force and effect.

On December 31, 2017, we and Mr. Dargan further extended his engagement agreement. The extension provides for an additional term to expire September 30, 2018 (the “Extended Term”), and is retroactively effective to the termination of the prior extension on October 1, 2017. This more recent extension again compensates Mr. Dargan through the issuance of an option to purchase 300,000 shares of the Company’s common stock. The strike price of the option is $0.39 per share, which is equal to the closing price of the Company’s common stock on December 29, 2017, expires December 31, 2027, and vests over the term of the engagement with 75,000 shares having vested as of December 31, 2017, and the remaining shares to vest 25,000 shares monthly beginning January 31, 2018, and each month thereafter, so long as his agreement is in full force and effect.

Joseph Provenzano

Mr. Provenzano has served as Vice President of Operations since January 1, 2008, in addition to continuing to serve as our Corporate Secretary.

Mr. Provenzano’s employment agreement provided a base compensation in 2016 and 2017 of $169,772 annually. Mr. Provenzano is also entitled to reimbursement for authorized expenses he incurs in the course of his employment. In addition, Mr. Provenzano is eligible to receive discretionary bonuses, participate in benefits made generally available to our employees and receive grants under our 2007 Equity Plan.

Mr. Provenzano’s employment agreement automatically renews each year unless we give at least 90 days’ notice of non-renewal, and contains additional provisions typical of an agreement of this nature.

Director Compensation

Each director who is not an officer or employee of our company receives an annual retainer of $60,000, paid in cash or shares of our common stock, or options to purchase our common stock (pursuant to a plan put in place by our board of directors), in our sole discretion. Historically, all but one director has received the entirety of his fees in the form of options to purchase stock, rather than cash. In addition, Mr. Marshall and Mr. Runyan each receive an additional $15,000 for their services as the chairman of the Audit Committee and chairman of the Compensation Committee, respectively. The following table sets forth information for the fiscal year ended December 31, 2017 regarding compensation of our non-employee directors. Our employee directors do not receive any additional compensation for serving as a director.

Director Compensation for Fiscal Year 2017

Name	Fees Earned or Fees Paid in Cash		Option Awards (1)		Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Dennis E. Marshall	$75,000	(2)	3,900	(7)	—	—	$78,900
Jack Strommen	$31,834	(4)	3,900	(7)	—	—	$35,734
Gary A. Cox	$28,167	(3)	—		—	—	$28,167
Kent C. Roberts III	$60,000	(5)	3,900	(7)	—	—	$63,900
John Runyan	$75,000	(6)	3,900	(7)	—	—	$78,900

________

(1)

Our company recognizes compensation expense for stock option awards on a straight-line basis over the applicable service period of the award, which is the vesting period. Share-based compensation expense is based on the grant date fair value estimated using the Black-Scholes method. The amounts in the “Stock and Option Awards” column reflect the aggregate grant date fair value of awards of stock or options, computed in accordance with SEC rules. These amounts do not represent the actual amounts paid to or realized by any of the recipients during fiscal 2017.

(2)

In 2017, Mr. Marshall earned director fees of $75,000, which included compensation for serving as Chairman of the Audit Committee of our board of directors. None of these fees was paid in cash. During 2017, Mr. Marshall received options in lieu of cash consisting of (i) on March 31, 2017, an issuance of an option to purchase 37,500 shares of our common stock at $0.50 per share, (ii) on June 30, 2017, an issuance of an option to purchase 43,605 shares of our common stock at $0.43 per share, (iii) on September 30, 2017, an issuance of an option to purchase 36,765 shares of our common stock at $0.51 per share, and (iv) on December 29, 2017, an issuance of an option to purchase 48,077 shares of our common stock at $0.39 per share.

(3)

In 2017 Mr. Cox earned director fees of $28,167. During 2017, Mr. Cox received cash payments totaling $7,500 and received options in lieu of cash consisting of (i) on March 31, 2017, an issuance of an option to purchase 25,000 shares of our common stock at $0.50 per share, (ii) on June 30, 2017, an issuance of an option to purchase 18,992 shares of our common stock at $0.43 per share.

(4)

In 2017 Mr. Strommen earned director fees of $31,834. During 2017, Mr. Strommen received options in lieu of cash consisting of (i) on June 30, 2017, an issuance of an option to purchase 4,264 shares of our common stock at $0.43 per share, (iii) on September 30, 2017, an issuance of an option to purchase 29,412 shares of our common stock at $0.51 per share, and (iv) on December 29, 2017, an issuance of an option to purchase 38,462 shares of our common stock at $0.39 per share.

(5)

In 2015, Mr. Roberts earned director fees of $60,000. None of these fees was paid in cash. During 2017, Mr. Roberts received options in lieu of cash consisting of (i) on March 31, 2017, an issuance of an option to purchase 30,000 shares of our common stock at $0.50 per share, (ii) on June 30, 2017, an issuance of an option to purchase 34,884 shares of our common stock at $0.43 per share, (iii) on September 30, 2017, an issuance of an option to purchase 29,412 shares of our common stock at $0.51 per share, and (iv) on December 29, 2017, an issuance of an option to purchase 38,462 shares of our common stock at $0.39 per share.

(6)

In 2017, Mr. Runyan earned director fees of $75,000. None of these fees was paid in cash. During 2017, Mr. Runyan received options in lieu of cash consisting of (i) on March 31, 2017, an issuance of an option to purchase 37,500 shares of our common stock at $0.50 per share, (ii) on June 30, 2017, an issuance of an option to purchase 43,605 shares of our common stock at $0.43 per share, (iii) on September 30, 2017, an issuance of an option to purchase 36,765 shares of our common stock at $0.51 per share, and (iv) on December 29, 2017, an issuance of an option to purchase 48,077 shares of our common stock at $0.39 per share.

(7)

Pursuant to the terms of the 2007 Equity Plan, our independent board members are automatically awarded an option to purchase 10,000 shares (or a pro-rata portion upon becoming an independent board member) of our common stock effective the date of the annual stockholder’s meeting (or effective date of an annual stockholder’s consent). On June 24, 2017, each of Mr. Marshall, Mr. Strommen, Mr. Roberts and Mr. Runyan was automatically granted an option to purchase 10,000 shares of our common stock at an exercise price of $0.39 per share, resulting in a fair value of $3,900 per each issuance.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised stock options and equity incentive plan awards for each of the Named Executive Officers outstanding as of December 31, 2017. All stock or options that were granted to the Named Executive Officers during the fiscal year ended December 31, 2017 have fully vested, except as indicated.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Share Price on Grant Date	Option Expiration Date
Dennis P. Calvert	200,000		--	$0.94	$0.94	December 28, 2017
	60,000		--	$0.55	$0.37	April 27, 2019
	691,974		--	$0.55	$0.37	April 27, 2019
	200,000		--	$0.575	$0.50	February 1, 2020
	3,731,322	3,731,322	--	$0.45	$0.45	May 2, 2027
Charles K. Dargan II	50,000		--	$1.89	$1.89	February 1, 2018
	10,000		--	$1.65	$1.65	April 29, 2018
	10,000		--	$1.55	$1.55	May 31, 2018
	10,000		--	$1.10	$1.10	June 30, 2018
	10,000		--	$0.99	$0.99	July 31, 2018
	10,000		--	$0.90	$0.90	August 31, 2018
	10,000		--	$0.89	$0.89	September 30, 2018
	10,000		--	$0.35	$0.35	October 31, 2018
	10,000		--	$0.70	$0.70	November 30, 2018
	10,000		--	$0.41	$0.41	December 31, 2018
	10,000		--	$0.38	$0.38	January 31, 2019
	50,000		--	$0.28	$0.28	February 23, 2019
	10,000		--	$0.30	$0.30	April 29, 2019
	36,000		--	$0.50	$0.30	April 29, 2019
	10,000		--	$0.45	$0.45	May 31, 2019
	10,000		--	$0.45	$0.45	June 30, 2019
	10,000		--	$0.50	$0.50	July 31, 2019
	10,000		--	$0.43	$0.43	August 31, 2019
	10,000		--	$0.40	$0.40	September 30, 2019
	10,000		--	$0.45	$0.45	October 31, 2019
	10,000		--	$0.57	$0.57	November 30, 2019
	10,000		--	$0.70	$0.70	December 31, 2019
	10,000		--	$0.50	$0.50	January 31, 2020
	10,000		--	$0.45	$0.45	February 28, 2020
	60,000		--	$0.575	$0.50	February 1, 2020
	10,000		--	$0.50	$0.50	March 31, 2020
	10,000		--	$0.39	$0.39	April 29, 2020
	10,000		--	$0.31	$0.31	May 31, 2020
	10,000		--	$0.25	$0.25	June 30, 2020
	10,000		--	$0.24	$0.24	July 31, 2020
	10,000		--	$0.23	$0.23	August 30, 2020
	200,000		--	$0.30	$0.30	August 4, 2020
	10,000		--	$0.35	$0.35	September 30, 2020
	10,000		--	$0.42	$0.42	October 31, 2020
	10,000		--	$0.40	$0.40	November 30, 2020
	10,000		--	$0.50	$0.50	December 31, 2020
	10,000		--	$0.42	$0.42	January 31, 2021
	120,000		--	$0.41	$0.41	February 28, 2021
	300,000		--	$0.35	$0.35	April 10, 2022
	410,000		--	$0.30	$0.30	December 28, 2022
	300,000		--	$0.30	$0.30	July 17, 2023

	300,000		--	$0.30	$0.30	June 23, 2024
	300,000		--	$0.57	$0.57	September 30, 2025
	300,000		--	$0.69	$0.69	February 10, 2027
	300,000	225,000	--	$0.39	$0.39	December 31, 2027
Kenneth R. Code	200,000		--	$1.03	$0.94	July 17, 2023
	200,000		--	$0.575	$0.50	February 1, 2020
	60,000		--	$0.55	$0.55	April 27, 2019
Joseph Provenzano	30,000		--	$0.50	$0.37	April 27, 2019
	200,000		--	$0.575	$0.50	February 1, 2020
	296,203		--	$0.30	$0.30	August 4, 2020
	200,000		--	$0.41	$0.41	March 21, 2021
	100,000		--	$0.45	$0.45	October 23, 2027

Limitation of Liability and Indemnification Matters

As permitted by the Delaware general corporation law, we have included a provision in our certificate of incorporation to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of the director’s duty of loyalty to our company, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware general corporation law or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation also provides that our company shall, to the full extent permitted by section 145 of the Delaware general corporation law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

In addition, our Bylaws provide that we are required to indemnify our officers and directors even when indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

We may enter into indemnification agreements with our officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware general corporation law. The indemnification agreements would require us to indemnify our officers and directors against liabilities that may arise by reason of their status or service as officers and directors other than for liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain our directors’ and officers’ insurance if available on reasonable terms. As of the date of this prospectus, our company has not entered into any indemnification agreement with any of its directors or officers, except for Mr. Strommen.

We have obtained directors’ and officers’ liability insurance in amounts comparable to other companies of our size and in our industry.

No pending litigation or proceeding involving a director, officer, employee or other agent of our company currently exists as to which indemnification is being sought. We are not aware of any threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent of our company.

See “Disclosure of SEC Position on Indemnification for Securities Act Liabilities.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of February 8, 2018, including rights to acquire beneficial ownership of shares of our common stock within 60 days of February 8, 2018, by: (a) all stockholders known to us to be beneficial owners of more than 5% of the outstanding common stock; (b) each director; (c) each Named Executive Officer; and (d) all directors and executive officers of our company as a group:

Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership	Percent of Class (2)

Directors and Officers (3)
Kenneth R. Code (4)	22,670,735	18.8%
Dennis P. Calvert (5)	9,295,775	7.7%
Jack B. Strommen (6)	3,837,015	3.2%
Charles K. Dargan II (7)	3,011,244	2.5%
Dennis E. Marshall (8)	2,372,529	2.0%
Joseph L. Provenzano (9)	2,096,946	1.7%
Kent C. Roberts III (10)	1,700,172	1.4%
John S. Runyan (11)	1,392,835	1.2%
All directors and officers as a group (8 persons)(12)	46,377,251	38.5%

_________

(1)

Except as noted in any footnotes below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)

Our company has only one class of stock outstanding. The sum of 104,139,465 shares of common stock outstanding on February 8, 2018, and 12,801,974 shares of common stock subject to options currently exercisable or exercisable within 60 days by the directors and officers, which totals are deemed outstanding for determining the number of shares beneficially owned by the directors and officers, and the directors and officers as a group, and for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)

The address for all directors and the Named Executive Officers is: c/o BioLargo, Inc., 14921 Chestnut St., Westminster, California 92683, except for: Kent C. Roberts III’s address is 1146 Oxford Road, San Marino, California 91108; Charles K. Dargan II’s address is 8055 W. Manchester Ave., Ste. 405, Playa Del Rey, California 90293; and John S. Runyan’s address is 30001 Hillside Terrace, San Juan Capistrano, California 92675.

(4)

Includes 22,139,012 shares owned indirectly by Mr. Code issued on April 29, 2007 to IOWC Technologies, Inc. in connection with the acquisition by our company of certain intellectual property and other assets on that date. Includes 460,000 shares issuable to Mr. Code upon exercise of options.

(5)

Includes 1,528,695 shares, and an option to purchase 691,974 shares of common stock, held by New Millennium Capital Partners, LLC, which is wholly owned and controlled by Mr. Calvert. Includes 1,151,974 shares issuable to Mr. Calvert upon exercise of options.

(6)	Includes 3,353,545 shares issuance to Mr. Strommen (or entities he controls) upon the exercise of options and warrants.

(7)	Includes 2,821,000 shares issuable to Mr. Dargan upon exercise of options.

(8)	Includes 2,112,497 shares issuable to Mr. Marshall upon exercise of options.

(9)	Includes 826,203 shares issuable to Mr. Provenzano upon exercise of options.

(10)	Includes 1,031,089 shares issuable to Mr. Roberts upon exercise of options.

(11)	Includes 1,045,666 shares issuable to Mr. Runyan upon exercise of options.

(12)	Includes 12,801,974 shares issuable to all directors and officers as a group, upon exercise of options.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our company has adopted a policy that all transactions between our company and its executive officers, directors and other affiliates must be approved by a majority of the members of our board of directors and by a majority of the disinterested members of our board of directors, and must be on terms no less favorable to our company than could be obtained from unaffiliated third parties.

From time to time, our company is unable to pay in full amounts due to its officers for salary and business expenses, and those amounts are recorded as liabilities in our financial statements. These amounts are then paid in the future as our company’s cash position allows, or through the issuance of our common stock, or an option to purchase common stock, pursuant to a plan adopted by our board for the payment of outstanding payables.

During 2016, we issued options to purchase 170,377 shares of our common stock to a member of our Board of Directors, Mr. Marshall, in exchange for the payment of $86,250 of board of director fees due. Pursuant to a plan adopted by our Board of Directors for the reduction of outstanding accounts payable, the options were issued at a strike price equal to the closing price of our common stock on the date of the agreement, and the number of shares purchasable was calculated by dividing the total amount of fees due by the exercise price and multiplying that number by one point five. As a result, the aggregate value of the options issued to Mr. Marshall was equal to $86,250.

During 2016, we issued options to purchase 121,115 shares of our common stock to a member of our Board of Directors, Mr. Runyan, in exchange for the payment of $63,750 of board of director fees due. Pursuant to a plan adopted by our Board of Directors for the reduction of outstanding accounts payable, the options were issued at a strike price equal to the closing price of our common stock on the date of the agreement, and the number of shares purchasable was calculated by dividing the total amount of fees due by the exercise price and multiplying that number by one point five. As a result, the aggregate value of the options issued to Mr. Runyan was equal to $63,750.

On March 31, 2017, we issued options to purchase an aggregate 130,000 shares of our common stock at an exercise price of $0.50 per share to four members of our board of directors, in lieu of $65,000 in fees, as follows: 37,500 to Mr. Marshall in exchange for $18,750 in fees due; 25,000 to Mr. Cox in exchange for $12,500 in fees due; 30,000 to Mr. Roberts in exchange for $15,000 in fees due; 37,500 to Mr. Runyan in exchange for $18,750 in fees due. The options expire 10 years from the date of grant.

On June 30, 2017, we issued options to purchase 145,350 shares of our common stock at an exercise price of $0.43 per share to four members of our board of directors, in lieu of $62,500 in fees, as follows: 43,605 to Mr. Marshall in exchange for $18,750 in fees due; 18,992 to Mr. Cox in exchange for $8,167 in fees due; 34,884 to Mr. Roberts in exchange for $15,000 in fees due; 43,605 to Mr. Runyan in exchange for $18,750 in fees due; and 4,264 to Mr. Strommen in exchange for $1,833 in fees due. The options expire 10 years from the date of grant.

On September 30, 2017, we issued options to purchase 132,354 shares of our common stock at an exercise price of $0.51 per share to four members of our board of directors, in lieu of $62,500 in fees, as follows: 36,765 to Mr. Marshall in exchange for $18,750 in fees due; 29,412 to Mr. Roberts in exchange for $15,000 in fees due; 36,765 to Mr. Runyan in exchange for $18,750 in fees due; and 29,412 to Mr. Strommen in exchange for $15,000 in fees due. The options expire 10 years from the date of grant.

On December 31, 2017, we issued options to purchase 173,078 shares of our common stock at an exercise price of $0.39 per share to four members of our board of directors, in lieu of $62,500 in fees, as follows: 48,077 to Mr. Marshall in exchange for $18,750 in fees due; 38,462 to Mr. Strommen in exchange for $15,000 in fees due; 38,462 to Mr. Roberts in exchange for $15,000 in fees due; and 48,077 to Mr. Runyan in exchange for $18,750 in fees due. The options expire 10 years from the date of grant.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.00067 per share, and 50,000,000 shares of preferred stock, par value $0.00067 per share.

Authorized and Issued Stock
	Number of shares at February 8, 2018
Title of Class	Authorized	Outstanding	Reserved (1)

Common stock, par value $0.00067 per share	200,000,000	104,139,465	92,671,053

Preferred stock, $0.00067 par value per share	50,000,000	-0-

(1)	The 92,671,053 shares reserved for future issuances is comprised of (i) 2,081,216 shares issuable to Black Mountain and Gemini in the event they fully exercise their warrants, (ii) 1,316,668 shares issuable to Vista Capital in the event its note is converted at maturity, (iii) 394,949 shares issuable to FirstFire in the event its note is converted at maturity, (iv) 69,003,220 shares issuable by the Company in satisfaction of its other convertible debt, warrants, and options, and (v) 19,875,000 shares issuable pursuant to the LPC Agreement.

Common Stock

Dividends. Each share of our common stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our common stock in the future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our board of directors may determine it to be necessary to retain future earnings (if any) to finance operations. See “Risk Factors” and “Dividend Policy.”

Liquidation. If our company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of preferred stock receive liquidation preferences (as applicable) will be distributed to the owners of our common stock pro rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering such shares to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nonassessability. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our certificate of incorporation authorizes our board of directors to issue “blank check” preferred stock. Our board of directors may divide this preferred stock into series and establish the rights, preferences and privileges thereof. Our board of directors may, without prior stockholder approval, issue any or all of the shares of this preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the relative voting power or other rights of our common stock. Preferred stock could be used as a method of discouraging, delaying or preventing a takeover or other change in control of our company. Issuances of preferred stock in the future could have a dilutive effect on our common stock.

As of the date of this prospectus, there are no shares of our preferred stock outstanding.

SELLING STOCKHOLDERS

 This prospectus relates to the possible resale by the selling stockholders of shares of common stock that have been or may be issued to (i) Vista Capital pursuant to the Vista Agreement, (ii) FirstFire pursuant to the FirstFire Agreement, (iii) Black Mountain pursuant to the warrants, and (iv) Gemini pursuant to the warrants. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Vista RRA, which we entered into with Vista Capital on December 14, 2017 concurrently with our execution of the Vista Agreement, in which we agreed to provide certain registration rights with respect to sales by Vista Capital of the shares of our common stock that have been or may be issued to Vista Capital under the Vista Agreement and associated promissory note. Additionally, we are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the FirstFire RRA, which we entered into with FirstFire on January 16, 2018, concurrently with our execution of the FirstFire Agreement, in which we agreed to provide certain registration rights with respect to sales by FirstFire of the shares of our common stock that have been or may be issued to FirstFire under the FirstFire Agreement and the FirstFire Note.

Vista Capital, FirstFire, Black Mountain, and Gemini, as the selling stockholders, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that they have acquired. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with any of the selling stockholders regarding the sale of any of the shares.

The following table presents information regarding the selling stockholders and the shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholders, and reflects their holdings as of February 8, 2018. None of the selling stockholders, nor any of their affiliates, has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

Selling Stockholder	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering (1)	Shares to be Sold in this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering
Vista Capital Investments, LLC (2)	250,000 (3)	*%	1,726,668	*%

FirstFire Global Opportunities Fund, LLC (4)	75,000 (5)	*%	511,949	*%

Black Mountain Equities, Inc. (6)	---	*%	832,486	*%

Gemini Master Fund, Ltd. (7)	---	*%	1,248,730	*%

			4,319,883

*less than 1%

____________________

(1)	Percentages are based 104,139,465 outstanding shares of our common stock as of February 8, 2018.

(2)

David Clark, the Managing Member of Vista Capital Investments, LLC, is deemed to be the beneficial owner of all of the shares of common stock owned by Vista Capital Investments, LLC. Mr. Clark has sole voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Vista Agreement. Vista Capital Investments, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

(3)

Represents 250,000 shares of our common stock issued to Vista Capital on December 18, 2017 as an initial fee for its commitment to fund the Vista Note contemplated by the Vista Agreement, all of which shares are covered by the registration statement that includes this prospectus.  In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the additional shares of common stock that we may issue to Vista Capital pursuant to conversion of its promissory note, because the issuance of such shares is solely at the discretion of Vista Capital. See the description under the heading “The Vista Capital Transaction” for more information about the Vista Agreement.

(4)

Eli Fireman, the Managing Member of FirstFire Global Opportunities Fund, LLC, is deemed to be the beneficial owner of all of the shares of common stock owned by FirstFire Global Opportunities Fund, LLC. Mr. Fireman has sole voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the FirstFire Agreement related to FirstFire. FirstFire Global Opportunities Fund, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

(5)

Represents 75,000 shares of our common stock issued to FirstFire on January 16, 2018, as an initial fee for its commitment to fund the FirstFire Note contemplated by the FirstFire Agreement, all of which shares are covered by the registration statement that includes this prospectus. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the additional shares of common stock that we may issue to FirstFire pursuant to conversion of its promissory note, because the issuance of such shares is solely at the discretion of FirstFire. See the description under the heading “The FirstFire/Diamond Transaction” for more information about the FirstFire Agreement.

(6)

Adam Baker is the president of Black Mountain Equities, Inc., and is deemed to be the beneficial owner of all the shares of common stock owned by Black Mountain Equities, Inc. Mr. Baker has sole voting and investment power over the shares being offered under the prospectus filed with the SEC. Black Mountain Equities, Inc. is not a licensed broker dealer or an affiliate of a licensed broker dealer.

(7)

Steven Winters is the president of the investment manager to Gemini Master Fund, Ltd., and is deemed to be the beneficial owner of all the shares of common stock owned by Gemini Master Fund, Ltd. Mr. Winters has sole voting and investment power over the shares being offered under the prospectus filed with the SEC. Gemini Master Fund, Ltd. is not a licensed broker dealer or an affiliate of a licensed broker dealer.

Vista Capital Transaction

On December 18, 2017, we received $500,000, less $5,000 in legal fees, pursuant to a purchase agreement (the “Vista Agreement”) and a registration rights agreement (the “Vista RRA”) with Vista Capital Investments, LLC (“Vista Capital”), and issued a promissory note (the “Vista Note”) to Vista Capital in the aggregate principal amount of $500,000 at 5% annual interest. The Vista Note is convertible into shares of common stock of the Company at $0.394 per share, subject to the terms, and certain limitations and conditions, set forth in the Vista Agreement and Vista Note. Vista Capital may convert the Vista Note at any time. The Company may require the conversion of the Vista Note in the event the Company’s common stock has traded at a price per share of $0.75 or above for the ten trading days immediately preceding the mandatory conversion, and the shares underlying the conversion are subject to an effective registration statement filed with the SEC. The Vista Note matures on September 18, 2018.

Pursuant to the Vista Agreement, the Company issued 250,000 shares of common stock to Vista Capital as a commitment fee (the “Vista Commitment Shares”).

Under the Vista Note and Vista Agreement, the Company has reserved 1,316,668 shares of common stock for issuance upon conversion of the Vista Note. Pursuant to the Vista RRA, the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering all shares of common stock into which the Vista Note is convertible and the Vista Commitment Shares. The Vista Agreement allows for an adjustment to the number of Vista Commitment Shares in the event the closing price of our common stock, on the earlier of the date the registration statement is deemed effective and 20 trading days following the six-month anniversary of the Vista Note, is lower than the closing price on December 18, 2017 (which was $0.41). In such event, additional Vista Commitment Shares would be issued such that the aggregate Vista Commitment Shares issued have the same value as the shares issued on December 18, 2017.

Vista Capital represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended). The Vista Note, Vista Agreement, and the Vista RRA contain customary representations, warranties, agreements and conditions including indemnification rights and obligations of the parties.

The Company expects that proceeds received by the Company as a result of the Vista Note will be used for working capital and general corporate purposes.

FirstFire Transaction

On January 16, 2018, we entered into a securities purchase agreement (the “FirstFire Agreement”) and a registration rights agreement (the “FirstFire RRA”) with FirstFire.

In conjunction with the execution of the FirstFire Agreement, and receipt of funds, we issued a convertible promissory note (the “FirstFire Note”) to FirstFire in the aggregate principal amount of $150,000 at 5% annual interest, which is convertible into shares of common stock of the Company at $0.394 per share, subject to the terms, and certain limitations and conditions, set forth in the FirstFire Agreement and the note. FirstFire may convert the FirstFire Note at any time. The Company may require the conversion of the FirstFire Note in the event the Company’s common stock has traded at a price per share of $0.75 or above for the ten trading days immediately preceding the mandatory conversion, and the shares underlying the conversion are subject to an effective registration statement filed with the SEC. The FirstFire Note matures on October 16, 2018.

Pursuant to the FirstFire Agreement, the Company issued 75,000 shares of common stock to FirstFire (the “FirstFire Commitment Shares”) as a commitment fee.

Under the FirstFire Note, the Company has reserved 394,949 shares of common stock for issuance upon its conversion. Pursuant to the FirstFire RRA, we agreed to file a registration statement with the SEC registering all shares of common stock into which the FirstFire Note is convertible and the FirstFire Commitment Shares. The FirstFire Agreement requires the issuance of additional FirstFire Commitment Shares in the event the closing price of our common stock, on the earlier of the date the registration statement is deemed effective and 20 trading days following the six-month anniversary of the FirstFire Note, is lower than the closing price on January 16, 2018. In such event, additional FirstFire Commitment Shares would be issued such that the aggregate FirstFire Commitment Shares issued have the same value as the shares issued on January 16, 2018.

FirstFire represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended). The FirstFire Note, the FirstFire Agreement, and the FirstFire RRA contain customary representations, warranties, agreements and conditions including indemnification rights and obligations of the parties.

The Company expects that proceeds received by the Company as a result of the FirstFire Note will be used for working capital and general corporate purposes.

Black Mountain and Gemini Transaction dated July 8, 2016

On July 8, 2016, we received $250,000 and issued convertible promissory notes (initially convertible at $0.45 per share) with a maturity date of July 8, 2017 to Black Mountain and Gemini in the aggregate principal amount of $280,000. Interest was charged upon issuance at 3% per annum. Concurrently, we issued these investors stock purchase warrants to purchase an aggregate 400,000 shares of our common stock, initially exercisable at $0.65 per share, which expire five years from the date of grant. Subject to certain exceptions, the exercise price of the stock purchase warrant may be adjusted downward in the event we sell our common stock or issue warrants at a lower price. Both Black Mountain and Gemini exercised their rights to convert their promissory notes to common stock, and on January 17, 2017, we issued an aggregate 640,889 shares in full payment of principal and interest due under the notes.

These warrants issued to Black Mountain and Gemini have since been repriced pursuant their terms (see “Warrant Reprice” below).

Black Mountain and Gemini Transaction dated December 30, 2016

On December 30, 2016, we received $250,000 and issued convertible promissory notes (initially convertible at $0.57 per share) with a maturity date of December 30, 2017 to Black Mountain and Gemini in the aggregate principal amount of $280,000. Interest was charged upon issuance at 3% per annum. Concurrently, we issued these investors stock purchase warrants to purchase an aggregate 400,000 shares of our common stock, initially exercisable at $0.75 per share, which expire five years from the date of grant. Subject to certain exceptions, the exercise price of the stock purchase warrant may be adjusted downward in the event we sell our common stock or issue warrants at a lower price. Both Black Mountain and Gemini exercised their rights to convert their promissory notes to common stock, and on July 20, 2017, we issued an aggregate 686,667 shares in full payment of principal and interest due under the notes.

These warrants issued to Black Mountain and Gemini have since been repriced pursuant their terms (see “Warrant Reprice” below).

Black Mountain and Gemini Transaction dated July 18, 2017

On July 18, 2017, we received $250,000 and issued convertible promissory notes (initially convertible at $0.42 per share) with a maturity date of July 8, 2017 to Black Mountain and Gemini in the aggregate principal amount of $280,000. Interest was charged upon issuance at 3% per annum. Concurrently, we issued these investors stock purchase warrants to purchase an aggregate 400,000 shares of our common stock, initially exercisable at $0.65 per share, which expire five years from the date of grant. Subject to certain exceptions, the exercise price of the stock purchase warrant may be adjusted downward in the event we sell our common stock or issue warrants at a lower price.

These warrants issued to Black Mountain and Gemini have since been repriced pursuant their terms (see “Warrant Reprice” below)

Warrant Reprice

Subsequent to the issuance of the warrants to Black Mountain and Gemini, we sold shares of our common stock at a price lower than the exercise price of the warrants. Pursuant to the terms of those warrants, the exercise price automatically reduced to the lowest price that we sold our shares, and the number of shares exercisable under the warrants increased such that the dollar amount required to fully exercise each warrant remained the same. Thus, for example, in July 2016 we issued warrants to purchase an aggregate 400,000 shares to Black Mountain and Gemini, exercisable at $0.65 per share. To purchase the 400,000 shares at $0.65 would require $260,000, payable to BioLargo. The exercise price of these warrants has now been reduced to $0.394 per share, and the number of shares issuable by BioLargo upon exercise of these warrants has been increased from 400,000 to 659,998.

In the aggregate, the warrants originally issued to Black Mountain and Gemini provided for the purchase of 1,200,000 shares. Because the exercise price has been reduced to $0.394 per share, the number of shares purchasable under the warrants has increased by 881,216, to an aggregate 2,081,216 shares.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by the selling stockholders. The common stock may be sold or distributed from time to time by a selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for the common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Each selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Each selling stockholder has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may receive pursuant to the transactions described in the prospectus. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Each selling stockholder has informed us that each such broker-dealer will receive commissions from the selling stockholder that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor the selling stockholders can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between any selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers, any compensation from the selling stockholder, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to the selling stockholders. We have agreed to indemnify the selling stockholders and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

We have advised each selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution, from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by the selling stockholders.

Our common stock is quoted on the OTC Markets under the symbol “BLGO”.

Blue Sky Restrictions on Resale

If a selling stockholder desires to sell shares of our common stock under this prospectus in the United States, then such selling stockholder will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.

Any person who purchases shares of our common stock from a selling stockholder under this prospectus who then desires to sell such shares also will have to comply with Blue Sky laws regarding secondary sales.

DISCLOSURE OF SEC POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As permitted by the Delaware general corporation law, we have included a provision in our certificate of incorporation to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of the director’s duty of loyalty to our company, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware general corporation law or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation also provides that our company shall, to the full extent permitted by section 145 of the Delaware general corporation law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by such director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person of our company in connection with the securities being registered in the registration statement of which this prospectus is a part, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by our company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares covered by the registration statement of which this prospectus is a part has been passed upon for us by Wilson & Oskam, LLP.

EXPERTS

The consolidated financial statements included in this prospectus for the years ended December 31, 2016 and 2015 have been audited by Haskell & White LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein (which expressed an unqualified opinion and includes an explanatory paragraph referring to conditions that raise substantial doubt about BioLargo, Inc. and subsidiaries’ ability to continue as a going concern) and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s website (www.SEC.gov) contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document that is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. You may obtain additional information regarding our company on our website, located at www.BioLargo.com.

BIOLARGO, INC.

INDEX TO FINANCIAL STATEMENTS

Index to Unaudited Consolidated Financial Statements of BioLargo, Inc., as of September 30, 2017 and for the Three and Nine Months Ended September 30, 2016 and 2017

Consolidated Balance Sheets as of December 31, 2016 and September 30, 2017

Consolidated Statements of Operations and Comprehensive Loss for the Three and Nine Months Ended September 30, 2016 and 2017

Consolidated Statement of Stockholders’ Equity (Deficit) for the Nine Months Ended September 30, 2017

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2016 and 2017

Notes to Consolidated Financial Statements

Index to Audited Consolidated Financial Statements of BioLargo, Inc. as of December 31, 2016 and 2015

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2015 and December 31, 2016

Consolidated Statements of Operations for the years ended December 31, 2015 and 2016

Consolidated Statements of Stockholders’ Equity (Deficit) for the years ended December 31, 2015 and 2016

Consolidated Statements of Cash Flows for the years ended December 31, 2015 and 2016

Notes to Consolidated Financial Statements

BIOLARGO, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2016 AND SEPTEMBER 30, 2017

	DECEMBER 31, 2016	SEPTEMBER 30, 2017 (Unaudited)

Assets
Current assets:
Cash and cash equivalents	$1,910,153	$1,251,951
Accounts receivable	67,994	113,643
Inventories	34,446	39,284
Prepaid expenses and other current assets	4,089	41,623
Total current assets	2,016,682	1,446,501

Equipment, net of depreciation	59,315	55,219
Other non-current assets, net of amortization	36,729	33,939
Deferred offering costs	—	205,536
Total assets	$2,112,726	$1,741,195

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$200,103	$455,547
Accrued officer bonus	80,000	—
Convertible notes payable	560,000	4,803,847
Discount on convertible notes payable and line of credit, net of amortization	(398,910)	(1,697,179)
Derivative warrant liability	663,560	—
Line of credit	50,000	50,000
Total current liabilities	1,154,753	3,612,215

Long-term liabilities:
Convertible notes payable	5,250,668	1,506,771
Discount on convertible notes payable, net of amortization	(3,522,497)	(976,461)
Total liabilities	2,882,924	4,142,525

COMMITMENTS, CONTINGENCIES (Note 11)

STOCKHOLDERS’ DEFICIT:
Convertible Preferred Series A, $.00067 Par Value, 50,000,000 Shares Authorized, -0- Shares Issued and Outstanding, at December 31, 2016 and September 30, 2017.	—	—
Common stock, $.00067 Par Value, 200,000,000 Shares Authorized, 92,975,970 and 101,734,166 Shares Issued, at December 31, 2016 and September 30, 2017.	62,179	68,186
Additional paid-in capital	90,609,774	95,761,931
Accumulated deficit	(91,915,426)	(98,862,024)
Accumulated other comprehensive loss	(81,694)	(57,951)
Total Biolargo stockholders’ deficit	(1,325,167)	(3,089,858)
Non-controlling interest (Note 9)	554,969	688,528
Total stockholders’ deficit	(770,198)	(2,401,330)
Total liabilities and stockholders’ deficit	$2,112,726	$1,741,195

See accompanying notes to unaudited consolidated financial statements.

1

BIOLARGO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2017

(UNAUDITED)

	THREE MONTHS		NINE MONTHS
	SEPTEMBER 30, 2016	SEPTEMBER 30, 2017	SEPTEMBER 30, 2016	SEPTEMBER 30, 2017

Revenues
Product revenue	$107,321	$172,045	$160,249	$318,040
License revenue	55,000	—	55,000	—
Total revenue	162,321	172,045	215,249	318,040
Cost of revenues	(47,112)	(123,278)	(68,950)	(219,207)

Gross profit:	115,209	48,767	146,299	98,833

Selling, general and administrative expenses	989,223	1,117,790	2,843,694	3,334,863
Research and development	348,619	425,670	1,029,637	1,141,286
Amortization and depreciation	3,005	6,647	8,580	21,086
Total operating expenses:	1,340,847	1,550,107	3,881,911	4,497,235
Operating loss:	(1,225,638)	(1,501,340)	(3,735,612)	(4,398,402)

Other (expense) income:
Interest expense	(1,087,578)	(848,735)	(1,972,428)	(2,921,564)
Change in fair value of derivative warrant liability	(202,110)	—	(202,110)	—
Grant income	31,223	103,949	113,319	174,098
Total other expense:	(1,258,465)	(744,786)	(2,061,219)	(2,747,466)
Net loss	(2,484,103)	(2,246,126)	(5,796,831)	(7,145,868)

Net loss attributable to noncontrolling interest	(69,843)	(89,414)	(191,674)	(326,581)
Net loss attributable to common shareholders	$(2,414,260)	$(2,156,712)	$(5,605,157)	$(6,819,287)

Net loss per share attributable to common shareholders:
Loss per share attributable to shareholders – basic and diluted	$(0.03)	$(0.02)	$(0.06)	$(0.07)
Weighted average number of common shares outstanding:	88,148,092	100,752,279	86,809,862	97,679,544

Comprehensive loss:
Net loss	$(2,484,103)	$(2,246,126)	$(5,796,831)	$(7,145,868)
Foreign currency translation	(606)	41,856	(9,924)	23,743
Comprehensive loss	(2,484,709)	(2,204,270)	(5,806,755)	(7,122,125)
Comprehensive loss attributable to noncontrolling interest	(69,843)	(89,414)	(191,674)	(326,581)
Comprehensive loss attributable to common stockholders	$(2,414,866)	$(2,114,856)	$(5,615,081)	$(6,795,544)

See accompanying notes to unaudited consolidated financial statements.

2

BIOLARGO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(UNAUDITED)

	Common stock		Additional paid-in	Accumulated	Accumulated other comprehensive	Non- controlling
	Shares	Amount	capital	deficit	loss	interest	Total
Balance, December 31, 2016	92,975,970	$62,179	$90,609,774	$(91,915,426)	$(81,694)	$554,969	$(770,198)

Stock issued for services - vendors and consultants	480,625	331	251,986	—	—	—	252,317
Stock issued to CEO (Note 5)	1,500,000	1,005	(1,005)	—	—	—	—
Payment of interest	1,034,762	821	506,800				507,621
Conversion of notes	2,190,774	1,468	834,782	—	—	—	836,250
Exercise of warrants	510,000	343	152,657	—	—	—	153,000
Cashless exercise of stock options	2,501,937	1,677	(1,677)	—	—	—	—
Financing fee to Lincoln Park	488,998	328	205,672	—	—	—	206,000
Sales of stock to Lincoln Park	51,100	34	22,466	—	—	—	22,500
Stock option compensation expense	—	—	801,716	—	—	—	801,716
Fair value of warrants and conversion feature issued as discount on convertible notes payable	—	—	1,067,629	—	—	—	1,067,629
Purchase of Clyra shares	—	—	—	—	—	(40,000)	(40,000)
Issuance of Clyra shares	—	—	520,260	—	—	500,140	1,020,400
Deemed dividend for anti-dilution trigger (Note 3)	—	—	299,111	(299,111)	—	—	—
Cumulative effect from the change in accounting for derivative liability	—	—	491,760	171,800	—	—	663,560
Net loss	—	—	—	(6,819,287)	—	(326,581)	(7,145,868)
Foreign currency translation	—	—	—	—	23,743	—	23,743

Balance, September 30, 2017	101,734,166	$68,186	$95,761,931	$(98,862,024)	$(57,951)	$688,528	$(2,401,330)

See accompanying notes to unaudited consolidated financial statements.

3

BIOLARGO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2017

(UNAUDITED)

	SEPTEMBER 30, 2016	SEPTEMBER 30, 2017
Cash flows from operating activities
Net loss	$(5,796,831)	$(7,145,868)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock option compensation expense	645,808	801,716
Common stock issued for services — vendors and consultants	387,806	252,317
Common stock issued for payment of interest	314,937	507,621
Interest expense related to amortization of the discount on convertible notes payable and line of credit and deferred financing costs	1,577,845	2,315,396
Change in fair value of derivative warrant liability	202,110	—
Deferred offering cost expense	—	464
Amortization and depreciation expense	8,580	21,086
Bad debt expense	—	2,500
Changes in assets and liabilities:
Accounts receivable	(41,856)	(48,149)
Inventories	11,815	(4,838)
Prepaid expenses and other assets	16,913	(42,734)
Accounts payable and accrued expenses	(62,681)	345,844
Officer bonus	100,000	(80,000)
Deposits	(135,000)	—
Other assets	(28,542)	—
Net cash used in operating activities	(2,799,096)	(3,074,645)
Cash flows from investing activities
Equipment purchases	(55,349)	(9,000)
Net cash used in investing activities	(55,349)	(9,000)
Cash flows from financing activities
Proceeds from convertible notes	2,190,000	1,266,200
Proceeds from line of credit	300,000	250,000
Proceeds from sale of Clyra stock	—	750,000
Proceeds from sale of common stock	—	22,500
Purchase of Clyra shares	—	(40,000)
Proceeds from exercise of warrants	355,000	153,000
Net cash provided by financing activities	2,845,000	2,401,700

Effect of foreign currency translation	(21,723)	23,743
Net change in cash and cash equivalents	$(31,168)	$(658,202)

Cash and cash equivalents at beginning of period	1,763,114	1,910,153
Cash and equivalents at end of period	$1,731,946	$1,251,951
Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$3,551	$6,731
Income taxes	$6,509	$5,350

Non-cash investing and financing activities
Conversion of accounts payable into stock options	$272,032	$354,326
Fair value of warrants issued in conjunction with convertible notes payable	$2,460,975	$1,067,629
Fair value of stock issued for line of credit	$—	$250,000
Fair value of stock issued for financing fee	$—	$206,000
Settlement of accounts payable and interest into shares of common stock	$702,743	$759,938
Convertible notes into shares of common stock	$352,566	$836,250

See accompanying notes to unaudited consolidated financial statements

4

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1.   Business and Organization

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of our business. As reflected in the accompanying financial statements, for the nine months ended September 30, 2017, we had a net loss of $7,145,868, and used $3,074,645 cash in operations, and at September 30, 2017, had negative working capital of $2,165,714, current assets of $1,446,501, and an accumulated stockholders’ deficit of $98,862,024. The foregoing factors raise substantial doubt about our ability to continue as a going concern. Ultimately, our ability to continue as a going concern is dependent upon our ability to attract significant new sources of capital, attain a reasonable threshold of operating efficiencies, and achieve profitable operations by licensing or otherwise commercializing products incorporating our technologies. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

We have been, and anticipate that we will continue to be, limited in terms of our capital resources. Cash totaled $1,251,951 as of September 30, 2017 and decreased by over $650,000 from December 31, 2016. Our revenues for the nine months ended September 30, 2017 totaled $318,040. Although almost a 100% increase from the same period in 2016, and approximately a 70% increase over the prior three-month period, our revenues are not sufficient to fund our operations and must increase substantially before they will be. We will be required to raise substantial additional capital to expand our operations, including without limitation, hiring additional personnel, additional scientific and third-party testing, incurring costs associated with obtaining regulatory approvals and filing additional patent applications to protect our intellectual property, and possible strategic acquisitions or alliances, as well as to meet our liabilities as they become due for the next 12 months. We intend to continue to raise money through private securities offerings for the foreseeable future and through our agreement with Lincoln Park (see Note 7).

As of September 30, 2017, we had $6,360,618 in principal amounts due on various debt obligations, all but $50,000 of which are convertible into common stock (see Note 4). Additionally, as of September 30, 2017, we had $455,547 of accounts payable and accrued expenses (see Note 8).

The unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to Rule 8-03 of Regulation S-X under the Securities Act of 1933, as amended. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for annual financial statements.  In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. For some of our activities, we are still operating in the early stages of the sales and distribution process, and therefore our operating results for the nine months ended September 30, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017, or for any other period. These unaudited consolidated financial statements and notes should be read in conjunction with the Company’s audited financial statements and accompanying notes included in the Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2017.

We have seven wholly-owned subsidiaries: BioLargo Life Technologies, Inc., organized under the laws of the State of California in 2006, Odor-No-More, Inc., organized under the laws of the State of California in 2009, BioLargo Water USA, Inc., organized under the laws of the State of California in 2013, BioLargo Water, Inc., organized under the laws of Canada in 2014, BioLargo Maritime Solutions, Inc. organized under the laws of the State of California in 2016, BioLargo Development Corp., organized under the laws of the State of California in 2016, and BioLargo Engineering Science and Technologies, LLC, organized under the laws of the State of Tennesse in 2017. Additionally, we own 46.3% of Clyra Medical Technologies, Inc. (“Clyra”), organized under the laws of the State of California in 2012 (see Note 9).

5

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note 2.   Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its majority owned subsidiaries and entities in which management believes it has a controlling interest. All intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for stock-based compensation, equity components of financing transactions, uncollectible accounts receivable, asset impairment and amortization, and taxes, among others.

The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results of our financial statements.

Share-based Payments

All share-based payments to employees, including grants of employee stock options, are recognized in the consolidated financial statements based on their fair values.

For stock issued to consultants and other non-employees for services, we record the expense based on the fair market value of the securities as of the date of the stock issuance. The issuance of fully vested stock warrants or options to non-employees are valued at the time of issuance utilizing the Black Scholes calculation and the amount is charged to expense. The issuance of stock warrants or options to non-employees that vest over time are revalued each reporting period until vested to determine the amount to be recorded as an expense in the respective period. As the warrants or options vest, they are valued on each vesting date and an adjustment is recorded for the difference between the value already recorded and the then current value on the date of vesting.

Warrants

The Unit Offerings of our convertible promissory note and a Series A stock purchase warrant are accounted for under the fair value and relative fair value method.

The warrant is first analyzed per its terms as to whether it has derivative features or not. If the warrant is determined to be a derivative, then it is measured at fair value using the Black Scholes Option Model, and recorded as a liability on the balance sheet. The warrant is measured again at its then current fair value at each subsequent reporting dates (it is “marked-to-market”).

If the warrant is determined to not have derivative features, it is recorded into equity at its fair value using the Black Scholes option model, however, limited to a relative fair value based upon the percentage of its fair value to the total fair value including the fair value of the convertible note.

The convertible note is recorded at its fair value, limited to a relative fair value based upon the percentage of its fair value to the total fair value including the fair value of the warrant. Further, the convertible promissory note is examined for any intrinsic beneficial conversion feature (“BCF”) which the effective convertible price of the note is less than the closing stock price on date of issuance. The adjusted BCF value is accounted for as equity.

The warrant and BCF fair values are also recorded as a discount to the convertible promissory notes. The equity features of the convertible promissory notes resulted in a discount to the convertible notes that is equal to the proceeds received.

6

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Non-Cash Transactions

We have established a policy relative to the methodology to determine the value assigned to each intangible we acquire, and/or services or products received for non-cash consideration of our common stock. The value is based on the market price of our common stock issued as consideration, at the date of the agreement of each transaction or when the service is rendered or product is received.

Foreign Currency

The Company has designated the functional currency of Biolargo Water, Inc., our Canadian subsidiary, to be the Canadian dollar. Therefore, translation gains and losses resulting from differences in exchange rates are recorded in accumulated other comprehensive income.

Revenue Recognition

Revenues are recognized as risk and title to products transfers to the customer (which generally occurs at the time shipment is made), the sales price is fixed or determinable, and collectability is reasonably assured. We also may generate revenues from royalties and license fees from our intellectual property. Licensees typically pay a license fee in one or more installments and ongoing royalties based on their sales of products incorporating or using our licensed intellectual property. License fees are recognized over the estimated period of future benefit to the average licensee.

Government Grants

We have been awarded grants from government and industry orgnaizations in the United States and Canada. The government grants received are considered Other Income and are included in our consolidated statements of operations. We received our first grant in 2015 and have been awarded over fifty grants totaling approximately $1,100,000. Some of the funds from these grants are given directly to third parties to support research on our technology. The grants have terms generally ranging between six and eighteen months and support a majority, but not all, of the related research budget costs.

The grants provide for (i) recurring monthly amounts, (ii) reimbursement of costs for research talent for which we invoice to request payment, and (iii) ancillary cost reimbursement for research talent travel related costs. All awarded grants have specific requirements on how the money is spent, typically to employ researchers. None of the funds may be used for general administrative expenses or overhead. These grants have substantially increased our level of research and development activities in Canada and the development of our AOS filter. We continue to apply for government and agency grants to fund research and development activities. Not all of our grant applications have been awarded, and no assurance can be made that any pending grant application, or any future grant applications, will be awarded.

Earnings (Loss) Per Share

We report basic and diluted earnings (loss) per share (“EPS”) for common and common share equivalents. Basic EPS is computed by dividing reported earnings by the weighted average shares outstanding. Diluted EPS is computed by adding to the weighted average shares the dilutive effect if stock options and warrants were exercised into common stock. For the three and nine months ended September 30, 2016 and 2017, the denominator in the diluted EPS computation is the same as the denominator for basic EPS due to the anti-dilutive effect of the warrants and stock options on the Company’s net loss.

7

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Cash and cash equivalents

The Company considers all highly liquid investments with maturities of three months or less when acquired to be cash equivalents. Substantially all cash equivalents are held in short-term money market accounts at one of the largest financial institutions in the United States. From time to time, our cash account balances are greater than the Federal Deposit Insurance Corporation insurance limit of $250,000 per owner per bank, and during such times, we are exposed to credit loss for amounts in excess of insured limits in the event of non-performance by the financial institution. We do not anticipate non-performance by our financial institution.

Our cash balances were made up of the following:

	DECEMBER 31, 2016	SEPTEMBER 30, 2017
Biolargo, Inc. and wholly owned subsidiaries	$1,671,857	$431,034

Clyra Medical Technologies, Inc.	238,296	820,917

Total	$1,910,153	$1,251,951

Allowance for uncollectible receivables

Management evaluates credit quality by evaluating the exposure to individual counterparties, and, where warranted, management also considers the credit rating or financial position, operating results and/or payment history of the counterparty. Management establishes an allowance for amounts for which collection is considered doubtful. Adjustments to previous assessments are recognized in income in the period in which they are determined. At September 30, 2017, the allowance for uncollected receivables was $2,500.

Recent Accounting Pronouncements

In July 2017, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (“ASU”) No. 2017-11, “Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815).” The relevant section for Biolargo is Topic 815 where it pertains to accounting for certain financial instruments with down round features. Until the issuance of this ASU, financial instruments with down round features required fair value measurement and subsequent changes in fair value were recognized in earnings. As a result of this ASU, financial instruments with down round features are no longer treated as a derivative liability measured at fair value. Instead, when the down round feature is triggered, the effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. For public entities, the ASU is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, including adoption in an interim period. Biolargo has elected early adoption as of July 1, 2017. (See Note 3.)

In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing”. The amendments in this Update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which we are required to apply for annual periods beginning after December 15, 2017. Management’s current analysis is that the new guidelines currently will not substantially impact our revenue recognition. However, future licenses, if any, will require specific contract terms for the basis of royalty payments and for support and maintenance of the intellectual property that is the subject of the license.

In March 2016, the FASB issued ASU No. 2016-09, “Improvements to Employee Share-Based Payment Accounting,” which simplifies several aspects of the accounting for share-based award transactions and adds two practical expedients for nonpublic entities.  The new standards are effective for annual periods beginning after December 15, 2017. Management’s current analysis is that the new guidelines will not substantially impact our accounting for share based payments.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. Although management is still evaluating the potential impact of the adoption of this standard, its preliminary analysis is that the new guidelines will create a ROU asset and lease liability for the company’s lease agreements in place at the time the Update goes into effect. Currently, the company has two real property leases with terms longer than 12 months.

8

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note 3. Change in Derivative Liability Treatment

As discussed in Note 2, “Recent Accounting Pronouncements”, Biolargo has adopted ASU 2017-11 as of July 1, 2017. With this adoption, we eliminated the derivative liability, and the changes in the fair value of the derivative liability. The derivative liability was caused by a down round feature in multiple warrants issued. The Company made a cumulative effect adjustment to the balance sheet as of January 1, 2017, which adjusted the beginning balance in the accumulated deficit account by $663,560. In May 2017, the down round feature in those warrants was triggered, and a $216,000 dividend was recognized in equity. In September 2017, the down round feature in those warrants was triggered, and a $83,111 dividend was recognized in equity.

Note 4.   Convertible Notes Payable and Lines of Credit

	DECEMBER 31, 2016	SEPTEMBER 30, 2017

Current liabilities:
Line of credit	$50,000	$50,000

Convertible notes payable
One-Year Convertible notes, mature July 8, 2017	$280,000	$—
One-Year Convertible notes, mature December 30, 2017	280,000	—
One-Year Convertible notes, mature July 18, 2018	—	280,000
Convertible notes, mature June 1, 2018*	—	4,523,847
Total convertible notes payable	$560,000	$4,803,847

Long-term liabilities:
Convertible notes payable, net of current portion
Convertible notes, mature June 1, 2018*	$4,800,097	$—
Convertible notes, mature September 17, 2019	283,571	283,571
Convertible notes, mature December 31, 2019	167,000	292,000
Convertible notes, mature July 20, 2019	—	440,000
Convertible notes, mature June 20, 2020	—	491,200
Total convertible notes payable, net of current portion	$5,250,668	$1,506,771

Total	$5,860,668	$6,360,618

 * The convertible notes that mature June 1, 2018, were considered “long-term” liabilities as of December 31, 2016, and “current” liabilities (due within one year) as of June 30, 2017. As such, those same liabilities are in both the “long-term” and “current” liabilities section in the above table.

For the three and nine months ended September 30, 2016, we recorded $1,087,578 and $1,972,428 and for the three and nine months ended September 30, 2017, we recorded $848,735 and $2,921,564 of interest expense related to the amortization of our discount on our convertible notes payable and interest from our convertible notes and lines of credit.

Line of Credit

On June 6, 2016, we received $300,000 pursuant to a line of credit, accruing interest at a rate of 18% per annum, for which we have pledged our inventory and accounts receivable as collateral. At any time after December 1, 2017, the holder of the line of credit may call it due by providing 30 days’ notice of the due date, at which time all principal and outstanding interest is due and payable. Each investor, for no additional consideration, received a warrant to purchase our common stock. (See Note 6.) The warrant allows for the purchase of the number of common shares equal to the investment amount (e.g., one warrant share for each dollar invested).

On September 17, 2016, investors holding $250,000 of the line of credit converted their line of credit into convertible promissory notes and stock purchase warrants on the same terms and notes issued in the 2015 Unit Offering.

9

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

As of December 31, 2016, and September 30, 2017, $50,000 remains outstanding on this line of credit.

One-Year Convertible Notes, mature July 8, 2017

On July 8, 2016, we received $250,000 and issued convertible promissory notes (convertible at $0.45 per share) with a maturity date of July 8, 2017 to two accredited investors’ in the aggregate principal amount of $280,000. Interest is charged upon issuance at 3% per annum. We issued these investors stock purchase warrants to purchase an aggregate 400,000 shares of our common stock exercisable at $0.65 per share, which expire five years from the date of grant. (See Note 6.)

On January 13, 2017, the holders of these notes exercised their right to convert their notes in aggregate principal amount of $280,000 into 640,889 shares of our common stock.

One-Year Convertible Notes, mature December 30, 2017

On December 30, 2016, we received $250,000 and issued convertible promissory notes (convertible at $0.57 per share) with a maturity date of December 30, 2017 to two accredited investors, in the aggregate principal amount of $280,000.

Interest was charged upon issuance at 3% per annum. We also issued the two investors warrants to purchase an aggregate 400,000 shares of our common stock exercisable at $0.75 per share, which expire five years from the date of grant. (See Note 6.)

The notes contain a conversion price protection feature such that if the company issues a convertible promissory note at a lower conversion price, the holder may exchange the note for an investment on the same terms offered to the other investor. On July 18, 2017, because we issued notes at a $0.42 conversion price (see “One-Year Convertible Notes, mature July 18, 2018,” below), the holder elected to exchange these notes for notes on similar terms, reducing the conversion price of these notes from $0.57 to $0.42. Concurrently, the holders exercised their right to convert the principal and outstanding interest into 686,667 shares of our common stock.

One-Year Convertible Notes, mature July 18, 2018

On July 18, 2017, we received $250,000 and issued convertible promissory notes (convertible at $0.42 per share) with a maturity date of July 18, 2018 to two accredited investors in the aggregate principal amount of $280,000.  Interest was charged upon issuance at 3% per annum. The notes are convertible by the holders at any time. We have the right to convert the notes at any time after January 18, 2018, provided that our common stock closes at two times the conversion price for 10 consecutive business days. The notes contain a conversion price protection feature such that if the company issues a convertible promissory note at a lower conversion price, the holder may exchange the note for an investment on the same terms offered to the other investor.

We also issued these investors stock purchase warrants to purchase an aggregate 400,000 shares of our common stock exercisable at $0.65 per share, which expire five years from the date of grant. (See Note 6.)

Convertible Notes, mature June 1, 2018 (2015 Unit Offering)

On January 15, 2015, we commenced a private securities offering of “Units”, each Unit consisting of a convertible promissory note and Series A stock purchase warrant (“2015 Unit Offering”), which was closed on September 16, 2016. The price and availability of the Units were set forth in five “Pricing Supplements” issued from time-to-time. Each note issued is convertible into the Company’s common stock at the Unit price set forth in the particular pricing supplement, and matures June 1, 2018.

10

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Interest due may be paid quarterly in cash or shares of common stock; all interest due thus far has been paid in shares of common stock. If paid by the issuance of common stock, interest is paid at a conversion price equal to the average closing price of the Company’s common stock over the 20 trading days prior to the interest payment due date. The principal amount of the note may be paid by the issuance of shares of common stock, or cash, upon maturity at the Company’s election. When paid in shares, the number of shares to be issued shall be calculated by dividing the principal amount invested by the Unit price, as it is established at the time of the original investment by the applicable Pricing Supplement. The notes may be converted at any time by the investor, at maturity by the Company, or by the Company prior to maturity, so long as all of the following conditions are met: (i) the shares issued as payment are registered with the SEC, (ii) the Company’s common stock closes for ten consecutive trading days at or above three times the Unit price. On June 15, 2017, a registration statement registering the shares issuable upon conversion was deemed effective by the SEC.

Each investor, for no additional consideration, received a Series A stock purchase warrant. (See Note 6).

As of September 30, 2017, the outstanding balance for notes issued in the 2015 Unit Offering, maturing June 1, 2018 is as follows:

Unit/Conversion Price	Warrant Exercise Price	Total
$0.25	$0.40	$1,626,134
$0.35	$0.45	1,751,046
$0.55	$0.70	1,146,667
		$4,523,847

During the nine months ended September 30, 2017, investors elected to convert an aggregate $276,250 principal amount promissory notes issued in our 2015 Unit Offering and accrued interest into 883,218 shares of our common stock.

During the nine months ended September 30, 2016, we received $1,940,000, and issued unsecured convertible promissory notes with maturity dates of June 1, 2018, which accrue interest at the rate of 12% per annum.

Clyra Line of Credit, matures March 31, 2019

On March 31, 2017, our subsidiary Clyra (see Note 9), obtained a $250,000 line of credit from Sanatio Capital LLC, accruing interest at a rate of 10% per annum and a 5% original issue discount.

On July 22, 2017, Sanatio Capital LLC and Clyra agreed to convert the $250,000 line of credit held by Sanatio to shares of Clyra common stock at a price per share equal to that offered to investors in the Clyra offering (see Note 9). As of the date of conversion, the outstanding amount due on the line of credit was $270,400. Once the offering price was established, Sanatio was issued 1,690 shares of Clyra common stock at $160 per share.

Convertible Notes, mature September 17, 2019

On September 17, 2016, investors in the line of credit (see “Line of Credit, matures December 1, 2017,” above), converted an aggregate principal amount of $250,000 plus accrued interest of $33,571 promissory notes convertible at $0.55 per share. Other than the maturity date of September 17, 2019, these notes contain the same terms as the notes issued in the 2015 Unit Offering. Our common stock closed at $0.70 on September 17, 2016. In addition to the convertible promissory notes, the investors received a Series A stock purchase warrant to purchase an aggregate 515,583 shares of our common stock at an exercise price of $0.70 per share (see Note 6).

11

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Convertible Notes, mature December 31, 2019 (Winter 2016 Unit Offering)

On December 27, 2016, we commenced a private securities offering (titled the “Winter 2016 Unit Offering”) which offered the sale of $600,000 of “Units,” each Unit consisting of a convertible promissory note and stock purchase warrant. The promissory notes issued to investors were convertible at $0.57 per share, a discount to the market price of our stock on that date of $0.86, mature December 31, 2019, and bear interest at the rate of 12% per annum on the amount invested. Any interest due will be paid quarterly in arrears in cash or shares of common stock. If paid by the issuance of common stock, interest is paid at a conversion price equal to the average closing price of the Company’s common stock over the 20 trading days prior to the interest payment due date. The principal amount of the note may be paid by the issuance of shares of common stock, or cash, upon maturity at the Company’s election.

When paid in shares, the number of shares to be issued shall be calculated by dividing the principal amount invested by the $0.57 conversion price. Promissory notes may be converted at any time by the investor, at maturity by the Company, or by the Company prior to maturity, so long as the following conditions are met: (i) the Shares issued as payment are registered with the SEC; and (ii) the Company’s common stock closes for ten consecutive trading days at or above three times the Unit price. In addition to the convertible promissory note, each investor received a warrant allowing for the purchase of the number of shares of BioLargo common stock equal to the investment amount divided by $0.57 (e.g., one warrant share for each share of common stock which the investor is eligible to receive through conversion of his original convertible note). The exercise price of the warrant is $0.70 per share of common stock and expire on December 31, 2021 (see Note 6). The Company may “call” the warrants, requiring the investor to exercise their warrants within 30 days or forever lose the rights to do so, only if the following conditions have been met: (i) the underlying Shares are registered with the SEC and (ii) the Company’s common stock closes for 10 consecutive trading days at or above two times the exercise price. The shares underlying the warrants contain “piggy back” registration rights for any registrations subsequent to the Form S-1 filed January 24, 2017.

From inception of the offering through its termination on January 13, 2017, we received $292,000 from six investors, issued convertible notes in the aggregate of $292,000, and issued warrants to purchase 512,281 shares of our common stock.

Convertible Notes, mature June 20, 2020 (Summer 2017 Unit Offering)

On May 24, 2017, we commenced a private securities offering (titled the “Summer 2017 Unit Offering”) which offered the sale of $1,500,000 of “Units,” each Unit consisting of a convertible promissory note and stock purchase warrant. The promissory notes issued to investors are convertible at $0.42 per share, mature June 20, 2020, and bear interest at the rate of 12% per annum on the amount invested. Any interest due will be paid quarterly in arrears in cash or shares of common stock. If paid by the issuance of common stock, interest is paid at a conversion price equal to the average closing price of the Company’s common stock over the 20 trading days prior to the interest payment due date. The principal amount of the note may be paid by the issuance of shares of common stock, or cash, upon maturity at the Company’s election.

When paid in shares, the number of shares to be issued shall be calculated by dividing the principal amount invested by the $0.42 conversion price. Promissory notes may be converted at any time by the investor, at maturity by the Company, or by the Company prior to maturity, so long as the following conditions are met: (i) the Shares issued as payment are registered with the SEC; and (ii) the Company’s common stock closes for ten consecutive trading days at or above three times the Unit price. In addition to the convertible promissory note, each investor received a warrant allowing for the purchase of the number of shares of BioLargo common stock equal to the investment amount divided by $0.42 (e.g., one warrant share for each share of common stock which the investor is eligible to receive through conversion of his original convertible note). The exercise price of the warrant is $0.65 per share of common stock and expire on June 20, 2022 (see Note 6). The Company may “call” the warrants, requiring the investor to exercise their warrants within 30 days or forever lose the rights to do so, only if the following conditions have been met: (i) the underlying Shares are registered with the SEC and (ii) the Company’s common stock closes for 10 consecutive trading days at or above two times the exercise price.

12

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Through September 30, 2017, we have received $491,200 in investments from nine accredited investors, and issued warrants to purchase 1,169,525 shares of our common stock.

Two-Year Convertible Note, matures July 20, 2019

On July 20, 2017, the company accepted $400,000 and issued a promissory note with a 10% original issue discount in the principal amount of $440,000, due in two years, that accrues interest at 12% paid quarterly. The note is convertible, at the holder’s option, into either BioLargo common shares at $0.42 per share, 2,000 shares of Clyra Medical Technologies common stock held by BioLargo, or any combination thereof. At maturity, the note automatically converts into shares of BioLargo common stock at $0.42 per share, unless otherwise instructed by the holder. Interest may be paid in cash, common stock, or options to purchase common stock, at the holder’s option. The fair value of the beneficial conversion feature resulted in a $171,429 dicount recorded on our balance sheet as a discount on convertible notes payable, net of current portion. The discount will be amortized monthly as interest expense through July 20, 2019.

Note 5. Share-Based Compensation

Common Stock

On May 2, 2017, pursuant to an employment agreement with the Company’s president, Dennis Calvert (see Note 11), we issued Mr. Calvert 1,500,000 shares of common stock. The shares are subject to a “lock-up agreement” whereby the shares remain unvested unless and until the earlier of (i) a sale of the Company, (ii) the successful commercialization of the Company’s products or technologies as demonstrated by its receipt of at least $3,000,000 in cash, or the recognition of $3,000,000 in revenue, over a 12-month period from the sale of products and/or the license of technology, and (iii) the Company’s breach of the employment agreement resulting in his termination. The Company will expense the fair value of the stock if and when it is probable that any of the conditions above are met.

Stock Option Expense

During the three and nine months ended September 30, 2017, we recorded an aggregate $285,757 and $801,716, respectively, and during the three and nine months ended September 30, 2016, we recorded an aggregate $154,368 and $645,808, respectively, in selling, general and administrative expense related to the issuance of stock options. We issued options through our 2007 Equity Incentive Plan and outside of our 2007 Equity Incentive Plan.

2007 Equity Incentive Plan

On September 7, 2007, and as amended April 29, 2011, the BioLargo, Inc. 2007 Equity Incentive Plan (“2007 Plan”) as a means of providing our directors, key employees and consultants additional incentive to provide services. Both stock options and stock grants may be made under this plan for a period of 10 years, which expired on September 7, 2017. The Board’s Compensation Committee administers this plan. As plan administrator, the Compensation Committee has sole discretion to set the price of the options.

On June 19, 2017, the date of our annual stockholders’ meeting, we recorded the issuance of options to purchase an aggregate 40,000 shares of our common stock to the non-employee members of our Board of Directors, pursuant to the terms of the 2007 Equity Plan which calls for an annual automatic issuance. The exercise price of $0.43 equals the price of our common stock on the grant date. The fair value of these options totaled $15,600 and was recorded as selling, general and administrative expense.

13

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

On February 10, 2017, we extended our engagement agreement with our Chief Financial Officer. The sole consideration for the one-year extension was the issuance of an option to purchase 300,000 shares of our common stock, at an exercise price of $0.69 per share which was equal to the closing price of our common stock on the date of grant. The option expires February 10, 2027, and vests over the term of the engagement with 125,000 shares having vested as of February 10, 2017, and the remaining shares to vest 25,000 shares monthly beginning March 1, 2017, and each month thereafter, so long as his agreement is in full force and effect. The fair value of the option totaled $207,000, and during the three and nine months ended September 30, 2017, we recorded $51,750 and $207,000, respectively, of selling, general and administrative expense on our statement of operations. The option has fully vested.

On June 20, 2016, we recorded the issuance of options to purchase an aggregate 40,000 shares of our common stock to the non-employee members of our Board of Directors, pursuant to the terms of the 2007 Equity Plan which calls for an annual automatic issuance. The exercise price of $0.45 equals the price of our common stock on the grant date. The fair value of these options totaled $18,000 and was recorded as selling, general and administrative expense.

On March 21, 2016, our Board of Directors extended by five years the expiration of options to purchase 307,777 shares of our common stock issued to our Board of Directors and vendors in March 2011. The options were originally issued in exchange for unpaid obligations and now expire on March 21, 2021. The weighted-average fair value of the options resulted in additional $119,971 of selling, general and administrative expenses.

Activity for our stock options under the 2007 Plan for the nine months ended September 30, 2016 and 2017 is as follows:

						Weighted
Balance, September 30, 2016:						Average
	Options	Shares	Exercise			Price per
	Outstanding	Available	Price per share			share
Balances as of December 31, 2015	10,241,086	1,758,914	$0.22	–	1.89	$0.44
Granted	40,000	(40,000)		0.45		0.45
Expired	(262,500)	262,500		0.40		0.40
Balance, September 30, 2016	10,018,586	1,981,414	$0.22	–	1.89	$0.46

					Weighted
					Average
Balance, September 30, 2017:	Options	Exercise			Price per
	Outstanding	Price per share			share
Balances as of December 31, 2016	9,916,586	$0.22	–	1.89	$0.44
Granted	340,000	0.39	–	0.69	0.65
Exercised	—		—		—
Balance, September 30, 2017	10,256,586	$0.22	–	1.89	$0.44

Options issued Outside of the 2007 Equity Incentive Plan

During the three and nine months ended September 30, 2017, we issued options to purchase 132,354 and 407,704 shares of our common stock at exercise prices ranging between $0.43 – $0.51 per share to members of our board of directors for fees for service for the three and nine months ended September 30, 2017 totaling $67,500 and $202,500, respectively.

During the three and nine months ended September 30, 2017, we issued options to purchase 144,317 and 689,846 shares of our common stock at exercise prices ranging between $0.43 – $0.67 per share to vendors and employees in lieu of accrued and unpaid fees for the three and nine months ended September 30, 2017 totaling $45,402 and $187,476, respectively.

On September 5, 2017, we issued options to purchase 2,000,000 shares of our common stock to the employees of our newly created engineering subsidiary (see Note 10). The options are non-qualified stock options, exercisable at $0.45 per share, the closing price of our common stock as of September 5th, exercisable for ten years from the date of grant and subject to vesting in five equal increments on the anniversary of the agreement for five years based on certain performance milestones related to the operations of the subsidiary. (See Note 10 for details of the performance milestones.) The options contain other terms standard in option agreements issued by the Company, including provisions for a cashless exercise. The fair value of these options totals $900,000. Management chose not to expense the fair value of the options at this time because the subsidiary is just beginning operations and therefore reaching the performance milestones by September 2018 is uncertain.

14

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

On May 2, 2017, pursuant to his employment agreement (see Note 11), we granted to our president, Dennis P. Calvert, an option to purchase 3,731,322 shares of the Company’s common stock. The option is a non-qualified stock option, exercisable at $0.45 per share, the closing price of our common stock as of May 2nd, exercisable for ten years from the date of grant, and vesting in equal increments on the anniversary of the agreement for five years. Any portion of the option which has not yet vested shall immediate vest in the event of, and prior to, a change of control, as defined in the employment agreement. The option contains the other terms standard in option agreements issued by the Company, including provisions for a cashless exercise.  The fair value of this option totaled $1,679,095 and will be amortized monthly through May 2, 2022.  During the three and nine months ended September 30, 2017, we recorded $83,955 and $111,940, respectively, of selling, general and administrative expense related to the option.

During the three and nine months ended September 30, 2016, we issued options to purchase 422,896 and 906,973 shares of our common stock at exercise prices ranging between $0.33 – $0.76 per share to vendors and to members of our board of directors. During the three and nine months ended September 30, 2016, the fair value of these options totaled $77,418 and $430,887, respectively, and is recorded as selling, general and administrative expenses.

The fair value of the options issued prior to 2016 that vested during the three and nine months ended September 30, 2016, was $0 and $170,310, and during the three and nine months ended September 30, 2017, was $37,150 and $77,200, respectively.

Exercise of Stock Option

On April 30, 2017, our president, Dennis P. Calvert, delivered a notice of exercise of 3,866,630 shares pursuant to his stock option agreement dated April 30, 2007. The exercise price was $0.18 per share, and the Company issued 2,501,937 shares, calculated by multiplying the difference between the market price of $0.51 and the exercise price of $0.18 with the number of shares exercised, and dividing that amount by the market price. No cash consideration was tendered with respect to the exercise. The remaining 3,866,629 shares available for purchase under the option agreement expired unexercised.

Pursuant to a “lock-up agreement” dated April 30, 2017, Mr. Calvert agreed to restrict the sales of the shares received until the earlier of (i) the consummation of a sale (in a single transaction or in a series of related transactions) of the Company by means of a sale of (a) a majority of the then outstanding common stock (whether by merger, consolidation, sale or transfer of common stock, reorganization, recapitalization or otherwise) or (b) all or substantially all of its assets; and (ii) the successful commercialization of the Company’s products or technologies as demonstrated by its receipt of at least $3,000,000 in cash, or the recognition of $3,000,000 in revenue, over a 12-month period from the sale of products and/or the license of technology; and (iii) the Company’s breach of the employment agreement between the Company and Calvert dated May 2, 2017 and resulting in Calvert’s termination.

Activity of our stock options issued outside of the 2007 Plan for the nine months ended September 30, 2016 and 2017 is as follows:

					Weighted
Balance, September 30, 2016:					Average
	Options	Exercise			Price per
	Outstanding	Price per share			share
Balance, December 31, 2015	19,394,975	$0.18	–	1.00	$0.40
Granted	484,077	0.33	–	0.45	0.38
Exercised	(60,000)		0.25		0.25
Balance, September 30, 2016	19,819,052	$0.18	–	1.00	$0.41

15

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

					Weighted
					Average
Balance, September 30, 2017:	Options	Exercise			Price per
	Outstanding	Price per share			share
Balance, December 31, 2016	20,148,766	$0.18	–	1.00	$0.40
Granted	6,828,872	0.43	–	0.67	0.46
Expired	(3,866,629)		0.18		0.18
Exercised	(3,866,630)		0.18		0.18
Balance, September 30, 2017	19,244,379	$0.18	–	1.00	$0.51

We recognize employee compensation expense for stock option awards on a straight-line basis over the applicable service period of the award, which is the vesting period. Share-based compensation expense is based on the grant date fair value estimated using the Black-Scholes Option Pricing Model. The following methodology and assumptions were used to calculate share based compensation for the nine months ended September 30:

	2016						2017
	Non Place			2007 Plan			Non Plan			2007 Plan
Risk free interest rate	1.77	–	2,27%	1.36	–	1.77%	2.29	–	2.40%	2.31	–	2.40%
Expected volatility	641	–	738%	315	–	641%	571	–	601%	578	–	601%
Expected dividend yield		—			—			—			—
Forfeiture rate		—			—			—			—
Expected life in years		7			5			7			7

Expected price volatility is the measure by which our stock price is expected to fluctuate during the expected term of an option. Expected volatility is derived from the historical daily change in the market price of our common stock, as we believe that historical volatility is the best indicator of future volatility.

The risk-free interest rate used in the Black-Scholes calculation is based on the prevailing U.S Treasury yield as determined by the U.S. Federal Reserve. We have never paid any cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future.

Historically, we have not had significant forfeitures of unvested stock options granted to employees and Directors. A significant number of our stock option grants are fully vested at issuance or have short vesting provisions. Therefore, we have estimated the forfeiture rate of our outstanding stock options as zero.

Note 6. Warrants

Warrants Issued to Summer 2017 Unit Offering Investors

Pursuant to the terms of our Summer 2017 Unit Offering (see Note 4), we issued warrants to purchase an aggregate 1,169,525 shares of our common stock, at an exercise price of $0.65 per share. Of this amount, we issued warrants to purchase 238,096 shares during the three months ended June 30, 2017, and 931,429 shares during the three months ended September 30, 2017. These warrants expire June 20, 2022. The relative fair value of these warrants resulted in $491,200 recorded as a discount on our convertible notes. This offering is open as of the date of this report.

Warrants Issued to Winter 2016 Unit Offering Investors

Pursuant to the terms of our Winter 2016 Unit Offering (see Note 4), we issued warrants to purchase an aggregate 512,281 shares of our common stock at an exercise price of $0.70 per share. Of this amount, warrants to purchase 292,983 shares were issued during the three months ended December 30, 2016, and 219,298 shares were issued during the three months ended March 31, 2017. These warrants expire December 31, 2021. The relative fair value of these warrants resulted in $125,000 recorded as a discount on our convertible notes. This offering is closed and no further warrants will be issued.

16

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Warrants Issued Concurrently with One-Year Convertible Notes

On July 8, 2016, we issued warrants to purchase an aggregate 400,000 shares of our common stock to two investors who received one-year convertible notes with a maturity date of July 8, 2017 (see Note 4). These warrants are initially exercisable at $0.65 per share and expire July 8, 2021. The fair value of warrants issued resulted in $160,000 discount on the one-year convertible notes. The exercise price of the stock purchase warrant may be adjusted downward in the event we sell our common stock or issue warrants at a lower price, other than through our 2015 Unit Offering. On May 24, 2017, we initiated the Summer 2017 Unit Offering offering promissory notes convertible at $0.42 per share (see Note 4). Since these securities were sold at less than the exercise price of the July 8, 2016 warrants, the exercise price of the warrants was decreased from $0.65 to $0.42 per share, and the number of shares issuable under the warrant increased by 219,048 shares to a total of 619,048 shares.

On December 30, 2016 we issued warrants to purchase an aggregate 400,000 shares of our common stock to two investors who received one-year convertible notes with a maturity date of December 30, 2017 (see Note 4). These warrants are initially exercisable at $0.75 per share and expire December 31, 2021. The stock price on the date of grant was $0.83. The fair value of warrants issued resulted in $280,000 discount on the one-year convertible notes. The exercise price of the stock purchase warrant may be adjusted downward in the event we sell our common stock or issue warrants with a lower price, other than through our Winter 2016 Unit Offering, or stock or stock options to persons providing services to our company. On May 24, 2017, we initiated the Summer 2017 Unit Offering offering promissory notes convertible at $0.42 per share (see Note 4). Since these securities were sold at less than the exercise price of the December 30, 2016 warrants, the exercise price of the warrants was decreased from $0.75 to $0.42 per share, and the number of shares issuable under the warrant increased by 314,285 shares to a total of 714,285 shares.

On July 18, 2017, we issued warrants to purchase an aggregate 400,000 shares of our common stock to two investors who received one-year convertible notes with a maturity date of July 18, 2018 (see Note 4). These warrants are initially exercisable at $0.65 per share and expire July 31, 2022. The exercise price of the stock purchase warrant may be adjusted downward in the event we sell our common stock or issue warrants with a lower price, other than through our Summer 2017 Unit Offering, securities issued for the payment of interest on notes, any convertible note, warrants issued to these two investors, or stock or stock options issued for the reduction of accounts payable.  The fair value of these warrants resulted in a $280,000 discount recorded on our balance sheet as a discount on convertible note payable and will be amortized monthly as interest expense through July 18, 2022. On September 26, 2017, we sold shares of our common stock to Lincoln Park (see Note 7), and thus the exercise price of these warrants were decreased from $0.65 to $0.42 per share, and the number of shares issuable under the warrants increased by 177,777 shares to a total of 577,777 shares.

These warrants are no longer treated as derivative liabilities. Any adjustments in the warrant price and shares due to a down round will be treated as a dividend.

2015 Unit Offering Warrants

During the nine months ended September 30, 2016, we issued Series A warrants to purchase up to an aggregate 4,455,413 shares of our common stock to investors in the 2015 Unit Offering (see Note 4). Of this amount, warrants to purchase an aggregate 2,719,048 shares were issued at an exercise price of $0.45 per share, and warrant to purchase an aggregate 1,736,365 shares were issued at an exercise price of $0.70 per share. All Series A Warrants expire June 1, 2020. The relative fair value of these warrants resulted in $1,940,000 recorded as a discount on our convertible notes on our consolidated balance sheets in the periods presented.

Warrants Issued Concurrently with Line of Credit

During the nine months ended September 30, 2016, we issued warrants to purchase an aggregate 300,000 shares of our common stock to the investors in our line of credit (see Note 4). These warrants are exercisable at $0.35 per share and expire June 2021. The relative fair value of warrants issued resulted in $237,405 discount on the line of credit.

17

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Pursuant to the terms of our line of credit, five line of credit holders exchanged their line of credit and accrued interest for notes and warrants on the terms offered in our 2015 Unit Offering totaling $283,571 (see Note 4). With the exchange, these note holders received additional warrants to purchase an aggregate 515,583 of our common stock at an exercise price of $0.70 which expire June 1, 2018. The fair value of the warrants and the intrinsic value of the beneficial conversion feature resulted in an aggregate $283,571 recorded as a discount on convertible notes payable.

Exercise of Warrants

During the nine months ended September 30, 2017, we issued 510,000 shares of our common stock and in exchange we received proceeds totaling $153,000 from the exercise of outstanding stock purchase warrants.

During the three months ended September 30, 2016, we issued 1,150,000 shares of our common stock and in exchange we received proceeds totaling $355,000 from the exercise of outstanding stock purchase warrants.

We have certain warrants outstanding to purchase our common stock, at various prices, as summarized in the following tables:

Balance, September 30, 2016	Number of
	Shares	Price Range
Outstanding as of December 31, 2015	13,779,438	$0.125	–	1.00
Issued	5,670,996	0.35	–	0.70
Exercised	(1,150,000)	0.30	–	0.45
Expired	(263,545)	0.55	–	0.75
Outstanding as of September 30, 2016	18,036,889	$0.125	–	1.00

Balance, September 30, 2017	Number of
	Shares	Price Range
Outstanding as of December 31, 2016	20,035,114	$0.125	–	1.00
Issued	2,499,933	0.42	–	0.70
Exercised	(510,000)		0.30
Expired	(250,000)	0.25	–	0.30
Outstanding as of September 30, 2017	21,775,047	$0.125	–	1.00

The fair value of each award grant is estimated on the date of grant using the Black-Scholes option-pricing model. The determination of expense of warrants issued for services or settlement also uses the option-pricing model. The principal assumptions we used in applying this model were as follows for the nine months ended September 30:

	2016			2017
Risk free interest rate	0.95	–	1.36%	1.71	–	1.93%
Expected volatility	311	–	315%	293	–	297%
Expected dividend yield		—			—
Forfeiture rate		—			—
Expected life in years		5			5

The risk-free interest rate is based on U.S Treasury yields in effect at the time of grant. Expected volatilities are based on historical volatility of our common stock.

18

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note 7.   Lincoln Park Transaction

On August 25, 2017, we entered into a purchase agreement (“Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park has agreed to purchase from us at our request up to an aggregate of $10,000,000 of our common stock (subject to certain limitations) from time to time over a period of three years. Concurrently, we entered into a registration rights agreement with Lincoln Park, pursuant to which we were required to file with the SEC a registration statement on Form S-1 to register for resale under the Securities Act of 1933, as amended, the shares of common stock that have been or may be issued to Lincoln Park under the Purchase Agreement. The registration statement was filed, and on September 22, 2017, it was deemed effective by the SEC. The Purchase Agreement allows us, from time to time and at our sole discretion, to direct Lincoln Park to purchase shares of our common stock, subject to limitations in both volume and dollar amount. The volume of shares is limited to a maximum of 50,000 shares if our stock closes at less than $0.50 per share, 75,000 if it closes from $0.50 to $0.74 per share, 100,000 if it closes from $0.75 to $1.24 per share, and 200,000 if it closes at or above $1.25 per share. The maximum dollar amount for any single purchase is $500,000. There are no trading volume requirements under the Purchase Agreement, and we alone control the timing and amount of any sales of our common stock to Lincoln Park. The purchase price of the shares that may be sold to Lincoln Park under the Purchase Agreement is the lower of (i) the lowest sale price on the date date of purchase, or (ii) the average of the three lowest closing prices in the prior 12 business days. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

In consideration for entering into the Purchase Agreement, on August 25, 2017, we issued to Lincoln Park 488,998 shares of common stock as an “initial commitment fee.” For no additional consideration, when and if Lincoln Park purchases (at the Company’s discretion) any portion of the $10,000,000 aggregate commitment, we are required to issue up to 488,998 shares, pro-rata, as “additional committment shares”. For example, if we elect, at our sole discretion, to require Lincoln Park to purchase $25,000 of our stock, then we would issue 1,222 additional commitment shares, which is the product of $25,000 (the amount we have elected to sell) divided by $10,000,000 (total amount we can sell Lincoln Park pursuant to the Purchase Agreement) multiplied by 488,998 (the total number of additional commitment shares). The additional commitment shares will only be issued pursuant to this formula as and when we elect at our discretion to sell stock to Lincoln Park.

During the three months ended September 30, 2017, we elected to sell Lincoln Park 50,000 shares of our common stock. We received $22,500, and issued Lincoln Park 51,100 shares, comprised of the 50,000 purchased shares and 1,100 “additional commitment shares”. We recorded the stock sale in our equity statement and the addional shares issued as a fee for the transaction was offset against the shares issued.

Subsequent to September 30, 2017, we elected to sell to Lincoln Park additional shares pursuant to the Purchase Agreement. (See Note 12.)

Note 8.   Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses included the following:

	December 31,	September 30,
	2016	2017
Accounts payable and accrued expenses	$22,231	$277,411
Payroll tax liability	137,500	137,500
Accrued officer bonus	80,000	—
Accrued interest	40,372	40,636
Total accounts payable and accrued expenses	$280,103	$455,547

The payroll tax liability is the Company’s estimate of payroll taxes due on the past services of independent contractors. The Company is currently attempting to reduce the liability to approximately $5,000 through the IRS Voluntary Classification Settlement Program.

On September 27, 2016, the board approved a $60,000 bonus for each of our Chief Executive and Chief Science Officers, $20,000 of which was paid to each in 2016. Each were paid the remaining $40,000 in January 2017.

19

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note 9.   Noncontrolling Interest – Clyra Medical

In May 2012, we formed a subsidiary for the purpose of marketing and selling medical products containing our technology, Clyra Medical Technologies, Inc. (“Clyra”). We initially owned 100% of this subsidiary, and then Clyra granted shares to management, such that we owned approximately 85% of Clyra’s shares.

On December 30, 2015, Clyra sold shares of its Series A Preferred Stock (“Preferred Shares”) to Sanatio Capital, LLC (“Sanatio”) for $750,000. As a result of the sale, Sanatio owned 40% of Clyra’s issued and outstanding shares, BioLargo owned 54%, and the remainder was owned by management. Concurrent with the sale of the Preferred Shares, the shareholders entered into a shareholders’ agreement that provides for a three-member board of directors, consisting of the company’s president, a person appointed by BioLargo, and a person appointed by Sanatio. BioLargo appointed its president, Dennis P. Calvert, to serve on Clyra’s board. Sanatio appointed its owner, Jack B. Stromment, to serve on the board. In June 2017, Mr. Strommen was elected to BioLargo’s board of directors.

As set forth in Clyra’s Amended and Restated Articles of Incorporation, Preferred Shares accrue an annual dividend of 8% for a period of five years. Although the dividends began to accrue immediately, Clyra has no obligation to declare a dividend until a product of the company has received a premarket approval by the United States Federal Drug Administration (“FDA”), or for which a premarket notification pursuant to form 510(k) has been submitted and for which the FDA has given written clearance to market the product in the United States (either, “FDA Approval”). After FDA Approval, annually on December 20, and unless prohibited by California law governing distributions to shareholders, Clyra is required to declare and pay any accruing dividends to holders of Preferred Shares then accrued but unpaid. Management classifies the Preferred Shares dividend as a medium probability of occurring and as of September 30, 2017 the Preferred Shares dividend has a cumulative undeclared dividend balance of $105,000.

Holders of Preferred Shares are entitled to preferential payments in the event of a liquidation, dissolution or winding up of the company, in an amount equal to any accrued and unpaid dividends. After such preference, any remaining assets are distributed pro-rata between holders of Clyra common stock and Preferred Shares as if the Preferred Shares had converted to Clyra common stock. Holders of Preferred Shares may convert the shares to Clyra common stock initially on a one-to-one basis. The conversion formula is subject to change in the event Clyra sells stock at a lower price than the price paid by Sanatio.

In addition to the foregoing, Clyra entered into a consulting agreement with Beach House Consulting, LLC, through which Jack B. Strommen will be providing consulting services to the company. Mr. Strommen will be assisting the company in its sales and marketing activities once it has FDA Approval on a product, at which point the agreement provides that Mr. Strommen is to receive $23,438 per month for a period of four years.

In April 2017, BioLargo purchased 500 shares of Clyra common stock from a former member of Clyra’s management.

20

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

In August 2017, Clyra commenced a private securities offering of its common shares at a price of $160 per share, and accepted $1,000,000 in subscriptions. It issued 6,250 shares of its common stock to two investors. Of that amount, BioLargo invested $250,000 and was issued 1,562.5 shares. On August 4, 2017, Clyra issued 1,690 shares of its common stock to Sanatio in exchange for payment of amounts outstanding under a line of credit held by Sanatio. Subsequent to the issuance of shares to investors in the offering, and to Sanatio for the conversion of the line of credit, BioLargo owns 15,297.5 shares of Clyra common stock, which is 46.3% of the outstanding stock at Clyra. Two members of BioLargo’s board of directors (Dennis P. Calvert and Jack B. Strommen) comprise a majority of the three-member Clyra board of directors. Based on the foregoing, management believes Biolargo, Inc. controls the activities of Clyra and has therefore consolidated Clyra’s accounts with BioLargo’s.

On September 27, 2017, Clyra submitted to the FDA an application for premarket notification under Section 510(k) for a wound care product. It is now in the formal 90-day review process by the FDA.

Note 10. Biolargo Engineering, Science and Technologies, LLC

In September 2017, we commenced a full service environmental engineering firm and formed a wholly owned subsidiary named BioLargo Engineering, Science & Technologies, LLC. In conjunction with the start of this subsidiary, we entered into a three-year office lease in the Knoxville Tennessee area (see Note 11), and entered into employment agreements with seven scientists and engineers. These agreements and related operational obligations add approximately $100,000 to our monthly budget for payroll, taxes, benefits, insurance, and other related obligations. The company was capitalized with two classes of membership units: Class A, 100% owned by Biolargo, and Class B, held by management of BLEST, and which initially have no “profit interest,” as that term is defined in Tennesee law. However, over the succeeding five years, the the Class B members can earn up to a 30% profit interest. They also have been granted options to purchase up to an aggregate 2,000,000 shares of BioLargo, Inc. common stock. The profit interest and option shares are subject to a five year vesting schedule tied to the performance of the subsidiary, including gross revenue targets that increase over time, obtaining positive cash flow by March 31, 2018, collecting 90% of its account receivables, obtaining a profit of 10% in its first year (and increasing in subsequent years), making progress in the scale-up and commercialization of our AOS system, and using BioLargo research scientists (such as our Canadian team) for billable work on client projects.  The details of these transactions were reported on a Form 8-K filed with the SEC on September 8, 2017.

Note 11. Commitments and Contingencies.

Calvert Employment Agreement

On May 2, 2017, the Company entered into an employment agreement with its President and Chief Executive Officer Dennis P. Calvert (the “Calvert Employment Agreement”), replacing in its entirety the previous employment agreement with Mr. Calvert dated April 30, 2007.

The Calvert Employment Agreement provides that Mr. Calvert will continue to serve as our President and Chief Executive Officer and receive base compensation equal to his current rate of pay of $288,603 annually. In addition to this base compensation, the agreement provides that he is eligible to participate in incentive plans, stock option plans, and similar arrangements as determined by the Company’s Board of Directors, health insurance premium payments for himself and his immediate family, a car allowance of $800 per month, paid vacation of four weeks per year, and bonuses in such amount as the Compensation Committee may determine from time to time.

The Calvert Employment Agreement provides that Mr. Calvert will be granted an option (the “Option”) to purchase 3,731,322 shares of the Company’s common stock. The Option shall be a non-qualified stock option, exercisable at $0.45 per share, which represents the market price of the Company’s common stock as of the date of the agreement, exercisable for ten years from the date of grant and vesting in equal increments over five years. Notwithstanding the foregoing, any portion of the Option which has not yet vested shall be immediately vested in the event of, and prior to, a change of control, as defined in the Calvert Employment Agreement. The agreement also provides for a grant of 1,500,000 shares of common stock, subject to the execution of a “lock-up agreement” whereby the shares remain unvested unless and until the earlier of (i) a sale of the Company, (ii) the successful commercialization of the Company’s products or technologies as demonstrated by its receipt of at least $3,000,000 in cash, or the recognition of $3,000,000 in revenue, over a 12-month period from the sale of products and/or the license of technology, and (iii) the Company’s breach of the employment agreement resulting in his termination. The Option contains the other terms standard in option agreements issued by the Company, including provisions for a cashless exercise.

21

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The Calvert Employment Agreement has a term of five years, unless earlier terminated in accordance with its terms. The Calvert Employment Agreement provides that Mr. Calvert’s employment may be terminated by the Company due to his death or disability, for cause, or upon a merger, acquisition, bankruptcy or dissolution of the Company. “Disability” as used in the Calvert Employment Agreement means physical or mental incapacity or illness rendering Mr. Calvert unable to perform his duties on a long-term basis (i) as evidenced by his failure or inability to perform his duties for a total of 120 days in any 360-day period, or (ii) as determined by an independent and licensed physician whom Company selects, or (iii) as determined without recourse by the Company’s disability insurance carrier. “Cause” means that Mr. Calvert has (i) engaged in willful misconduct in connection with the Company’s business; or (ii) been convicted of, or plead guilty or nolo contendre in connection with, fraud or any crime that constitutes a felony or that involves moral turpitude or theft. If Mr. Calvert’s employment is terminated due to merger or acquisition, then he will be eligible to receive the greater of (i) one year’s compensation plus an additional one-half year for each year of service since the effective date of the employment agreement or (ii) one year’s compensation plus an additional one-half year for each year remaining in the term of the agreement. Otherwise, he is only entitled to receive compensation due through the date of termination.

The Calvert Employment Agreement requires Mr. Calvert to keep certain information confidential, not to solicit customers or employees of the Company or interfere with any business relationship of the Company, and to assign all inventions made or created during the term of the Calvert Employment Agreement as “work made for hire”.

Office Leases

We are parties to three real property agreements for office, industrial and laboratory space in Westminster, California, Oak Ridge, Tennessee, and Alberta, Canada. Our Westminster lease rquires a monthly payment of $8,630 (increasing 3% each year on September 1st) and expires September 1, 2020. Our Oak Ridge lease requires a monthly payment of $5,400 and expires September 1, 2020. Our Alberta Canada lease requires a monthly payment of CAD$5,130 (plus tax) and expires June 30, 2018. From October 1, 2017, through the expiration of our leases, our required payments are $500,477 for our U.S. facilities, and CAD$46,170 (plus tax) for our Canadian facility.

Clyra Consulting Agreement

Our partially owned subsidiary Clyra (see Note 9) entered into a consulting agreement with Beach House Consulting, LLC, through which Jack B. Strommen will be providing consulting services to Clyra related to its sales and marketing activities once it has received FDA Approval (as defined in Note 9 and the associated agreement) on a product, at which point the agreement provides that Mr. Strommen is to receive $23,438 per month for a period of four years. Our total cash obligation related to the agreement is $1,125,024.

Note 12. Subsequent Events.

Management has evaluated subsequent events through the date of the filing of this Quarterly Report and management noted the following for disclosure.

Lincoln Park Capital

Subsequent to October 1, 2017, and through November 8, 2017, we elected to sell to Lincoln Park 675,000 shares of our common stock (see Note 7). We received $308,745 in gross and net proceeds, and, in addition to the purchased shares, issued to Lincoln Park 15,097 “additional commitment shares” as required by the Purchase Agreement.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

BioLargo, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of BioLargo, Inc. and Subsidiaries (the “Company”) as of December 31, 2015 and 2016, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years ended December 31, 2015 and 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BioLargo, Inc. and Subsidiaries as of December 31, 2015 and 2016, and the consolidated results of its operations and its cash flows for each of the years ended December 31, 2015 and 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses, negative cash flows from operations and has limited capital resources, and a net stockholders’ deficit. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/HASKELL & WHITE LLP

Irvine, California

March 30, 2017

BIOLARGO, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2015 AND DECEMBER 31, 2016

	DECEMBER 31, 2015	DECEMBER 31, 2016

Assets
Current assets:
Cash and cash equivalents	$1,763,114	$1,910,153
Accounts receivable	41,431	67,994
Inventories	37,435	34,446
Prepaid expenses and other current assets	49,167	4,089
Total current assets	1,891,147	2,016,682

Equipment, net of depreciation	—	59,315
Other non-current assets, net of amortization	19,157	36,729
Total assets	$1,910,304	$2,112,726

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$324,983	$200,103
Accrued officer bonus	—	80,000
Convertible notes payable	—	560,000
Discount on convertible notes payable, net of amortization	—	(398,910)
Derivative warrant liability	—	663,560
Line of credit	—	50,000
Deposits	135,000	—
Total current liabilities	459,983	1,154,753

Long-term liabilities:
Convertible notes payable	3,245,972	5,250,668
Discount on convertible notes payable and line of credit, net of amortization	(2,937,019)	(3,522,497)
Total liabilities	768,936	2,882,924

COMMITMENTS, CONTINGENCIES (Note 9)

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred Series A, $.00067 Par Value, 50,000,000 Shares Authorized, -0- Shares Issued and Outstanding, at December 31, 2015 and December 31, 2016, respectively.	—	—
Common stock, $.00067 Par Value, 200,000,000 Shares Authorized, 85,648,015 and 92,975,970 Shares Issued, at December 31, 2015 and December 31, 2016, respectively.	57,236	62,179
Additional paid-in capital	84,410,821	90,609,774
Accumulated other comprehensive loss	(40,567)	(81,694)
Accumulated deficit	(84,075,695)	(91,915,426)

Total Biolargo Inc. and Subsidiaries stockholders’ equity (deficit)	351,795	(1,325,167)
Non-controlling interest (Note 8)	789,573	554,969

Total stockholders’ equity (deficit)	1,141,368	(770,198)

Total liabilities and stockholders’ equity	$1,910,304	$2,112,726

See accompanying notes to unaudited consolidated financial statements and report of Independent Registered Public Accounting Firm.

BIOLARGO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2016

	DECEMBER 31, 2015	DECEMBER 31, 2016

Revenue
Product revenue	$127,582	$226,106
License revenue	—	55,000

Total revenue	127,582	281,106
Cost of revenue	(62,067)	(105,877)
Gross profit	65,515	175,229

Selling, general and administrative expenses	3,551,522	3,714,398
Research and development	684,554	1,381,956
Depreciation and amortization	10,920	13,736
Operating loss	(4,181,481)	(4,934,861)

Other (expense) income:
Grant income	99,122	161,430
Interest expense	(994,671)	(3,129,104)
Change in derivative liability	—	(171,800)
Total Other (expense) income	(895,549)	(3,139,474)

Net loss	(5,077,030)	(8,074,335)

Net loss attributable to noncontrolling interest	(21,054)	(234,604)

Net loss attributable to common stockholders	$(5,055,976)	$(7,839,731)

Net loss per share attributable to common stockholders:

Loss per share attributable to stockholders – basic and diluted	$(0.06)	$(0.09)
Weighted average number of common shares outstanding:	84,112,356	87,936,783

Comprehensive loss attributable to common stockholders

Net loss	$(5,077,030)	$(8,074,335)
Foreign translation adjustment	(40,567)	(41,127)

Comprehensive loss	(5,117,597)	(8,115,462)

Comprehensive loss attributable to noncontrolling interest	(21,054)	(234,604)

Comprehensive loss attributable to stockholders	$(5,096,543)	$(7,880,858)

See accompanying notes to unaudited consolidated financial statements and report of Independent Registered Public Accounting Firm.

BIOLARGO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2016

	Common stock		Additional paid-in	Accumulated	Accumulated other comprehensive	Non- controlling	Total stockholders’ equity
	Shares	Amount	capital	deficit	loss	interest	(deficit)
Balance, December 31, 2014	82,909,300	$55,293	$78,511,529	$(79,019,719)	$—	$60,627	$(392,270)
Issuance of stock in exchange for Clyra shares	1,640,000	1,099	(1,099)	—	—	—	—
Conversion of equity to notes payable	(530,000)	(355)	(211,662)	—	—	—	(212,017)
Issuance of common stock to vendors and interest to note holders	631,643	530	359,834	—	—	—	360,364
Conversion of 2015 Unit offering notes into shares of common stock	258,236	173	64,386	—	—	—	64,559
Issuance of common stock to vendors and interest to Officers	738,837	496	309,479	—	—	—	309,975
Stock option compensation expense	—	—	1,831,313	—	—	—	1,831,313
Warrants and conversion feature issued as discount on convertible notes payable	—	—	3,474,721	—	—	—	3,474,721
Fair value of warrants issued as fees for convertible notes payable	—	—	72,320	—	—	—	72,320
Investment into Clyra Medical Technologies	—	—	—	—	—	750,000	750,000
Net loss	—	—	—	(5,055,976)	—	(21,054)	(5,077,030)
Foreign currency translation	—	—	—	—	(40,567)	—	(40,567)
Balance, December 31, 2015	85,648,015	$57,236	$84,410,821	$(84,075,695)	$(40,567)	$789,573	$1,141,368
Issuance of common stock to vendors and interest to note holders	2,342,264	1,599	991,479	—	—	—	993,078
Conversion of 2015 Unit offering notes into shares of common stock	2,167,420	1,452	587,919	—	—	—	589,371
Exercise of warrants	2,818,271	1,892	862,117	—	—	—	864,009
Stock option compensation expense	—	—	751,113	—	—	—	751,113
Warrants and conversion feature issued as discount on convertible notes payable and line of credit	—	—	3,006,325	—	—	—	3,006,325
Net loss	—	—	—	(7,839,731)	—	(234,604)	(8,074,335)
Foreign currency translation	—	—	—	—	(41,127)	—	(41,127)

Balance, DECEMBER 31, 2016	92,975,970	$62,179	$90,609,774	$(91,915,426)	$(81,694)	$554,969	$(770,198)

See accompanying notes to unaudited consolidated financial statements and report of Independent Registered Public Accounting Firm.

BIOLARGO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2016

	DECEMBER 31, 2015	DECEMBER 31, 2016
Cash flows from operating activities
Net loss	$(5,077,030)	$(8,074,335)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock option compensation expense	1,831,313	751,113
Common stock issued for interest and in lieu of salary to officers and fees for services from consultants and officers and board of directors	670,339	993,078
Interest expense related to amortization of the discount on convertible notes payable and line of credit and deferred financing costs	808,572	2,610,764
Change in fair value of derivative warrant liability	—	171,800
Amortization and depreciation expense	10,920	15,887
Changes in assets and liabilities:
Accounts receivable	(35,814)	(26,563)
Inventories	(11,921)	2,989
Accounts payable and accrued expenses	(110,554)	(124,880)
Accrued officer bonus	—	80,000
Deposits	35,000	(135,000)
Prepaid expenses and other assets	(4,167)	14,235

Net cash used in operating activities	(1,883,342)	(3,720,912)

Cash flows from investing activities
Equipment purchases	—	(61,931)

Net cash used in investing activities	—	(61,931)

Cash flows from financing activities
Proceeds from convertible notes payable	2,804,713	2,307,000
Proceeds from the sale of stock in majority-owned subsidiary	750,000	—
Proceeds from notes payable	—	500,000
Proceeds from line of credit	—	300,000
Proceeds from warrant exercise	—	864,009
Payment of financing costs	(22,150)	—

Net cash provided by financing activities	3,532,563	3,971,009

Net effect of foreign currency translation	(40,567)	(41,127)
Net change in cash	1,608,654	147,039
Cash at beginning of year	154,460	1,763,114

Cash at end of period	$1,763,114	$1,910,153

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$9,855	$—
Income taxes	$4,000	$7,681
Non-cash investing and financing activities
Fair value of warrants issued in conjunction with convertible notes and letter of credit	$3,474,721	$3,006,325

Fair value of warrants issued for financing fees	$72,320	$—

Conversion of convertible notes payable into common stock	$276,576	$589,371

Conversion of lines of credit into convertible notes payable	$—	$250,000

See accompanying notes to unaudited consolidated financial statements and report of Independent Registered Public Accounting Firm

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Business and Organization

Outlook

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of our business. For the year ended December 31, 2016, we had a net loss of $8,074,335, and, at December 31, 2016, we had working capital of $861,929, current assets of $2,016,682, various debt obligations in principal amount of $5,860,668, an accumulated deficit of $91,915,426, and a net stockholders’ deficiency. The foregoing factors raise substantial doubt about our ability to continue as a going concern. Ultimately, our ability to continue as a going concern is dependent upon our ability to attract significant new sources of capital, attain a reasonable threshold of operating efficiencies and achieve profitable operations by licensing or otherwise commercializing products incorporating our BioLargo technology. These consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

We have been, and anticipate that we will continue to be, limited in terms of our capital resources. Our total cash and cash equivalents were $1,910,153 at December 31, 2016. During the year ended December 31, 2016, we received $3,971,009 net proceeds from our private securities offerings, including the exercise of warrants issued in prior offerings We generated revenues of $281,106 in the year ended December 31, 2016. Although this was an increase over the prior year, it was not sufficient to fund our operations. We do not expect our operations will generate enough revenue to fund our operations in 2017. We believe our cash position is sufficient to maintain our current level of operations and research/development, we will be required to raise substantial additional capital to expand our operations and fund our future business plans.

Organization

We were initially organized under the laws of the State of Florida in 1989, and in 1991 merged into a Delaware corporation. We operate six wholly-owned subsidiaries: BioLargo Life Technologies, Inc., organized under the laws of the State of California in 2006, Odor-No-More, Inc., organized under the laws of the State of California in 2009, BioLargo Water USA, Inc., organized under the laws of the State of California in 2013, BioLargo Water, Inc., organized under the laws of Canada in 2014, BioLargo Maritime Solutions, Inc., organized under the laws of the State of California in 2016, and BioLargo Development Corp., organized under the laws of the State of California in 2016. Additionally, we are majority owner of Clyra Medical Technologies, Inc., organized under the laws of the State of California in 2012 (see Note 9).

Business Overview

We feature three patent protected platform technologies with diverse product opportunities across multiple industries –AOS, CupriDyne, and Isan. Each features the use of the all-natural iodine molecule. While they all use iodine, they are quite different in terms of the methods by which they exploit the use of iodine, the form and composition of iodine used, and therefore their function and value proposition can be quite different for each commercial application.

Note 2. Summary of Significant Accounting Policies

In the opinion of management, the accompanying balance sheets and related statements of operations, cash flows, and stockholders’ deficit include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All intercompany accounts and transactions have been eliminated.

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Foreign Currency

The Company has designated the functional currency of Biolargo Water, Inc., our Canadian subsidiary, to be the Canadian dollar. Therefore, transaction gains and losses resulting from differences in exchange rates are recorded in accumulated other comprehensive income.

Cash and Cash Equivalents

We consider all highly liquid investments with original maturities of three months or less or money market funds from substantial financial institutions to be cash equivalents. We place substantially all of our cash and cash equivalents with one financial institution. As of December 31, 2016, our cash deposits were greater than the Federal Deposit Insurance Corporation insurance limit of $250,000 per owner. From time to time during the year we are exposed to credit loss for amounts in excess of insured limits in the event of non-performance by the institution, however, we do not anticipate non-performance.

Accounts Receivable

Trade accounts receivable are recorded net of allowances for doubtful accounts. Estimates for allowances for doubtful accounts are determined based on payment history and individual customer circumstances. The allowance for doubtful accounts was $3,818 at December 31, 2015 and $0 at December 31, 2016.

Inventory

Inventories are stated at the lower of cost or net realizable value using the average cost method. Inventories consisted of:

	DECEMBER 31, 2015	DECEMBER 31, 2016

Raw material	$12,162	$14,555
Finished goods	25,273	19,891
Total	$37,435	$34,446

Other Assets

Other Assets consists of payments made to purchase patents related to our efforts in commercializing the Isan system and a security deposit of $27,467 related to our business offices.

For each of the years ended December 31, 2015 and 2016 we recorded amortization expense totaling $10,920.

Long-lived and definite lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future undiscounted cash flows from the use of the asset and its eventual disposition is less than the carrying amount of the asset, then an impairment loss is recognized. The impairment loss is measured based on the fair value of the asset. Any resulting impairment is recorded as a reduction in the carrying value of the related asset in excess of fair value and a charge to operating results. For the years ended December 31, 2015 and 2016, management determined that there was no impairment of its long-lived assets.

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Earnings (Loss) Per Share

We report basic and diluted earnings (loss) per share (“EPS”) for common and common share equivalents. Basic EPS is computed by dividing reported earnings by the weighted average shares outstanding. Diluted EPS is computed by adding to the weighted average shares the dilutive effect if stock options and warrants were exercised into common stock. For the years ended December 31, 2015 and 2016, the denominator in the diluted EPS computation is the same as the denominator for basic EPS due to the anti-dilutive effect of the warrants and stock options on the Company’s net loss.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for stock-based transactions, debt transactions, derivative liabilities, allowance for bad debt, asset depreciation and amortization, and payroll taxes, among others.

The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results of our financial statements.

Share-based Payments

For stock and stock options issued to consultants and other non-employees for services, the Company measures and records an expense as of the earlier of the date at which either: a commitment for performance by the non-employee has been reached or the non-employee’s performance is complete. The equity instruments are measured at the current fair value, and for stock options, the instruments are measured at fair value using the Black Scholes options model.

For equity instruments issued and outstanding where performance is not complete, but the instrument has been recorded, those instruments are measured again at their then current fair market values at each of the reporting dates (they are “marked-to market”) until the performance and the contract are complete.

Non-Cash Transactions

We have established a policy relative to the methodology to determine the value assigned to each intangible we acquire, and/or services or products received for non-cash consideration of our common stock. The value is based on the market price of our common stock issued as consideration, at the date of the agreement of each transaction or when the service is rendered or product is received.

Revenue Recognition

Revenues are recognized as risk and title to products transfers to the customer (which generally occurs at the time shipment is made), the sales price is fixed or determinable, and collectability is reasonably assured. Although we don’t have a history of returns, we guarantee satisfaction of many of our products and would accept returns if requested by our customer. We also may generate revenues from royalties and license fees from our intellectual property. Licensees typically pay a license fee in one or more installments and ongoing royalties based on their sales of products incorporating or using our licensed intellectual property. License fees are recognized over the estimated period of future benefit to the average licensee.

Income Taxes

The asset and liability approach is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of asset and liabilities. Deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect on deferred tax asset and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

We account for uncertainties in income tax law under a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns as prescribed by generally accepted accounting principles (“GAAP”). Under GAAP, the tax effects of a position are recognized only if it is “more-likely-than-not” to be sustained by the taxing authority as of the reporting date. If the tax position is not considered “more-likely-than-not” to be sustained, then no benefits of the position are recognized.

Fair Value of Financial Instruments

Management believes the carrying amounts of the Company's financial instruments as of December 31, 2015 and 2016 approximate their respective fair values because of the short-term nature of these instruments. Such instruments consist of cash, accounts receivable, prepaid assets, accounts payable, lines of credit, and other assets and liabilities.

Government Grants

We have been awarded grants from the Canadian National Research Institute – Industrial Research Assistance Program (NRC-IRAP) and the National Science and Engineering Research Council of Canada (NSERC). The government grants received are considered other income and are included in our consolidated statements of operations. We received our first grant in 2015 and have been awarded over 30 grants totaling approximately $1,100,000. Some of the funds from these grants are given directly to third parties (such as the University of Alberta) to support research on our technology. The grants have terms generally ranging between six and eighteen months and support a majority, but not all of the related research budget costs. This cooperative research allows us to utilize (i) a depth of resources and talent to accomplish highly skilled work, (ii) financial aid to support research and development costs, (iii) independent and credible validation of our technical claims.

The grants provide for (i) recurring monthly amounts and (ii) reimbursement of costs for research talent for which we invoice to request payment and (iii) ancillary cost reimbursement for research talent travel related costs. All awarded grants have specific requirements on how the money is spent, typically to employ researchers. None of the funds may be used for general administrative expenses or overhead in the United States. These grants have substantially increased our level of research and development activities in Canada. We continue to apply for Canadian government and agency grants to fund research and development activities. Not all of our grant applications have been awarded, and no assurance can be made that any pending grant application, or any future grant applications, will be awarded.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, "Leases (Topic 842)," which will require lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company has evaluated the impact of the standard and believes that it will not materially affect the financial statements and related disclosures.

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendments in this update change existing guidance related to accounting for employee share-based payments affecting the income tax consequences of awards, classification of awards as equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within those annual periods, with early adoption permitted. The Company is currently evaluating the potential impact of the adoption of this standard.

In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing”. The update provides guidance on identifying performance obligations and licensing:

1.	Identifying Performance Obligations:
a.	When identifying performance obligations, whether it is necessary to assess whether promised goods or services are performance obligations if they are immaterial in the context of the contract.
b.	Determining whether promised goods and services are separately identifiable (that is, distinct within the context of the contract)
c.	Determining whether shipping and handling activities are a promised service in a contract or are activities to fulfill an entity’s other promises in the contract.
2.	Licensing:
a.

Determining whether the nature of an entity’s promise in granting a license is to provide a right to access the entity’s intellectual property, which is satisfied over time and for which revenue is recognized over time, or to provide a right to use the entity’s intellectual property, which is satisfied at a point in time and for which revenue is recognized at a point in time.

b.	The scope and applicability of the guidance about when to recognize revenue for sales-based or usage-based royalties promised in exchange for a license of intellectual property
c.

Distinguishing contractual provisions that require an entity to transfer additional licenses (that is, rights to use or access intellectual property) to a customer from contractual provisions that define the 2 attributes of a promised license (for example, restrictions of time, geographical region, or use).

The amendments in this Update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which we are required to apply for annual periods beginning after December 15, 2017. Although management is still evaluating the potential impact of the adoption of this standard, its preliminary analysis is that the new guidelines will not substantially impact our revenue presentation.

In April 2015, the FASB issued ASU 2015-03, “Interest – Imputation of Interest (Subtopic 835-30)”. The update gives guidance as to the treatment of debt issuance costs, which requires entities to present debt issuance costs to a recognized debt liability as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The Company has adopted this update and believes it does not have a material affect the financial statements and related disclosures.

Note 3. Deposits

Licensing Revenue

In 2012, we executed a joint venture agreement with Peter Holdings Pty. Ltd., the principal developer of the Isan System, whereby we jointly purchased the intellectual property associated with the Isan System, and agreed to share any royalties from any licensing revenue generated from the Isan System on an equal 50/50 basis.

In February 2014, we received a deposit of $100,000 from InsulTech Manufacturing, LLC, an Arizona limited liability company d/b/a Clarion Water (“Clarion Water”) towards a worldwide, exclusive license of the Isan System. On August 12, 2014, we entered into a license agreement with Clarion Water in which we granted an exclusive license to commercialize the Isan System for a term expiring the latter of 10 years or upon the expiration of the licensed patents. The license agreement provides that the $100,000 deposit is non-refundable, and is to be credited to future payments of royalties or sublicense fees due under the license agreement. The agreement further provides for a 10% royalty of licensee’s “net sales revenue”, and 40% of sublicensing fees. The Licensee was required to make minimum payments beginning July 1, 2016, of $50,000 per quarter to maintain exclusivity and as of July 1 and December 31, 2016, the Licensee is not making this payment and has relinquished exclusivity rights. The intellectual property subject to the license agreement includes all intellectual property related to the Isan System, including all patents, trademarks, proprietary knowledge, and other similar know-how or rights relating to or arising out of the Isan System or the patents related to the Isan System. The agreement contains other terms and conditions typically found in intellectual property license agreements. Clarion Water’s work to commercialize the Isan System continues. (See Part I, Item 2, “Our Business – Clarion Water”.)

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

We are obligated to share any revenues under the agreement on an equal basis with Peter Holdings Pty. Ltd. On July 1, 2016, per the terms of the agreement the $100,000 deposit received in 2014 was recorded to Royalty revenue, offset by the $45,000 share paid to Peter Holdings Pty. Ltd.

Investor Deposit

On December 18, 2015, we received $35,000 from a potential investor in our 2015 Unit Offering (see Note 4). We did not receive a subscription agreement from that individual until after December 31, 2015, and thus we recorded this amount as a deposit until we received the executed documents and formally accepted the investment in 2016.

Note 4. Debt Obligations

The following table summarizes our debt obligations outstanding as of the dates indicated:

	DECEMBER 31, 2015	DECEMBER 31, 2016

Convertible notes, mature June 1, 2018	$3,245,972	$4,800,097
Convertible notes, mature September 17, 2019	—	283,571
Convertible notes, mature July 8, 2017	—	280,000
Convertible notes, mature December 30, 2017	—	280,000
Convertible notes, mature December 31, 2019	—	167,000
Line of credit, matures December 1, 2017	—	50,000
Total	$3,245,972	$5,860,668

The Unit Offerings of a convertible promissory note and a Series A stock purchase warrant are accounted for under the fair value and relative fair value method.

The warrant is first analyzed per its terms as to whether it has derivative features or not. If the warrant is determined to be a derivative, then it is measured at fair value using the Black Scholes Option Model, and recorded as a liability on the balance sheet. The warrant is measured again at its then current fair value at each subsequent reporting dates (it is “marked-to-market”).

If the warrant is determined to not have derivative features, it is recorded into equity at its fair value using the Black Scholes option model, however, limited to a relative fair value based upon the percentage of its fair value to the total fair value including the fair value of the convertible note.

The convertible note is recorded at its fair value, limited to a relative fair value based upon the percentage of its fair value to the total fair value including the fair value of the warrant. Further, the convertible promissory note is examined for any intrinsic beneficial conversion feature (“BCF”) of which the convertible price of the note is less than the closing stock price on date of issuance. If the relative fair value method is used to value the convertible promissory note and there is an intrinsic BCF, a further analysis is undertaken of the BCF using an effective conversion price which assumes the conversion price is the relative fair value divided by the number of shares the convertible debt is converted into by its terms. The adjusted BCF value is accounted for as equity.

The warrant and BCF fair values are also recorded as a discount to the convertible promissory notes. As present, these equity features of the convertible promissory notes have recorded a discount to the convertible notes that is substantially equal to the proceeds received.

For the years ended December 31, 2015 and 2016 we recorded $994,671 and $3,129,104 of interest expense related to the amortization of the discount on our convertible notes payable, and interest expense related to our outstanding convertible promissory notes and line of credit.

Convertible Notes, mature June 1, 2018

2015 Unit Offering

On January 15, 2015, we commenced a private securities offering of “units”, each Unit consisting of a convertible promissory note and Series A stock purchase warrant (“2015 Unit Offering”), which was closed on September 16, 2016. The price and availability of the Units were set forth in five “Pricing Supplements” issued from time-to-time. Each note issued is convertible into the Company’s common stock at the Unit price set forth in the particular pricing supplement, and matures June 1, 2018. Because more than $3,000,000 was invested, we are obligated to register the common shares underlying the notes and warrants (“Shares”) with the Securities and Exchange Commission.

Interest due will be paid quarterly in arrears in cash or shares of common stock; all interest due thus far has been paid in shares of common stock. If paid by the issuance of common stock, interest is paid at a conversion price equal to the average closing price of the Company’s common stock over the 20 trading days prior to the interest payment due date. The principal amount of the note may be paid by the issuance of shares of common stock, or cash, upon maturity at the Company’s election. When paid in shares, the number of shares to be issued shall be calculated by dividing the principal amount invested by the Unit price, as it is established at the time of the original investment by the applicable Pricing Supplement. The notes may be converted at any time by the investor, at maturity by the Company, or by the Company prior to maturity, so long as all of the following conditions are met: (i) the Shares issued as payment are registered with the SEC, (ii) the Company’s common stock closes for ten consecutive trading days at or above three times the Unit price.

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Each investor, for no additional consideration, received a Series A stock purchase warrant. (See Note 6). Each Series A warrant allows for the purchase of the number of common shares equal to the investment amount divided by the Unit price, (e.g., one warrant share for each share of common stock which the investor is eligible to receive through conversion of his original convertible note) and, the warrant will have an exercise price as set forth in the Pricing Supplement. Each Series A warrant expires June 1, 2020. The Company may “call” the Series A warrant, requiring the investor to exercise the warrant within 30 days or forever lose the rights to do so, only if the following conditions have been met: (i) the underlying Shares are registered with the SEC, and (ii) the Company’s common stock closes for ten consecutive trading days at or above two times the exercise price.

In total, we issued five pricing supplements setting forth the conversion price of the note, as well as the warrant price, as follows (numbers in table reflect total investments for each pricing supplement since inception of offering through the termination of the offering):

Pricing Supplement	Conversion Price	Warrant Exercise Price	Aggregate Investments
No. 1	$0.25	$0.40	$460,000
No. 2	$0.25	$0.40	1,100,000
No. 3	$0.35	$0.45	1,546,713
No. 4	$0.35	$0.45	550,000
No. 5	$0.55	$0.70	1,155,000
			$4,811,713

The closing stock price on December 30, 2016 (the last trading day of the year) was $0.83 per share.

During the year ended December 31, 2016, we received $2,140,000 and issued unsecured convertible promissory notes with maturity dates of June 1, 2018, which accrue interest at a rate of 12% per annum, and are convertible at the Unit price set forth in the investor’s subscription agreement. Of this amount, notes in the face amount of $985,000 were issued at a Unit price of $0.35, and $1,155,000 at a Unit price of $0.55. Each investor, for no additional consideration, received a Series A stock purchase warrant. (See Note 6.)

During the year ended December 31, 2015, we received $2,671,713 and issued unsecured convertible promissory notes with maturity dates of June 1, 2018, which accrue interest at a rate of 12% per annum, and are convertible at the Unit price set forth in the investor’s subscription agreement. Of this amount, notes in the face amount of $1,535,000 were issued at a Unit price of $0.25, and $1,136,713 at a Unit price of $0.35. Each investor, for no additional consideration, received a Series A stock purchase warrant. (See Note 6.)

During the year ended December 31, 2016, investors elected to convert an aggregate $589,371 principal amount promissory notes issued in our 2015 Unit Offering into 2,167,420 shares of our common stock (see Note 5, “Common Stock”). As of December 31, 2016, $4,140,213 of these notes remain outstanding.

December/January Notes

In January 2015, we received $133,000 and issued unsecured convertible promissory notes each with a one-year maturity date, which accrue interest at a rate of 12% per annum. Each noteholder, for no additional consideration, received a stock purchase warrant exercisable at $0.30 per share, which expires January 2018. (See Note 6).

The funds received as part of our December/January Notes totaled $333,000. During the year ended December 31, 2015, these investors converted their investments, including principal and interest in the aggregate amount of $383,913, into convertible promissory notes on the same terms and notes issued in the 2015 Unit Offering, convertible at $0.25 per share, maturing June 1, 2018. Additionally, the investors received a Series A stock purchase warrant to purchase 1,909,301 shares of our common stock at an exercise price of $0.40 per share. (See Note 6).

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summer 2014 Offering Conversions

During 2015, investors included in our Summer 2014 Offering exercised their right to convert their equity investment into the 2015 Unit Offering. In exchange for a note and warrant on the terms offered in our 2015 Unit Offering (see above), we agreed to cancel 530,000 shares of our common stock issued as part of the Summer 2014 Offering, such that the original equity investment $212,000 was cancelled and we issued new convertible promissory notes totaling $212,000 with an expiration date of June 1, 2018.

$50,000 Line of Credit

On November 19, 2013, we received $50,000 pursuant to a line of credit which accrues interest at a rate of 24%. We have pledged our inventory and accounts receivable as collateral. The maturity date of the line of credit was May 15, 2016.

 In September 2015, this line of credit, plus outstanding interest, was converted to a convertible promissory note in the principal amount of $58,530, and a Series A stock purchase warrant on the same terms as our 2015 Unit Offering, such that the note matures on June 1, 2018, and converts at a price of $0.25 per share, and the warrant allows the purchase of up to 234,120 shares at $0.40 per share.

One-Year Convertible Notes, mature July 8, 2017 and December 30, 2017

On December 30, 2016, we received $250,000 and issued convertible promissory notes (convertible at $0.57 per share) with a maturity date of December 30, 2017 to two accredited investors, in the aggregate principal amount of $280,000. Interest is charged upon issuance at 3% per annum. We issued these investors stock purchase warrants to purchase an aggregate 400,000 shares of our common stock exercisable at $0.75 per share, which expire five years from the date of grant. We are required to include the shares underlying the warrants in any registration statement (piggy back registration rights) subsequent to the Form S-1 filed January 24, 2017. Additionally, the exercise price of the stock purchase warrant may be adjusted downward in the event we sell our common stock or issue warrants at a lower price. Thus, the warrants are presented as a derivative liability on our balance sheet. The fair value of these warrants was $331,760 at issuance, and this amount was recorded as a derivative liability. The remaining $280,000 was recorded as a debt discount.

On July 8, 2016, we received $250,000 and issued convertible promissory notes (convertible at $0.45 per share) with a maturity date of July 8, 2017 to two accredited investors’ in the aggregate principal amount of $280,000. Interest is charged upon issuance at 3% per annum. We issued these investors stock purchase warrants to purchase an aggregate 400,000 shares of our common stock exercisable at $0.65 per share, which expire five years from the date of grant. We are required to include the shares underlying the warrants in any subsequent registration statement (piggy back registration rights). Additionally, the exercise price of the stock purchase warrant may be adjusted downward in the event we sell our common stock or issue warrants at a lower price, other than through our 2015 Unit Offering. Thus, the warrants are presented as a derivative liability on our balance sheet. The fair value of these warrants was $160,000 at issuance, and this amount was recorded as a derivative liability. The remaining $120,000 was recorded as a debt discount for the beneficial conversion feature embedded in the debt instrument. On December 31, 2016 we again calculated the fair value of the warrants, resulting in a change in the derivative liability of $171,800 and a total derivative liability of $331,800.

Line of Credit, matures December 1, 2017

On June 6, 2016, we received $300,000 pursuant to a line of credit, accruing interest at a rate of 18% per annum, for which we have pledged our inventory and accounts receivable as collateral. The line of credit may be repaid following nine-months from the date of issuance or at the maturity date December 1, 2017.

Each investor, for no additional consideration, received a warrant to purchase our common stock. (See Note 6). The warrant allows for the purchase of the number of common shares equal to the investment amount (e.g., one warrant share for each dollar invested).

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On September 17, 2016, investors holding $250,000 of the line of credit converted their line of credit into convertible promissory notes and stock purchase warrants on the same terms and notes issued in the 2015 Unit Offering (see section immediately below). As of December 31, 2016, $50,000 remains outstanding on this line of credit.

Convertible Notes, mature September 17, 2019

On September 17, 2016, investors in the line of credit (see “Line of Credit, matures December 1, 2017, above) converted $250,000 plus accrued interest of $33,571 into convertible promissory notes totaling $283,571 on the same terms and notes issued in the 2015 Unit Offering, convertible at $0.55 per share, with the exception that these notes mature September 17, 2019, rather than June 1, 2018. Additionally, the investors received a Series A stock purchase warrant to purchase 515,583 shares of our common stock at an exercise price of $0.70 per share. (See Note 6).

Convertible Notes, mature December 31, 2019 – Winter 2016 Unit Offering

On December 27, 2016, we commenced a private securities offering (titled the “Winter 2016 Unit Offering”) which offered the sale of $600,000 of “Units,” each Unit consisting of a convertible promissory note and stock purchase warrant. The promissory notes issued to investors were convertible at $0.57 cents per share, mature December 31, 2019, and bear interest at the rate of 12% per annum on the amount invested. Any interest due will be paid quarterly in arrears in cash or shares of common stock. If paid by the issuance of common stock, interest is paid at a conversion price equal to the average closing price of the Company’s common stock over the 20 trading days prior to the interest payment due date. The principal amount of the note may be paid by the issuance of shares of common stock, or cash, upon maturity at the Company’s election.

When paid in shares, the number of shares to be issued shall be calculated by dividing the principal amount invested by the $0.57 conversion price. Promissory notes may be converted at any time by the investor, at maturity by the Company, or by the Company prior to maturity, so long as the following conditions are met: (i) the Shares issued as payment are registered with the SEC; and (ii) the Company’s common stock closes for ten consecutive trading days at or above three times the Unit price. In addition to the convertible promissory note, each investor received a warrant allowing for the purchase of the number of shares of BioLargo common stock equal to the investment amount divided by $0.57 (e.g., one warrant share for each share of common stock which the investor is eligible to receive through conversion of his original convertible note). The exercise price of the warrant is $0.70 per share of common stock and expire on December 31, 2021.

The Company may “call” the warrants, requiring the investor to exercise their warrants within 30 days or forever lose the rights to do so, only if the following conditions have been met: (i) the underlying Shares are registered with the SEC and (ii) the Company’s common stock closes for 10 consecutive trading days at or above two times the exercise price. The shares underlying the warrants contain “piggy back” registration rights for any registrations subsequent to the Form S-1 filed January 24, 2017. The offering terminated on January 13, 2017 (see Note 10). We received $167,000 in investments from three accredited investors, and issued warrants to purchase 292,983 shares of our common stock. (See Note 6.)

All of these offerings and sales were made in reliance on the exemption from registration contained in Section 4(2) of the Securities Exchange Act and/or Regulation D promulgated thereunder as not involving a public offering of securities.

Note 5. Stockholders’ Equity

Preferred Stock

Our certificate of incorporation authorizes our Board of Directors to issue preferred stock, from time to time, on such terms and conditions as they shall determine. As of December 31, 2015 and December 31, 2016 there were no outstanding shares of our preferred stock.

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Common Stock

During the year ended December 31, 2016, we issued 2,342,264 shares of common stock in lieu of cash for fees for service provided by consultants and to settle our accrued interest liability, resulting in an aggregate grant date fair value of $993,078, which is recorded in selling general and administrative expense and interest expense.

During the year ended December 31, 2015 and 2016, we issued 258,236 and 2,167,420 shares of common stock per the request of noteholders’ to convert the principal balance due on promissory notes totaling $64,559 and $589,371, respectively.

During the year ended December 31, 2016, we issued 2,818,271 shares of our common stock and in exchange we received proceeds totaling $864,009 from the exercise of stock purchase warrants. There were no shares issued for the exercise of warrants during 2015.

During the year ended December 31, 2015, we issued 1,370,480 shares of common stock in lieu of cash for fees for service provided by consultants, to settle accrued and unpaid salary to officers and to settle our accrued interest liability, resulting in an aggregate grant date fair value of $670,339, which is recorded in selling general and administrative expense and interest expense.

Our total capitalization as of December 31, 2016 is:

Description	Shares
Outstanding Common Stock:	92,975,970
Outstanding Options:	30,065,352
Outstanding Warrants:	20,035,114
Subtotal:	143,076,436
Shares issuable upon conversion of Convertible Promissory Notes:	15,063,278
Total*	158,139,714

The total shares issued in the above table of 158,139,714 assumes that all options and warrants are exercised and that all convertible notes are converted to common stock. The total does not take into account future stock issuances related to the payment of interest.

Share-Based Compensation

During the year ended December 31, 2015 and 2016, we recorded an aggregate $1,831,313 and $751,113, respectively, in selling general and administrative expense related to the issuance of stock options. We issued options through our 2007 Equity Incentive Plan and outside of our 2007 Equity Incentive Plan.

2007 Equity Incentive Plan

On August 7, 2007, and as amended April 29, 2011, our Board of Directors adopted the BioLargo, Inc. 2007 Equity Incentive Plan (“2007 Plan”) as a means of providing our directors, key employees and consultants additional incentive to provide services. Both stock options and stock grants may be made under this plan. The Board’s Compensation Committee administers this plan. The plan allows grants of common shares or options to purchase common shares. As plan administrator, the Compensation Committee has sole discretion to set the price of the options. The Compensation Committee may at any time amend or terminate the plan. The term of the options may be up to 10 years.

On June 20, 2016, we recorded the issuance of options to purchase an aggregate 40,000 shares of our common stock to the non-employee members of our Board of Directors, pursuant to the terms of the 2007 Equity Plan which calls for an annual automatic issuance. The exercise price of $0.45 equals the price of our common stock on the grant date. The fair value of these options totaled $18,000 and was recorded as selling, general and administrative expense.

On March 21, 2016, our Board of Directors extended by five years the expiration of options to purchase 307,777 shares of our common stock issued to our Board of Directors and vendors in March 2011. The options were originally issued in exchange for unpaid obligations and now expire on March 21, 2021. The fair value of the options resulted in additional $119,971 of selling, general and administrative expenses.

On September 30, 2015, our CFO Charles K. Dargan, II agreed to extend his engagement agreement dated February 1, 2008 (the “Engagement Agreement”, which had been previously extended multiple times), pursuant to which Mr. Dargan has been serving as our Chief Financial Officer. The Engagement Extension Agreement dated as of September 30, 2015 (the “Engagement Extension Agreement”) provides for an additional term to expire September 30, 2016 (the “Extended Term”), is retroactively effective to February 1, 2015. During the Extended Term, Mr. Dargan shall be compensated through the issuance of an option to purchase 300,000 shares of our common stock that vest over the term of the engagement with 120,000 shares vested as of September 30, 2015, and the remaining shares to vest 15,000 monthly, provided that the Engagement Extension Agreement with Mr. Dargan has not been terminated prior to each vesting date. During the year ended December 31, 2015 and 2016, we recorded $94,050 and $76,950 of selling, general and administrative expense. On February 10, 2017, we again extended Mr. Dargan’s agreement, and issued him an additional option to purchase 300,000 shares of our common stock, at a strike price of $0.69 per share which is equal to the closing price of our common stock on February 10, 2017. The option expires February 10, 2027, and vests over the term of the engagement with 125,000 shares having vested as of February 10, 2017, and the remaining shares to vest 25,000 shares monthly beginning March 1, 2017, and each month thereafter, so long as his Agreement is in full force and effect.

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On June 24, 2015, our board of directors extended by five years the expiration of options to purchase an aggregate 1,772,581 shares of our common stock issued to consultants, vendors and employees on August 4, 2010. The options were originally issued in exchange for accrued and unpaid amounts owed to the individuals, at an exercise price of $0.30 and now expire August 4, 2020. Fair value of the option totaled $620,403 of additional selling, general and administrative expenses.

On June 24, 2015, we recorded the issuance of options to purchase an aggregate 40,000 shares of our common stock to the non-employee members of our Board of Directors, pursuant to the terms of the 2007 Equity Plan which calls for an annual automatic issuance. The exercise price of $0.38 equals the price of our common stock on the grant date. The fair value of these options totaled $15,200 and was recorded as selling, general and administrative expense.

On June 24, 2015, our board of directors extended by five years the expiration of an option to purchase 200,000 shares of our common stock issued to our Chief Science Officer in February 2010. The option was issued in exchange for unpaid salary obligation at an exercise price of $0.575 and now expires February 5, 2020. The fair value of the option totaled $68,000 and was recorded as a selling, general and administrative expense.

On April 20, 2015, we issued an option to purchase 700,000 shares of our common stock to a consultant. The option vests ratably over two years, expires ten years from the date of issuance, and is exercisable at $0.40 per share. The price of our common stock on the grant date was $0.34 per share. The fair value of this option totaled $238,000 and is being expensed as selling, general and administrative expense over the vesting period. During the year ended December 31, 2015 and 2016, we recorded $79,280 of selling, general and administrative expense. This contract ended August 2016 and the remaining unvested 262,500 options were cancelled.

Activity for our stock options under the 2007 Plan for the year ended December 31, 2015 and 2016 is as follows:

						Weighted
						Average
	Options	Shares	Exercise			Price per
	Outstanding	Available	Price per share			share
Balance, December 31, 2014	8,601,086	3,398,914	$0.23	-	1.89	$0.44
Granted	1,040,000	(1,040,000)	0.30	-	0.58	0.35
Plan classification	600,000	(600,000)	0.30	-	0.60	0.33
Balance, December 31, 2015	10,241,086	1,758,914	$0.22	-	1.89	$0.44
Granted	40,000	(40,000)		0.45		0.45
Exercised	(102,000)	—		0.35		0.35
Cancelled	(262,500)	262,500		0.40		0.40
Balance, December 31, 2016	9,916,586	1,981,414	$0.22	-	1.89	$0.46

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the stock options issued under the 2007 Equity Plan outstanding at December 31, 2016.

				Weighted		Currently Exercisable
				Average	Weighted
Options				Remaining	Average	Number	Weighted
Outstanding				Contractual	Exercise	Of Shares	Average
at December 31, 2016	Exercise Price			Life	Price	December 31, 2016	Exercise Price
525,000	$0.40	-	1.89	1	$1.06	525,000	$1.06
892,135	0.28	-	0.99	2	0.51	892,135	0.51
1,020,000	0.25	-	0.70	3	0.55	1,020,000	0.55
3,650,528	0.22	-	0.57	4	0.37	3,650,528	0.37
1,656,262	0.34	-	0.40	5	0.36	1,656,262	0.36
715,161	0.28	-	0.40	6	0.36	715,161	0.36
640,000	0.30	-	0.65	7	0.48	640,000	0.48
477,500	0.38	-	0.40	8	0.42	477,500	0.42
340,000	0.45	-	0.57	9	0.56	340,000	0.56

9,916,586	$0.22	-	1.89	5	$0.46	9,916,586	$0.46

Options issued Outside of the 2007 Equity Incentive Plan

During the year ended December 31, 2016, we issued options to purchase 1,009,718 shares of our common stock at exercise prices ranging between $0.33 – $0.83 per share to vendors and to our members of our board of directors, in lieu of $316,007 in accrued and unpaid fees. The aggregate fair value of these options totaled $357,312 and is recorded as selling, general and administrative expenses.

During the year ended December 31, 2015, we issued options to purchase 2,075,934 shares of our common stock at exercise prices ranging between $0.33 – $0.65 per share to vendors and to our members of our board of directors, in lieu of $942,509 in accrued and unpaid fees. The fair value of these options totaled $887,864 and is recorded as selling, general and administrative expenses.

The grant-date fair value of the previously issued options that vested during the year ended December 31, 2015 and 2016 was $74,145 and $99,600, respectively.

Activity of our stock options issued outside of the 2007 Plan for the year ended December 31, 2015 and 2016 is as follows:

					Weighted
					Average
	Options	Exercise			Price per
	Outstanding	Price per share			share
Balance, December 31, 2014	17,965,291	$0.18	-	1.00	$0.40
Granted	2,075,931	0.25	-	0.65	0.40
Expired	(46,250)		0.30		0.30
Plan classification	(600,000)	0.30	-	0.63	0.33
Balance, December 31, 2015	19,394,975	$0.18	-	1.00	$0.40
Granted	1,009,718	0.33	-	0.83	0.48
Exercised	(255,927)		0.25		0.35
Balance, December 31, 2016	20,148,766	$0.18	-	1.00	$0.43

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the stock options issued outside of the 2007 Equity Incentive Plan outstanding at December 31, 2016.

				Weighted		Currently Exercisable
				Average	Weighted	Number of
Options				Remaining	Average	Shares at	Weighted
Outstanding at				Contractual	Exercise	December 31,	Average
December 31, 2016	Exercise Price			Life	Price	2016	Exercise Price
7,733,259		$0.18		.25	$0.18	7,733,259	$0.18
2,400,000		0.99		.25	0.99	2,400,000	0.99
691,975		0.55		2	0.55	691,975	0.55
800,000		1.00		5	1.00	800,000	1.00
168,750		0.40		6	0.40	168,750	0.40
1,497,986		0.30		6	0.30	1,497,986	0.30
3,122,093	0.25	-	0.65	7	0.32	3,122,093	0.32
2,120,947	0.33	-	0.47	8	0.37	2,120,947	0.37
1,388,166	0.33	-	0.65	9	0.47	1,238,116	0.47
225,641	0.60	-	0.83	10	0.76	225,641	0.76
20,148,766	$0.18	-	1.00	4	$0.40	19,998,766	$0.40

We recognize compensation expense for stock option awards on a straight-line basis for employees over the applicable service period of the award, which is the vesting period. Share-based compensation expense is based on the grant date fair value estimated using the Black-Scholes Option Pricing Model. The following methodology and assumptions were used to calculate share based compensation for the year ended December 31:

	2015						2016
	Non Plan			2007 Plan			Non Plan			2007 Plan
Risk free interest rate	1.83	-	2.33%	1.60	-	2.38%	1.91	-	2.49%	1.36	-	2.14%
Expected volatility	794	-	821%	322	-	807%	623	-	738%	315	-	794%
Expected dividend yield		-			-			-			-
Forfeiture rate		-			-			-			-
Life in years		7		3	-	7		7			5

Expected price volatility is the measure by which our stock price is expected to fluctuate during the expected term of an option. Expected volatility is derived from the historical daily change in the market price of our common stock, as we believe that historical volatility is the best indicator of future volatility.

The risk-free interest rate used in the Black-Scholes calculation is based on the prevailing U.S Treasury yield as determined by the U.S. Federal Reserve. We have never paid any cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future.

Historically, we have not had significant forfeitures of unvested stock options granted to employees and Directors. A significant number of our stock option grants are fully vested at issuance or have short vesting provisions. Therefore, we have estimated the forfeiture rate of our outstanding stock options as zero.

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6. Warrants

Series A Warrants

Pursuant to the terms of our 2015 Unit Offering, during the year ended December 31, 2016, we issued warrants to purchase up to an aggregate 5,429,872 shares of our common stock. Of this amount, warrants to purchase an aggregate 2,814,286 shares were issued at an exercise price of $0.45 per share, and warrant to purchase an aggregate 2,615,586 shares were issued at an exercise price of $0.70 per share. These warrants were issued to investors in our 2015 Unit Offering (see Note 4), as commissions to licensed brokers in conjunction therewith, and to other investors who converted their investors into notes on the same terms as the 2015 Unit Offering and Series A warrants. Series A Warrants totaling 4,059,744 expire June 1, 2020 and 854,545 expire July 31, 2021. The relative fair value of these warrants resulted in $2,115,874recorded as a discount on our convertible notes on our consolidated balance sheets in the periods presented.

Pursuant to the terms of our 2015 Unit Offering, during the year ended December 31, 2015, we issued Series A warrants to purchase up to an aggregate 9,597,123 shares of our common stock. Of that amount, warrants to purchase an aggregate 6,320,800 shares were issued at an exercise price of $0.40 per share, and a warrant to purchase 3,276,323 shares was issued at an exercise price of $0.45 per share. These warrants were issued to investors and as commissions, and expire June 1, 2020. The fair value of the warrants and the intrinsic value of the beneficial conversion feature resulted in an aggregate $3,319,906 discount on the convertible notes payable.

Warrants Issued Concurrently with Line of Credit

During the year ended December 31, 2016 we issued warrants to purchase an aggregate 300,000 shares of our common stock. These warrants are exercisable at $0.35 per share and expire in June 2021. The relative fair value of warrants issued resulted in $237,405 discount on the letter of credit.

 Pursuant to the terms of our line of credit, five line of credit holders exchanged their line of credit and accrued interest for notes and warrants on the terms offered in our 2015 Unit Offering totaling $283,571 (see Notes 4 and 5). With the exchange, these note holders received additional warrants to purchase an aggregate 515,583 of our common stock at an exercise price of $0.70 which expire June 1, 2018. The fair value of the warrants and the intrinsic value of the beneficial conversion feature resulted in an aggregate $283,571 recorded as a discount on convertible notes payable.

Warrants Issued Concurrently with One Year Convertible Notes

On July 8, 2016 we issued warrants to purchase an aggregate 400,000 shares of our common stock. These warrants are initially exercisable at $0.65 per share and expire July 8, 2021. The fair value of warrants issued resulted in $160,000 discount on the one year convertible note. Additionally, the exercise price of the stock purchase warrant may be adjusted downward in the event we sell our common stock or issue warrants at a lower price, other than through our 2015 Unit Offering. The warrant does not qualify for equity classification, therefore we have recognized the warrant as a derivative liability.

On December 30, 2016 we issued warrants to purchase an aggregate 400,000 shares of our common stock. These warrants are initially exercisable at $0.75 per share and expire December 30, 2021. The fair value of warrants issued resulted in $280,000 discount on the one year convertible note. Additionally, the exercise price of the stock purchase warrant may be adjusted downward in the event we sell our common stock or issue warrants at a lower price, other than through our 2015 Unit Offering. The warrant does not qualify for equity classification, therefore we have recognized the warrant as a derivative liability.

Warrants Issued Concurrently with Winter 2016 Unit Offering

On December 28, 2016 we issued warrants to purchase an aggregate 292,983 shares of our common stock to investors of our Winter 2016 Unit Offering (see Note 4). These warrants are initially exercisable at $0.70 per share and expire December 31, 2021. The fair value of warrants issued resulted in $167,000 discount on the convertible notes issued to the investors.

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Warrants Issued Concurrently with December/January Notes

During the year ended December 31, 2015, we issued warrants to purchase an aggregate 266,000 shares of our common stock to holders of our December/January notes (see Note 5). These warrants are exercisable at $0.30 per share and expire January 2020. The fair value of warrants totaled $133,000 and was recorded as interest expense.

We have certain warrants outstanding to purchase our common stock, at various prices, as described in the following table:

	Number of
	Shares	Price Range
Outstanding as of December 31, 2014	8,838,122	$0.125	-	1.00
Issued	12,693,395	0.30	-	0.45
Exercised	—	0.30	-	0.50
Expired	(7,752,079)	0.25	-	0.75
Outstanding as of December 31, 2015	13,779,438	$0.125	-	1.00
Prior year extensions	4,634,637		0.30
Issued	6,822,855	0.35	-	0.75
Exercised	(2,818,271)	0.25	-	0.40
Expired	(2,383,545)	0.55	-	0.75
Outstanding as of December 31, 2016	20,035,114	$0.125	-	1.00

To determine interest expense related to our outstanding warrants issued in conjunction with debt offerings, the fair value of each award grant is estimated on the date of grant using the Black-Scholes option-pricing model and the relative fair values are amortized over the life of the warrant. The determination of expense of warrants issued for services or settlement also uses the option-pricing model. The principal assumptions we used in applying this model were as follows:

	2015			2016
Risk free interest rate	.97	-	1.60%	.95	-	1.96%
Expected volatility	255	-	332%	301	-	315%
Expected dividend yield		-			-
Forfeiture rate		-			-
Expected life in years	3	-	5	3	-	5

The risk-free interest rate is based on U.S Treasury yields in effect at the time of grant. Expected volatilities are based on historical volatility of our common stock. The expected life in years is based on the contract term of the warrant.

Note 7. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses included the following:

	December 31,	December 31,
	2015	2016
Accounts payable	$174,539	$22,231
Payroll tax liability	137,500	137,500
Officer bonus	—	80,000
Accrued interest	12,944	40,372

Total Accounts Payable and Accrued Expenses	$324,983	$280,103

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The payroll tax liability is our estimate of payroll taxes due on the past services of independent contractors. We are currently attempting to reduce the liability to approximately $5,000 through the IRS Voluntary Classification Settlement Program.

On September 27, 2016, the board approved a $60,000 bonus for each of our Chief Executive and Chief Science Officers. As of December 31, 2016, $80,000 of this bonus remains to be paid. In January 2017, $40,000 was paid to each of our Chief Executive and Chief Science Officer.

Issuance of Common Stock in exchange for payment of payables

Payment of Officer Salaries

During 2015 we issued 738,837 shares of our common stock at a range of $0.35 - $0.36 per share in lieu of $309,975 of accrued and unpaid obligations to our officers. During 2016 we did not issue stock for service to our officers as their salaries were paid in cash.

Payment of Consultant Fees and Accrued Interest

During 2016, we issued 2,342,264 shares of our common stock at a range of $0.25 - $0.83 per share in lieu of $993,078 of accrued interest and accrued and unpaid obligations to consultants.

During 2015 we issued 631,643 shares of our common stock at a range of $0.35 - $0.36 per share in lieu of $360,364 of accrued interest and accrued and unpaid obligations to consultants.

All of these offerings and sales were made in reliance on the exemption from registration contained in Section 4(2) of the Securities Exchange Act and/or Regulation D promulgated thereunder as not involving a public offering of securities.

Note 8. Provision for Income Taxes

Given our historical losses from operations, income taxes have been limited to the minimum franchise tax assessed by the State of California.

At December 31, 2016, we had federal and California tax net operating loss carry-forwards of approximately $45 million. Due to changes in our ownership through various common stock issuances during 2002 and 2007, the utilization of net operating loss carry-forwards may be subject to annual limitations and discounts under provisions of the Internal Revenue Code. We have not conducted an analysis to determine the extent of any limitation. Such limitations could result in the permanent loss of a significant portion of the net operating loss carry-forwards. Additionally, net operating loss carry-forwards expire after 20 years. As such, ours will begin to expire in 2021. Realization of our deferred tax assets, which relate to operating loss carry-forwards and timing differences, is dependent on future earnings. The timing and amount of future earnings are uncertain and therefore we have established a 100% valuation allowance.

At December 31, 2016, our U.S. Federal and California State income tax returns related to the years 2012-2015 remain open to examination by tax authorities. However, given our history of net operating losses, as discussed above, the statute of limitations could remain open to examine years prior to 2007 for the year(s) in which net operating losses were originally incurred if/when we reach profitability and begin to utilize our net operating losses to offset taxable income.

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9. Noncontrolling Interest

Clyra

In May 2012, we formed a subsidiary for the purpose of marketing and selling medical products containing our technology, Clyra Medical Technology, Inc. (“Clyra”). Until December 17, 2012, this subsidiary was wholly-owned, with 7,500 shares issued to BioLargo, Inc. On December 17, 2012, Clyra issued 1,500 shares of Clyra common stock to a three member management team, one-third of which vested immediately, and the remaining over time. The shares granted to the three executives are restricted from transfer until a sale of the company, whether by means of a sale of its stock or substantially all of its assets, or otherwise by agreement of Clyra, BioLargo and the executives.

On December 30, 2015, Clyra sold 9,830 shares of its Series A Preferred Stock (“Preferred Shares”) to Sanatio Capital, LLC (“Sanatio”) for $750,000. This sale was made in reliance on the exemption from registration contained in Section 4(2) of the Securities Exchange Act and Regulation D promulgated thereunder as not involving a public offering of securities. As a result of the sale, Sanatio owns 40% of Clyra’s issued and outstanding shares, BioLargo owns 54%, and the remainder is owned by management.

As set forth in Clyra’s Amended and Restated Articles of Incorporation, Preferred Shares accrue an annual dividend of 8% for a period of five years. Although the dividends begin to accrue immediately, Clyra has no obligation to declare a dividend until a product of the company has received a premarket approval by the United States Federal Drug Administration (“FDA”), or for which a premarket notification pursuant to form 510(k) has been submitted and for which the FDA has given written clearance to market the product in the United States (either, “FDA Approval”). After FDA Approval, annually on December 20, and unless prohibited by California law governing distributions to stockholders, Clyra is required to declare and pay any accruing dividends to holders of Preferred Shares then accrued but unpaid. As the declaration and payment of such dividends is contingent on an uncertain future event, no liability has been recorded for the dividends. The accumulated and undeclared dividend balance as of December 31, 2016 is $60,000.

Holders of Preferred Shares are entitled to preferential payments in the event of a liquidation, dissolution or winding up of the company, in an amount equal to any accrued and unpaid dividends. After such preference, any remaining assets are distributed pro-rata between holders of Clyra common stock and Preferred Shares as if the Preferred Shares had converted to Clyra common stock. Holders of Preferred Shares may convert the shares to Clyra common stock initially on a one-to-one basis. The conversion formula is subject to change in the event Clyra sells stock at a lower price than the price paid by Sanatio.

In addition to the foregoing, Clyra entered into a consulting agreement with Beach House Consulting, LLC, through which Jack B. Strommen will be providing consulting services to the company. Mr. Strommen is the founder of Beach House Consulting, LLC. Mr. Strommen will be assisting the company in its sales and marketing activities once it has FDA Approval on a product, at which point the agreement provides that Mr. Strommen is to receive $23,438 per month for a period of four years. As of December 31, 2016, the Company has not presented any products to the FDA for FDA Approval.

For the year ended December 31, 2015 and 2016, Clyra generated no revenues and Clyra’s operations resulted in a net loss of $115,859 and $508,414.

Biolargo Maritime Solutions

The Company has an additional subsidiary, Biolargo Maritime Solutions, whereby if certain factors are met, a noncontrolling equity interest in this subsidiary has been pledged to its management.

Note 10. Subsequent Events

Management has evaluated subsequent events through the date of the filing of this Annual Report and management noted the following for disclosure.

BIOLARGO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Unit Offering

During the three months ended March 31, 2017, we received $125,000 and issued unsecured convertible promissory notes to five investors pursuant to our Unit Offering (see Note 5). The notes mature December 31, 2019, accrue interest at a rate of 12% per annum, and are convertible at the Unit price of $0.70. Each investor, for no additional consideration, received a Series A stock purchase warrant to purchase 219,298 shares of common stock. (See Note 7.)

Conversion of Notes due July 8, 2017

On January 13, 2017, the holders of the notes maturing July 8, 2017, in the aggregate principal amount of $280,000 (see Note 4), exercised their right to convert their notes into 640,889 shares of our common stock.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the securities being registered.

SEC Registration	$220
Legal Fees and Expenses*	$25,000
Accounting Fees*	$9,000
Miscellaneous*	$780
Total	$35,000

* Estimated.

Item 14. Indemnification of Directors and Officers.

As permitted by the Delaware general corporation law, we have included a provision in our certificate of incorporation to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of the director’s duty of loyalty to our company, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware general corporation law or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation also provides that our company shall, to the full extent permitted by section 145 of the Delaware general corporation law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

Item 15. Recent Sales of Unregistered Securities

Summer 2017 Private Securities Offering

On May 24, 2017, we commenced a private securities offering (titled the “Summer 2017 Unit Offering”) which offered the sale of $1,500,000 of “Units,” each Unit consisting of a convertible promissory note and stock purchase warrant. The promissory notes issued to investors thus far are convertible at $0.42 cents per share, mature June 20, 2020, and bear interest at the rate of 12% per annum on the amount invested. Any interest due will be paid quarterly in arrears in cash or shares of common stock. If paid by the issuance of common stock, interest is paid at a conversion price equal to the average closing price of the Company’s common stock over the 20 trading days prior to the interest payment due date. The principal amount of the note may be paid by the issuance of shares of common stock, or cash, upon maturity at the Company’s election.

When paid in shares, the number of shares to be issued shall be calculated by dividing the principal amount invested by the $0.42 conversion price. Promissory notes may be converted at any time by the investor, at maturity by the Company, or by the Company prior to maturity, so long as the following conditions are met: (i) the Shares issued as payment are registered with the SEC; and (ii) the Company’s common stock closes for ten consecutive trading days at or above three times the Unit price. In addition to the convertible promissory note, each investor received a warrant allowing for the purchase of the number of shares of BioLargo common stock equal to the investment amount divided by $0.42 (e.g., one warrant share for each share of common stock which the investor is eligible to receive through conversion of his original convertible note). The exercise price of the warrant is $0.65 per share of common stock and expire on June 20, 2022. The Company may “call” the warrants, requiring the investor to exercise their warrants within 30 days or forever lose the rights to do so, only if the following conditions have been met: (i) the underlying Shares are registered with the SEC and (ii) the Company’s common stock closes for 10 consecutive trading days at or above two times the exercise price.

During the three months ended December 31, 2017, we received an aggregate $32,500 from one investors and issued a convertible promissory note with a maturity date of June 20, 2020, convertible into our common stock at $0.42 per share. The investor, for no additional consideration, received a stock purchase warrant exercisable at $0.65 per share, which right terminates June 20, 2022. We issued warrants to purchase an aggregate 77,381 shares to the investor. On December 31, 2017, we lowered the conversion price on the notes issued to the investors in the Summer 2017 offering to $0.394 per share, and increased by 5,106 the number of shares available for purchase under the warrants issued to these two investors. The warrant exercise price did not change.

During the three months ended September 30, 2017, we received an aggregate $391,200 from seven investors and issued convertible promissory notes with a maturity date of June 20, 2020, convertible into our common stock at $0.42 per share. Each investor, for no additional consideration, received a stock purchase warrant exercisable at $0.65 per share, which right terminates June 20, 2022. We issued warrants to purchase an aggregate 931,429 shares to the investors. On December 31, 2017, we lowered the conversion price on the notes issued to the investors in the Summer 2017 offering to $0.394 per share, and increased by 61,465 the number of shares available for purchase under the warrants issued to these two investors. The warrant exercise price did not change.

During the three months ended June 30, 2017, we received an aggregate $100,000 from two investors and issued convertible promissory notes with a maturity date of June 20, 2020, convertible into our common stock at $0.42 per share. Each investor, for no additional consideration, received a stock purchase warrant exercisable at $0.65 per share, which right terminates June 20, 2022. We issued warrants to purchase an aggregate 238,096 shares to the two investors. On December 31, 2017, we lowered the conversion price on the notes issued to the investors in the Summer 2017 offering to $0.394 per share, and increased by 15,712 the number of shares available for purchase under the warrants issued to these two investors. The warrant exercise price did not change.

Winter 2016 Unit Offering

On December 27, 2016, we commenced a private offering (the “Winter 2016 Unit Offering”) which offered the sale of $600,000 of “Units,” each Unit consisting of a convertible promissory note and stock purchase warrant. The promissory notes issued to investors were convertible at $0.57 cents per share, mature December 31, 2019, and bear interest at the rate of 12% per annum on the amount invested. Any interest due will be paid quarterly in arrears in cash or shares of common stock. If paid by the issuance of common stock, interest is paid at a conversion price equal to the average closing price of the Company’s common stock over the 20 trading days prior to the interest payment due date. To date, the Company has paid $7,175 in interest in common stock. The principal amount of the note may be paid by the issuance of shares of common stock, or cash, upon maturity at the Company’s election.

When paid in shares, the number of shares to be issued shall be calculated by dividing the principal amount invested by the $0.57 conversion price. Promissory notes may be converted at any time by the investor, at maturity by the Company, or by the Company prior to maturity, so long as the following conditions are met: (i) the Shares issued as payment are registered with the SEC; and (ii) the Company’s common stock closes for ten consecutive trading days at or above three times the Unit price. In addition to the convertible promissory note, each investor received a warrant allowing for the purchase of the number of shares of BioLargo common stock equal to the investment amount divided by $0.57 (e.g., one warrant share for each share of common stock which the investor is eligible to receive through conversion of his original convertible note). The exercise price of the warrant is $0.70 per share of common stock and expire on December 31, 2021.

The Company may “call” the warrants, requiring the investor to exercise their warrants within 30 days or forever lose the rights to do so, only if the following conditions have been met: (i) the underlying Shares are registered with the SEC and (ii) the Company’s common stock closes for 10 consecutive trading days at or above two times the exercise price. The shares underlying the warrants contain “piggy back” registration rights for any registrations subsequent to this Form S-1. The offering terminated on January 13, 2017. In the aggregate, we received $292,000 in investments from six accredited investors, and issued warrants to purchase 512,281 shares of our common stock. Of these amounts, $167,000 was received and warrants to purchase 292,983 shares were issued in the year ended December 31, 2016.

2015 Unit Offering

During the three months ended September 30, 2016, we received an aggregate $1,405,000 and issued convertible promissory notes with a maturity date in June 1, 2018, which accrue interest at a rate of 12% per annum. Of the aggregate amount of notes issued, $358,333 are convertible in shares at $0.35 per share, and $1,046,667 are convertible into shares at $0.55 per share. Each investor, for no additional consideration, received a Series A stock purchase warrant which expires June 1, 2020. We issued Series A warrants in conjunction with these investments to purchase an aggregate 1,023,810 shares at $0.45 per share, and an aggregate 2,782,247 shares at $0.70 per share.

During the three months ended June 30, 2016, we received an aggregate $280,000 and issued convertible promissory notes with a maturity date in June 1, 2018, which accrue interest at a rate of 12% per annum, and are convertible into our common stock at $0.35 per share. Each investor, for no additional consideration, received a stock purchase warrant exercisable at $0.45 per share, which right terminates June 1, 2020. We issued warrants to purchase an aggregate 800,000 shares.

During the three months ended March 31, 2016, we received $255,000 and issued convertible promissory notes with a maturity date in June 1, 2018, which accrue interest at a rate of 12% per annum, and are convertible into our common stock at $0.35 per share. Each investor, for no additional consideration, received a stock purchase warrant exercisable at $0.45 per share, which right terminates three years after the date of issuance. We issued warrants to purchase an aggregate 728,571 shares.

During the three-month period ended December 31, 2015, we received $1,036,713 from 14 investors into our 2015 Unit Offering and issued convertible promissory notes with a maturity date in June 2018, which accrue interest at a rate of 12% per annum. Of these investments, one was accepted at a unit price of $0.25 per share, and thirteen at a unit price of $0.35 per share. Each noteholder, for no additional consideration, received a stock purchase that terminates June 1, 2020. We issued warrants to purchase an aggregate 2,962,037 shares; of that amount, a warrant to purchase 100,000 shares was issued at an exercise price of $0.40 per share, and the remaining warrants were issued at an exercise price of $0.45 per share.

In accordance with the terms of our 2015 Unit Offering (see Note 4), during the six-month period ended June 30, 2015, we received $645,000 and issued unsecured convertible promissory notes with a maturity date of June 1, 2018, which accrue interest at a rate of 12% per annum. Each investor, for no additional consideration, received a stock purchase warrant exercisable at $0.40 per share, which expires June 1, 2020. We issued warrants to purchase an aggregate 2,732,800 shares to investors and for commissions.

In addition to the cash commissions set forth in the following table paid to a registered broker-dealer, Series A Warrants to purchase an aggregate amount of 161,200 shares were issued to the registered broker-dealer as additional commissions.

Period	Number of Investors	Total Amount Invested	Commissions Paid	Unit Price	Face Amount of Unit Offering Notes	Shares Purchasable by Series A Warrants
Three-Month period ended Sept 30, 2015	1	$100,000	-0-	$0.35	$100,000	285,714
Three-Month period ended Sept 30, 2015	12	$890,000	-0-	$0.25	$890,000	3,560,000
Nine-Month period ended Sept 30, 2015	1	$100,000	-0-	$0.35	$100,000	285,714
Nine-Month period ended Sept 30, 2015	28	$1,535,000	$22,150	$0.25	$1,535,000	6,140,000

During the three-month period ended March 31, 2015, we received $230,000 and issued convertible promissory notes with a maturity date in June 1, 2018, which accrue interest at a rate of 12% per annum. Each investor, for no additional consideration, received a stock purchase warrant exercisable at $0.40 per share, which right terminates three years after the date of issuance. We issued warrants to purchase an aggregate 1,452,000 shares.

Conversions of 2015 Unit Offering

During the three months ended December 31, 2017, two investors in our 2015 Unit Offering exercised the right to convert promissory notes in the principal amount of $55,000, plus $785,75 interest, into 127,876 shares of our common stock.

During the three months ended September 30, 2017, two investors in our 2015 Unit Offering exercised the right to convert promissory notes in the principal amount of $26,250, plus $1,106 of interest, into 107,187 shares of our common stock.

During the three months ended June 30, 2017, an investor in our 2015 Unit Offering exercised the right to convert a promissory note in the principal amount of $130,000, plus $3,291of interest, into 378,767 shares of our common stock.

During the three months ended March 31, 2017, investors elected to convert an aggregate $120,000 principal amount promissory notes issued in our 2015 Unit Offering and accrued interest into 406,789 shares of our common stock.

During the three-month period ended December 31, 2016, pursuant to the terms of the 2015 Unit Offering, two investors elected to convert $249,833 of principal amount of outstanding notes payable, plus outstanding interest, into an aggregate 897,654 shares of our common stock.

During December 2015, pursuant to the terms of the 2015 Unit Offering, two investors elected to convert $64,559 of outstanding note payable into 258,236 shares of our common stock.

Stock Issued for Conversion of Promissory Notes

On January 13, 2017, the holders of convertible notes due July 8, 2017 exercised their right to convert their notes in aggregate principal amount of $280,000 into 640,889 shares of our common stock.

During the three-months ended September 30, 2016, we issued 1,341,301 shares of common stock per the request of noteholders’ to convert the principal balance and interest due on promissory notes totaling $352,566.

Stock for Payment of Interest

On September 21, 2015, we issued 113,566 shares of our common stock as payment of interest due on promissory notes.

On March 22, 2016, we issued 282,245 shares of common stock to holders of our 2015 Unit Offering notes, resulting in a weighted-average fair value of $99,492. These shares were issued as payment of accrued interest and is recorded as interest expense in our consolidated statement of operations.

On June 30, 2016, we issued 263,918 shares of common stock to holders of our 2015 Unit Offering notes, resulting in a weighted-average fair value of $114,363. These shares were issued as payment of accrued interest and is recorded as interest expense in our consolidated statement of operations.

On September 30, 2016, we issued 263,918 shares of common stock to holders of our 2015 Unit Offering notes, resulting in a weighted-average fair value of $114,363. These shares were issued as payment of accrued interest and is recorded as interest expense in our consolidated statement of operations.

On December 21, 2016, we issued 209,506 shares of our common stock to investors in our 2015 Unit Offering as payment for $146,870 of interest due on their promissory notes.

On March 21, 2017, we issued 310,404 shares of our common stock to investors in our 2015 Unit Offering as payment for $178,929 of interest due on their promissory notes.

On June 20, 2017, we issued 373,471 shares of common stock to holders of our convertible promissory notes. These shares were issued as payment of $158,267 in accrued interest at a price of $0.4235 per share, and is recorded as interest expense in our consolidated statement of operations.

On September 20, 2017, we issued 328,700 shares of common stock to holders of our convertible promissory notes. These shares were issued as payment of $160,899 in accrued interest at a price of $0.4895 per share, and is recorded as interest expense in our consolidated statement of operations.

On December 20, 2017, we issued 400,287 shares of common stock to holders of our convertible promissory notes. These shares were issued as payment of $165,900 in accrued interest at a price of $0.4145 per share, and is recorded as interest expense in our consolidated statement of operations.

Stock Issued for Conversion of Notes

During 2015, we issued 258,236 shares of our common stock to Noteholders in lieu of $64,559 of our note payables pursuant to the terms of the note payable.

Stock for Services

During the three months ended December 30, 2017, we issued 395,059 shares of common stock to eight consultants. The common stock was issued for services provided by consultants and is recorded in selling general and administrative expense in our consolidated statement of operations.

During the three months ended September 30, 2017, we issued 172,796 shares of common stock to five consultants. The common stock was issued for services provided by consultants and is recorded in selling general and administrative expense in our consolidated statement of operations.

During the three months ended June 30, 2017, we issued 98,496 shares of common stock to two consultants. The common stock was issued for services provided by consultants and is recorded in selling general and administrative expense in our consolidated statement of operations.

During the three months ended March 31, 2017, we issued 144,545 shares of our common stock to consultants for the provision of business development services.

On December 30, 2016, we issued 1,480,000 shares of our common stock as a result of the exercise of stock purchase warrants, which warrants were issued to one consultant for the provision of business development services.

On December 29, 2016, we issued 50,314 shares of our common stock to a company providing ongoing marketing and brand development services as payment for services totaling $36,000.

On October 14, 2016, we issued 22,594 shares of our common stock to a company providing ongoing investor relation services pursuant to certain contractual obligations.

During the three-months ended September 30, 2016, we issued 548,819 shares of common stock resulting in a weighted-average fair value of $201,574. The common stock was issued for business development services provided by consultants and is recorded in selling general and administrative expense in our consolidated statement of operations.

During the three-months ended June 30, 2016, we issued 548,819 shares of common stock resulting in a weighted-average fair value of $201,574. The common stock was issued for legal services, marketing and brand development services, office rent and business development services provided by consultants and is recorded in selling general and administrative expense in our consolidated statement of operations.

During the three-months ended March 31, 2016, we issued 198,124 shares of common stock resulting in a weighted-average fair value of $73,658. The common stock was issued for business development services provided by consultants and to employees and is recorded in selling general and administrative expense in our consolidated statement of operations.

On December 31, 2015, we issued 17,963 shares of our common stock to a company for the payment of office rent totaling $10,725. The agreement required we issue common stock at a rate of $0.60 per share. The stock price on the grant date was $0.50 per share.

On December 31, 2015, we issued 54,318 shares of our common stock to a company providing ongoing business development services as payment for services totaling $118,834. The agreement required we issue common stock at a rate of $0.53 per share. The stock price on the grant date was $0.50 per share.

On December 31, 2015, we issued 20,868 shares of our common stock to an officer in lieu of salary totaling $10,043 at a rate of $0.50 per share. The stock price on the grant date was $0.50 per share.

On September 30, 2015, we issued 30,718 shares of our common stock as payment for rent at a contract price based on rent due for the three prior months in the amount of $10,725, at a price of approximately $0.35 per share.

On September 22, 2015, we issued 150,000 shares of our common stock to the president of our BioLargo Water Canada subsidiary for services performed. The stock price on the grant date was $0.65 resulting in $97,500 of selling, general and administrative expense.

On June 30, 2015, we issued an aggregate 316,086 shares of our common stock, at $0.35 per share, to employees, officers and consultants in lieu of accrued and unpaid compensation and unreimbursed expenses.

On June 30, 2015, we issued 32,821 shares of our common stock as payment for rent at a contract price based on rent due for the three prior months in the amount of $11,250, at a price of $0.33 per share.

On April 20, 2015, we issued 100,000 shares to a consultant providing business development services, as well as an option to purchase 700,000 shares of common stock pursuant to our 2007 Equity Incentive Plan. The stock was issued at a price of $0.34 per share. The option exercise price was $0.40 per share, and the shares vest over 10 months.

During the three-month period ended March 31, 2015 we issued an aggregate 281,978 shares of our common stock, at $0.36 per share, to our Chief Executive Officer, Chief Technology Officer and our Secretary in lieu of accrued and unpaid compensation and unreimbursed expenses totaling $100,102.

During the three-month periods ended March 31, 2015 we issued an aggregate 30,761 shares of our common stock to third party vendors for supplies and business services, at $0.36 per share, in lieu of accrued and unpaid obligations totaling $10,725.

All of these offerings and sales were made in reliance on the exemption from registration contained in Section 4(2) of the Securities Exchange Act and/or Regulation D promulgated thereunder as not involving a public offering of securities.

Issuance of Stock Options in exchange for payment of payables

On December 31, 2017, we issued options to purchase 173,708 shares of our common stock at an exercise price of $0.39 per share to certain members of our board of directors, in lieu of $67,500 in fees, and options to purchase 163,451 shares of our common stock at an exercise price of $0.39 per share to vendors per an agreement and in lieu of accrued and unpaid fees totaling $35,922.

On September 30, 2017, we issued options to purchase 276,671 shares of our common stock at an exercise price of $0.51 per share to certain members of our board of directors, in lieu of $67,500 in fees, and to vendors per an agreement and in lieu of accrued and unpaid fees totaling $45,402.

On June 30, 2017, we issued options to purchase 237,353 shares of our common stock at an exercise price of $0.43 per share to our board of directors, in lieu of $62,500 in fees, and to vendors in lieu or accrued and unpaid fees $26,374.

On September 30, 2016, we issued options to purchase 162,406 shares of our common stock at an exercise price of $0.45 per share to our board of directors and vendors in satisfaction of accrued and unpaid obligations totaling $109,002 recorded as selling, general and administrative expenses.

On June 30, 2016, we issued options to purchase 162,406 shares of our common stock at an exercise price of $0.45 per share to our board of directors and vendors in satisfaction of accrued and unpaid obligations totaling $109,002 recorded as selling, general and administrative expenses.

On June 20, 2016, we recorded the issuance of options to purchase an aggregate 40,000 shares of our common stock to the non-employee members of our Board of Directors, pursuant to the terms of the 2007 Equity Plan which calls for an annual automatic issuance. The exercise price of $0.45 equals the price of our common stock on the grant date.

On March 31, 2016, we issued options to purchase 263,523 shares of our common stock at an exercise price of $0.33 per share to our board of directors, in satisfaction of $67,500 in fees, and to a vendor in satisfaction of $12,975 in fees. The weighted-average fair value of these options totaled $86,963 and is recorded as selling, general and administrative expenses.

On June 29, 2015, we issued Options to purchase 411,000 shares of our common stock at an exercise price of $0.35 per share to members of our board of directors, certain vendors and consultants, in lieu of $95,900 in accrued and unpaid fees, pursuant to our an “accounts payable” conversion plan adopted by our Board of Directors.

On March 31, 2015, we issued Options to purchase 577,818 shares of our common stock at an exercise price of $0.355 per share to members of our board of directors, certain vendors and consultants, in lieu of $136,750 in accrued and unpaid fees, pursuant to our an “accounts payable” conversion plan adopted by our Board of Directors.

One-Year Convertible Notes

On July 8, 2016, we received $250,000 and issued convertible promissory notes (convertible at $0.45 per share) with a maturity date of December 1, 2017 to two accredited investors’ in the aggregate principal amount of $280,000. Interest is charged upon issuance at 3% per annum. We also issued to the investors’ stock purchase warrants to purchase an aggregate 400,000 shares exercisable at $0.65 per share, which expire five years from the date of grant. We are required to include the shares underlying the warrants in any subsequent registration statement (piggy back registration rights). Additionally, the exercise price of the stock purchase warrant may be adjusted downward in the event we sell our common stock or issue warrants at a lower price, other than through our 2015 Unit Offering. This issuance is separate and distinct from the “Winter 2016 Unit Offering” we describe herein.

Conversion of Line of Credit

On September 17, 2016, investors holding $250,000 of the line of credit converted their line of credit plus accrued interest of $33,571 into convertible promissory notes totaling $283,571 on the same terms and notes issued in the 2015 Unit Offering, convertible at $0.55 per share, with the exception that these newly issued notes mature June 17, 2019, rather than June 1, 2018. Additionally, the investors received a Series A stock purchase warrant to purchase 515,583 shares of our common stock at an exercise price of $0.70 per share. (See Note 6).

Stock Issued Pursuant to Warrant Exercise

During the three-months ended September 30, 2016, we issued 1,150,000 shares of our common stock and in exchange we received proceeds totaling $355,000 from the exercise of stock purchase warrants.

 Line of Credit

On June 6, 2016, we received $300,000 pursuant to a line of credit, accruing interest at a rate of 18% per annum, for which we have pledged our inventory and accounts receivable as collateral. The line of credit may be repaid following six-months from the date of issuance or at the maturity date December 1, 2017.

Each investor, for no additional consideration, received a warrant. (See Note 6.) The warrant allows for the purchase of the number of common shares equal to the investment amount. (e.g., one warrant share for dollar of letter of credit). We issued warrants to purchase an aggregate 300,000 shares of our common stock. These warrants are exercisable at $0.35 per share and expire June 2021. The intrinsic and relative fair value of warrants issued resulted in $237,405 discount on the letter of credit.

Clyra Medical Technologies Investment

On December 30, 2015, our subsidiary, Clyra Medical Technologies, Inc. (“Clyra”), sold 9,830 shares of its Series A Preferred Stock (“Preferred Shares”) to Sanatio Capital, LLC (“Sanatio”) for $750,000. Sanatio is beneficially owned by Jack B. Strommen. This sale was made in reliance on the exemption from registration contained in Section 4(2) of the Securities Exchange Act and Regulation D promulgated thereunder as not involving a public offering of securities. As a result of the sale, Sanatio owns 40% of Clyra’s issued and outstanding shares, BioLargo owns 54%, and the remainder is owned by management.

As set forth in Clyra's Amended and Restated Articles of Incorporation, Preferred Shares accrue an annual dividend of 8% for a period of five years. Although the dividends begin to accrue immediately, Clyra has no obligation to declare a dividend until a product of the company has received a premarket approval by the United States Federal Drug Administration (“FDA”), or for which a premarket notification pursuant to form 510(k) has been submitted and for which the FDA has given written clearance to market the product in the United States (either, “FDA Approval”). After FDA Approval, annually on December 20, and unless prohibited by California law governing distributions to shareholders, Clyra is required to declare and pay in cash any accruing dividends to holders of Preferred Shares then accrued but unpaid.

Holders of Preferred Shares are entitled to preferential payments in the event of a liquidation, dissolution or winding up of the company, in an amount equal to any accrued and unpaid dividends. After such preference, any remaining assets are distributed pro-rata between holders of Common Stock and Preferred Shares as if the Preferred Shares had converted to Common Stock. Holders of Preferred Shares may convert the shares to common stock initially on a one-to-one basis. The conversion formula is subject to change in the event Clyra sells stock at a lower price than the price paid by Sanatio.

Clyra Offering

On February 1, 2015, an investor in the Clyra 2014 offering exchanged 25 shares of Clyra stock for 100,000 shares of BioLargo common stock.

During the three-month period ended September 30, 2015, we issued 1,240,000 shares of common stock to six investors in the Clyra 2014 offering, in exchange for 310 shares of Clyra common stock previously purchased by the investors for $310,000.

On June 30, 2015, we issued 300,000 shares of common stock to two investors in the Clyra 2014 offering, in exchange for 75 shares of Clyra common stock previously purchased by the investors for $75,000.

Conversion of Notes

Prior to September 30, 2015, each of our December/January noteholders’ exchanged their note for a convertible note and Series A warrant on the terms offered in our 2015 Unit Offering (see Note 4), such that the original notes totaling $330,000 and accrued interest totaling $38,270 were cancelled and we issued new convertible promissory notes totaling $368,270 with an expiration date of June 1, 2018.

On September 30, 2015, the holder of our line of credit converted the outstanding balance on the line of credit for a convertible promissory note and Series A warrant on the terms offered in our 2015 Unit Offering (see Note 4), such that the original line of credit totaling $50,000 and accrued fees and interest totaling $8,530, were canceled and we issued a new convertible promissory note totaling $58,530 with an expiration date of June 1, 2018. In addition, we issued a Series A stock purchase warrant to the holder allowing the holder to purchase 234,120 shares of our common stock.

Summer 2014 Offering

During September 2015, three investors of our Summer 2014 Offering chose to exchange their investment for a convertible promissory note and Series A warrant on the terms offered in our 2015 Unit Offering (see Note 4). The total investment exchanged totaled $105,000 and we issued new convertible promissory notes totaling $105,000, each with an expiration date of June 1, 2018. In addition, we issued a Series A stock purchase warrant to the investors allowing the purchase of an aggregate 420,000 shares of our common stock

Pursuant to a private offering of our common stock at a price of $0.40 per share (“Summer 2014 Offering”) that commenced on June 25, 2014, we sold 455,500 shares of our common stock to six accredited investors, and received gross and net proceeds of $182,000 and $162,000, respectively. Fees related to this offering consisted of $20,000 cash payments and the issuance of 4,688 shares of our common stock at an exercise price of $0.40 per share. The share price on the grant date was $0.47 resulting in additional expense of $328.

Options issued outside of the 2007 Equity Plan during the nine months ended September 30, 2014 are:

Date		Term	Option Shares	Exercise price	Stock price on grant date	Fair Value	Expense
September 29, 2014	(1)	10	143,617	$0.47	$0.47	$67,500	$67,500

September 29, 2014	(2)	10	193,511	0.47	0.47	90,950	90,950

June 24, 2014	(3)	10	103,847	0.65	0.65	67,501	67,501

June 24, 2014	(4)	10	148,848	0.65	0.65	96,750	96,750

March 31, 2014	(5)	10	156,888	0.43	0.43	67,461	67,461

March 31, 2014	(6)	10	78,488	0.43	0.43	33,750	33,750

February 20, 2014	(7)	10	40,000	0.35	0.35	14,000	14,000

Total			865,199			$437,912	$437,912

(1)	We issued options to purchase shares of our common stock to our board of directors in lieu of $45,000 in accrued and unpaid fees.

(2)	We issued options to purchase shares of our common stock to vendors in lieu of $67,500 in accrued and unpaid fees.

(3)	We issued options to purchase shares of our common stock to our board of directors in lieu of $45,000 in accrued and unpaid fees.

(4)	We issued options to purchase shares of our common stock to vendors in lieu of $64,500 in accrued and unpaid fees.

(5)	We issued options to purchase shares of our common stock to our board of directors, in lieu of $45,000 in accrued and unpaid fees.

(6)	We issued options to purchase shares of our common stock to a vendor, in lieu of $22,500 in accrued and unpaid fees.

(7)

On February 20, 2014, we issued options to purchase 40,000 shares of our common stock at an exercise price of $0.35 per share, set to expire February 20, 2024, and to vest over the term of the agreement. The fair value of the Options totaled $14,000 of additional selling, general and administrative expenses.

Summer 2014 Private Securities Offering

Pursuant to a private offering of our common stock at a price of $0.40 per share (“Summer 2014 Offering”) that commenced on June 25, 2014 through December 31, 2014, we sold 717,500 shares of our common stock to ten accredited investors, and received gross and net proceeds of $287,000 and $267,000, respectively. Fees related to this offering consisted of $20,000 cash payments and the issuance of 10,764 shares of our common stock at an exercise price of $0.40 per share.

Each purchaser of stock will receive, for no additional consideration, a stock purchase warrant which entitles the holder to purchase a number of additional shares of our common stock equal to the number of shares originally purchased. The warrant is exercisable at $0.75 per share, will expire on July 31, 2019, and is subject to a call provision in the event (i) the closing price of the Common Stock for each of twenty (20) consecutive business days, exceeds $1.50 per share (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the date of issuance of this Warrant), (ii) the Restricted Stock is subject to resale pursuant to 17 C.F.R. 230.144 (“Rule 144”) or pursuant to any other exemption from registration under to the Securities Act of 1933, as amended and (iii) the Shares underlying the Warrant are registered with the SEC.

December 2014 Note Offering

In December 2014, we received $200,000 and issued convertible promissory notes with a maturity date in December 2015, which accrue interest at a rate of 12% per annum. Each noteholder, for no additional consideration, received a stock purchase warrant exercisable at $0.30 per share, which right terminates three years after the date of issuance. We issued warrants to purchase an aggregate 350,000 shares. Each noteholder may exchange the note for the securities offered in our current private securities offering.

In January 2015, we received $133,000 and issued convertible promissory notes each with a one-year maturity date, which accrue interest at a rate of 12% per annum. Each noteholder, for no additional consideration, received a stock purchase warrant exercisable at $0.30 per share, which terminates three years after the date of issuance. We issued warrants to purchase an aggregate 366,000 shares. The fair value of the warrants and the intrinsic value of the beneficial conversion feature resulted in a $130,000 discount on the convertible note payables. Each noteholder may exchange the note for the securities offered in our current private securities offering.

Item 16. Exhibits.

Incorporated by Reference Herein
Exhibit Number	Exhibit Description	Form	File Date
3.1	Bylaws of BioLargo, Inc., as amended and restated	Form 10-KSB	5/23/2003
3.2	Certificate of Designations of BioLargo, Inc. creating Series A Preferred Stock	Form 10-KSB	11/16/2004
3.3	Amended and Restated Certificate of Incorporation for BioLargo, Inc. filed March 16, 2007	Form 10-KSB	5/4/2007
4.1	BioLargo, Inc. 2007 Equity Incentive Plan	Form 10-QSB	11/19/2007
4.2	Amendment No. 1 to BioLargo 2007 Equity Incentive Plan	Def 14C (Exhibit A)	5/2/2011
4.3	Stock Option dated April 9, 2012 issued to Chief Financial Officer Charles K. Dargan II.	Form 8-K	4/10/2012
4.4	Stock Option dated July 17, 2013 issued to Chief Financial Officer Charles K. Dargan II.J10	Form 8-K	7/18/2013
4.5	Stock Option dated June 23, 2014 issued to Chief Financial Officer Charles K. Dargan II.	Form 8-K	6/25/2014
4.6	Form of Warrant issued in Summer 2014 Offering	Form 10-Q	8/15/2014
4.7	Form of Convertible Promissory Note issued in 2015 Unit Offering	Form 10-K	3/31/2015
4.8	Form of Series A Stock Purchase Warrant issued in 2015 Unit Offering	Form 10-K	3/31/2015
4.9	Form of Stock Options issued in exchange for reduction in accounts payable.	Form 10-K	3/31/2015
4.10	Form of Warrant issued in Summer 2013 Offering	Form 10-K	3/31/2015
4.11	$50,000 Line of Credit dated November 19, 2013	Form 10-K	3/31/2015
4.12	Form of Clyra Warrant issued in Clyra Spring 2014 Offering	Form 10-K	3/31/2015
4.13	Form of BioLargo Warrant issued in Clyra Spring 2014 Offering	Form 10-K	3/31/2015
4.14	Form of December/January Notes issued in December 2014/January 2015	Form 10-K	3/31/2015
4.15	Form of Warrant issued to December 2014/January 2015 noteholders	Form 10-K	3/31/2015
4.16	Stock Option dated September 29, 2015 issued to Chief Financial Officer Charles K. Dargan II.	Form 8-K	10/2/2015

4.17	Amended and Restated Articles of Incorporation of Clyra Medical Technologies, Inc.	Form 8-K	1/6/2016
4.18	BioLargo, Inc. Investors’ Rights Agreement dated December 30, 2015, as a shareholder of Clyra Medical Technologies, Inc.	Form 8-K	1/6/2016
4.19	Stock purchase warrant issued with Line of Credit in June 2016	Form 10-Q	8/15/2016
4.20	Form of Note issued to One Year Note holder in July 2016	Form 10-Q	8/15/2016
4.21	Form of Warrant issued to One Year Note holder in July 2016	Form 10-Q	8/15/2016
4.22	Securities Purchase Agreement (One Year Note Holder) dated July 8, 2016	Form 10-Q	11/14/2016
4.23	Form of Note Issued in Winter 2016 Unit Offering	Form S-1	1/25/2017
4.24	Form of Warrant Issued in Winter 2016 Unit Offering	Form S-1	1/25/2017
4.25	Form of Note issued to One Year Note holder dated December 30, 2016	Form S-1	1/25/2017
4.26	Form of Warrant issued to One Year Note holder dated December 30, 2016	Form S-1	1/25/2017
4.27	Stock Option dated February 10, 2017 issued to Chief Financial Officer Charles K. Dargan II.	Form 8-K	2/14/2017
4.28	$300,000 Line of Credit issued June 2016	Form 10-K	3/30/2017
4.29	Option to purchase common stock issued to Dennis P. Calvert dated May 2, 2017	Form 8-K	5/4/2017
4.30	Form of Note issued in Summer 2017 Offering	Form 10-Q	8/14/2017
4.31	Form of Warrant issued in Summer 2017 Offering	Form 10-Q	8/14/2017
4.32	Form of One-Year Note issued July 2017	Form 10-Q	8/14/2017
4.33	Form of Warrant issued to One-Year Noteholder July 2017	Form 10-Q	8/14/2017
4.34	Two-year Note in face amount of $440,000 issued July 2017	Form 10-Q	8/14/2017
4.35	Securities Purchase Agreement, dated as of December 14, 2017 by and between BioLargo, Inc. and Vista Capital Investments, LLC.	Form 8-K	12/22/2017
4.36	Registration Rights Agreement, dated as of December 14, 2017, by and between BioLargo, Inc. and Vista Capital Investments, LLC.	Form 8-K	12/22/2017
4.37	Note, dated as of December 14, 2017, by and between BioLargo, Inc. and Vista Capital Investments, LLC.	Form 8-K	12/22/2017
4.38	Amendment, dated as of December 18, 2017, by and between BioLargo, Inc. and Vista Capital Investments, LLC.	Form 8-K	12/22/2017
4.39	Stock Option dated December 31, 2017, issued to Chief Financial Officer Charles K. Dargan II	Form 8-K	1/3/2018
5.1*	Legal Opinion of Wilson & Oskam, LLP
10.1†	Employment Agreement dated as of April 30, 2007 between the Company and Kenneth R. Code	Form 10-KSB	5/4/2007
10.2†	Employment Agreement dated as of January 1, 2008 between BioLargo, Inc. and Joseph L. Provenzano	Form 8-K	1/16/2008
10.3†	Engagement Agreement dated February 1, 2008 between BioLargo, Inc. and Charles K. Dargan, II	Form 8-K	2/4/2008
10.4†	February 1, 2010 extension to Engagement Extension Agreement with Charles K. Dargan, II.	Form 8-K	2/5/2010
10.5†	February 1, 2011 extension to Engagement Extension Agreement with Charles K. Dargan, II.	Form 8-K	3/23/2011
10.6†	Amendment to the April 30, 2007 Employment Agreement between the Company and Kenneth R. Code	Form 8-K	12/31/2012
10.7	Commercial Lease Agreement for 3500 Garry Avenue, Santa Ana CA 92704	Form 8-K	5/2/2013
10.8†	July 17, 2013 extension to Engagement Extension Agreement with Charles K. Dargan, II.	Form 8-K	7/18/2013
10.9†	June 23, 2014 extension to Engagement Extension Agreement with Charles K. Dargan, II.	Form 8-K	6/25/2014
10.10	License Agreement with Insultech Manufacturing LLC dba Clarion Water	Form 10-Q	8/15/2014

10.11†	September 29, 2015 extension to Engagement Extension Agreement with Charles K. Dargan, II.	Form 8-K	10/2/2015
10.12	License Agreement between Clyra Medical Technologies, Inc., dated December 17, 2012	Form 8-K	1/6/2016
10.13	December 30, 2015 amendment to License Agreement with Clyra Medical Technologies, Inc.	Form 8-K	1/6/2016
10.14	Consulting Agreement dated December 30, 2015 with Beach House Consulting LLC	Form 8-K	1/6/2016
10.15	Commercial Office Lease Agreement for 14921 Chestnut St., Westminster, CA 92683	Form 8-K	8/24/2016
10.16†	February 10, 2017 extension to Engagement Extension Agreement with Charles K. Dargan, II.	Form 8-K	2/14/2017
10.17†	Employment Agreement with Dennis P. Calvert dated May 2, 2017.	Form 8-K	5/4/2017
10.18†	Lock-Up Agreement with Dennis P. Calvert dated April 30, 2017	Form 8-K	5/4/2017
10.19†	Lock-Up Agreement with Dennis P. Calvert dated May 2, 2017.	Form 8-K	5/4/2017
10.20	Purchase Agreement, dated as of August 25, 2017 by and between BioLargo, Inc. and Lincoln Park Capital Fund, LLC	Form 8-K	8/31/2017
10.21	Registration Rights Agreement, dated as of August 25, 2017, by and between BioLargo, Inc. and Lincoln Park Capital Fund, LLC	Form 8-K	8/31/2017
10.22	Commercial Office Lease Agreement for Oak Ridge Tennessee	Form 8-K	9/8/2017
10.23	Form of Employment Agreement for Engineering Subsidiary	Form 8-K	9/8/2017
10.24	Form of Option issued to founding employees of Engineering subsidiary	Form 8-K	9/8/2017
10.25†	Engagement Agreement extension dated December 31, 2017, between BioLargo, Inc. and Charles K. Dargan, II	Form 8-K	1/3/2018
10.26	Securities Purchase Agreement dated January 16, 2018, with FirstFire	Form S-1	1/16/2018
10.27	Registration Rights Agreement dated January 16, 2018, with FirstFire	Form S-1	1/16/2018
10.28	Convertible Note dated January 16, 2018, with FirstFire	Form S-1	1/16/2018
21.1*	List of Subsidiaries of the Registrant.
23.1*	Consent of Haskell & White LLP.

* Filed herewith.

† Management contract or compensatory plan, contract or arrangement.

Item 17. Undertakings.

The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Westminster, State of California, on February 8, 2018.

BioLargo, Inc.

By: /s/ Dennis P. Calvert
Dennis P. Calvert
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dennis P. Calvert	Chief Executive Officer, President, Chairman, Director	February 8, 2018
Dennis P. Calvert

/s/ Charles K. Dargan II	Chief Financial Officer (principal financial officer and principal accounting officer)	February 8, 2018
Charles K. Dargan II

/s/ Kenneth R. Code*	Chief Science Officer, Director	February 8, 2018
Kenneth R. Code

/s/ Joseph L. Provenzano*	Executive Vice President, Corporate Secretary, Director	February 8, 2018
Joseph L. Provenzano

/s/ Jack B. Strommen*	Director	February 8, 2018
Jack B. Strommen

/s/ Dennis E. Marshall*	Director	February 8, 2018
Dennis E. Marshall

/s/ Kent C. Roberts III*	Director	February 8, 2018
Kent C. Roberts III

/s/ John S. Runyan*	Director	February 8, 2018
John S. Runyan

* By Dennis P. Calvert, Attorney-in-fact		February 8, 2018